As filed with the Securities and Exchange Commission on March 16, 2020

Registration No. 333-236469

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4/A
PRE-EFFECTIVE AMENDMENT NO. 1 TO THE
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHFIELD BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	6712	80-0882592
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

Steven M. Klein
President and Chief Executive Officer
581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Agent for Service)

Copies to:

Ned Quint, Esq.	Jay L. Hack, Esq.
Scott Brown, Esq.	Gallet Dreyer & Berkey, LLP
Eric Luse, Esq.	845 Third Avenue
Luse Gorman, PC	New York, New York 10022
5335 Wisconsin Avenue, NW, Suite 780
Washington, D.C. 20015
Phone: (202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	3,936,621 shares(1)	N/A	$61,849,367(2)	$8,029(3)

(1)	Represents the estimated maximum number of shares of Northfield Bancorp, Inc. common stock to be issuable upon the completion of the merger described in the proxy statement/prospectus contained herein. This number is based on the number of shares of VSB Bancorp, Inc. common stock outstanding and reserved for issuance under various plans as of February 14, 2020, and the assumed exchange of such shares for 2.0463 shares of Northfield Bancorp, Inc. common stock, pursuant to the terms of the Agreement and Plan of Merger dated December 23, 2019, by and between Northfield Bancorp, Inc. and VSB Bancorp, Inc., which is attached to the proxy statement/prospectus as Appendix A. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $32.15, the market value of the common stock of VSB Bancorp, Inc. to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c), multiplied by the total number of shares of common stock of VSB Bancorp, Inc. that may be received by the registrant and/or cancelled upon consummation of the merger.
(3)	Previously paid. Computed in accordance with Rule 457(f) under the Securities Act by multiplying 0.0001298 by the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

MERGER PROPOSAL

YOUR VOTE IS IMPORTANT

Dear Fellow Shareholder:

On December 20, 2019, the board of directors of VSB Bancorp, Inc. (which we refer to as “VSB Bancorp”) unanimously adopted a merger agreement between VSB Bancorp and Northfield Bancorp, Inc. (which we refer to as “Northfield Bancorp”). VSB Bancorp is holding a special meeting of its shareholders to vote on the merger between VSB Bancorp and Northfield Bancorp. If the merger agreement is adopted and the merger is subsequently completed, VSB Bancorp will merge with and into Northfield Bancorp, VSB Bancorp’s separate corporate existence will cease and Northfield Bancorp will continue as the surviving corporation.

Under the terms of the merger agreement, each outstanding share of VSB Bancorp common stock will be converted into the right between 1.8514 shares of Northfield Bancorp common stock and 2.0463 shares of Northfield Bancorp common stock, as determined by dividing (rounded to the fourth decimal place) $33.30 by Northfield Bancorp’s average stock price for a ten-day period ending on the fifth business day prior to the closing of the merger. However, if the average stock price is greater than $17.99, then the exchange ratio will be 1.8514, and if the average stock price is less than $16.27, then the exchange ratio will be 2.0463. Based on an average price of $17.13, which was the ten-day average closing stock price of Northfield Bancorp common stock as of December 20, 2019, which was the last trading date preceding the public announcement of the proposed merger, the merger consideration would have been 1.9440 shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock. As of                               , the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, the ten-day average closing stock price of Northfield Bancorp common stock was $         , resulting in merger consideration of                       shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock.

The common stock of Northfield Bancorp trades on the Nasdaq Global Select Market under the symbol “NFBK.” The common stock of VSB Bancorp trades on the OTCQX Best Market under the symbol “VSBN.” The market price of both Northfield Bancorp common stock and VSB Bancorp common stock will fluctuate before the completion of the merger. Therefore, we urge you to obtain current market quotations for Northfield Bancorp common stock and VSB Bancorp common stock before you decide how to vote on the merger proposal.

The maximum number of shares of Northfield Bancorp common stock estimated to be issuable upon completion of the merger is 3,936,621. Following the completion of the merger, former VSB Bancorp shareholders will hold up to approximately 7.4% of Northfield Bancorp’s common stock.

VSB Bancorp has the right to terminate the merger agreement if the average closing price of Northfield Bancorp common stock calculated to determine the merger consideration prior to the closing (1) is less than $14.56 and (2) decreases by more than 15% relative to the SNL Small Cap U.S. Bank and Thrift Index since the date of the merger agreement. If VSB Bancorp elects to exercise this termination right, then Northfield Bancorp has the option to override the proposed termination by increasing the exchange ratio to a level that would eliminate the effects of either of the two requirements of this termination right.

Your board of directors has unanimously determined that the merger agreement and the merger are in the best interests of VSB Bancorp and its shareholders and unanimously recommends that you vote “FOR” adoption of the merger agreement and the merger. The merger cannot be completed unless holders of a majority of the issued and outstanding shares of common stock of VSB Bancorp vote to adopt the merger agreement and the merger. Whether or not you plan to attend the special meeting of shareholders, please vote by completing the enclosed proxy card and mailing it in the enclosed envelope. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted “FOR” adoption of the merger agreement and the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement and the merger. You may also vote by telephone or Internet as indicated on the proxy card. If you fail to vote, or you do not instruct your broker how to vote any shares held for you in “street name,” it will have the same effect as voting “AGAINST” the merger agreement and the merger, but it will have no effect on the proposal to adjourn the special meeting.

This document, which we refer to as the Proxy Statement/Prospectus, is being delivered to VSB Bancorp shareholders as Northfield Bancorp’s prospectus for its offering of common stock in connection with the merger, and as a proxy statement for the solicitation of proxies from VSB Bancorp shareholders to vote for the adoption of the merger agreement and the merger.

The Proxy Statement/Prospectus provides you with detailed information about the proposed merger. It also contains or references information about Northfield Bancorp and VSB Bancorp and related matters. You are encouraged to read this document carefully. In particular, you should read the “Risk Factors” section beginning on page 12 for a discussion of the risks you should consider in evaluating the proposed merger and how it will affect you.

VSB Bancorp shareholders are entitled to exercise dissenters’ rights with respect to the merger under Section 910 of the New York Business Corporation Law (which we refer to as the “NYBCL”). Any VSB Bancorp shareholder who wishes to exercise dissenters’ rights must strictly comply with the procedures set forth in Sections 623 and 910 of the NYBCL, a copy of which is included as Appendix C to the Proxy Statement/Prospectus. A description of these procedures is included in the section of the Proxy Statement/Prospectus entitled “Dissenters’ Rights.”

Your vote is important and I urge you to cast it promptly.

Sincerely,

Raffaele M. Branca
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued under this Proxy Statement/Prospectus or determined if this Proxy Statement/Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities we are offering through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Proxy Statement/Prospectus dated [document date]
and first mailed to shareholders on or about [mailing date]

REFERENCES TO ADDITIONAL INFORMATION

Northfield Bancorp files annual, quarterly and special reports, proxy statements and other business and financial information electronically with the Securities and Exchange Commission (which we refer to as the “SEC”). The SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain these documents, free of charge, from Northfield Bancorp at www.enorthfield.com under the “Investor Relations” tab and then under “SEC Filings.”

Northfield Bancorp has filed a registration statement on Form S-4 to register with the SEC up to 3,936,621 shares of Northfield Bancorp common stock. This Proxy Statement/Prospectus is a part of that registration statement. As permitted by SEC rules, this Proxy Statement/Prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. Statements contained in this document as to the contents of any contract or other documents referred to in this Proxy Statement/Prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. This Proxy Statement/Prospectus incorporates by reference documents that Northfield Bancorp has previously filed with the SEC. Such documents contain important information about it and its financial condition. See “Where You Can Find More Information” on page 73. These documents are available without charge to you upon written or oral request to Northfield Bancorp at the following address and telephone number:

Northfield Bancorp
581 Main Street
Suite 810
Woodbridge, New Jersey 07095
Attention: Investor Relations Department
Telephone: (732) 499-7200 ext. 2515

To obtain timely delivery of these documents, you must request the information no later than April 21, 2020 in order to receive them before VSB Bancorp’s special meeting of shareholders.

This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

You should rely only on the information contained in, or incorporated by reference into, this Proxy Statement/Prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated [document date], and you should assume that the information in this Proxy Statement/Prospectus is accurate only as of such date unless the information specifically indicates that another date applies.

VSB BANCORP, INC.
4142 Hylan Boulevard
Staten Island, New York 10308

NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 28, 2020

NOTICE IS HEREBY GIVEN that a special meeting of the shareholders of VSB Bancorp, Inc. will be held at Victory State Bank, 4142 Hylan Boulevard Staten Island, New York 10308 at 5:00 p.m., local time, on April 28, 2020:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of December 23, 2019, by and between Northfield Bancorp, Inc. and VSB Bancorp, Inc. (which we refer to as the “Merger Agreement”), and the transactions contemplated by that agreement, pursuant to which VSB Bancorp, Inc. will merge with and into Northfield Bancorp, Inc. (which we refer to as the “Merger”);
2.	To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement and to approve the Merger; and
3.	To transact any other business that may properly come before the special meeting or any adjournment or postponement thereof.

The Merger is described in more detail in this Proxy Statement/Prospectus, which you should read carefully in its entirety before voting. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus. Only VSB Bancorp, Inc. shareholders of record as of the close of business on March 13, 2020 are entitled to notice of and to vote at the special meeting of shareholders or any adjournments of the special meeting.

To ensure your representation at the special meeting of shareholders, please follow the voting procedures described in the accompanying Proxy Statement/Prospectus and on the enclosed proxy card. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted by following the instructions provided in the Proxy Statement/Prospectus. If your stock is held by a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement/Prospectus.

BY ORDER OF THE BOARD OF DIRECTORS

Joan Nerlino Caddell
Corporate Secretary
Staten Island, New York
[document date]

VSB BANCORP, INC.’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL DESCRIBED ABOVE.

DO NOT SEND STOCK CERTIFICATES WITH THE PROXY CARD. YOU WILL RECEIVE A LETTER OF TRANSMITTAL WITH INSTRUCTIONS FOR DELIVERING YOUR STOCK CERTIFICATES UNDER SEPARATE COVER WHEN AND IF THE MERGER IS CONSUMMATED.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND THE VSB BANCORP SPECIAL MEETING IN PERSON, VSB BANCORP URGES YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished to you by such record holder.

If you have any questions concerning the Merger or other matters to be considered at the special meeting, would like additional copies of this Proxy Statement/Prospectus or need help voting your shares, please contact us as follows:

Raffaele M. Branca
President and Chief Executive Officer
VSB Bancorp, Inc.
4142 Hylan Boulevard
Staten Island, New York 10308
(718) 979-1100

Appendix A	Agreement and Plan of Merger
Appendix B	Opinion of FinPro Capital Advisors, Inc.
Appendix C	Statutory Provisions Relating to Dissenters’ Rights

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following are answers to certain questions that you may have regarding the Merger and the special meeting. We urge you to read carefully the remainder of this Proxy Statement/Prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the appendices to, and the documents incorporated by reference in, this Proxy Statement/Prospectus.

GENERAL QUESTIONS ABOUT THE MERGER

Q:	WHY AM I RECEIVING THIS DOCUMENT?
A.	We are sending this document to you because our records show that you are an owner of record of VSB Bancorp, Inc. (which we refer to as “VSB Bancorp”) common stock, or a bank, broker or other nominee acting for you owns common stock of VSB Bancorp. Northfield Bancorp, Inc. (which we refer to as “Northfield Bancorp”) and VSB Bancorp have agreed to merge under the terms of an Agreement and Plan of Merger by and between Northfield Bancorp and VSB Bancorp, dated as of December 23, 2019 (which we refer to as the “Merger Agreement”), that is described in this Proxy Statement/Prospectus. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Appendix A. In order to complete the merger of VSB Bancorp into Northfield Bancorp (the “Merger”), the shareholders of VSB Bancorp must vote to adopt the Merger Agreement and the Merger. VSB Bancorp will hold a special meeting of its shareholders to obtain this approval. This Proxy Statement/Prospectus contains important information about the Merger, the Merger Agreement, the special meeting and other related matters, and you should read it carefully.
Q:	WHO IS BEING ASKED TO ADOPT THE MERGER AGREEMENT AND THE MERGER?
A:	VSB Bancorp shareholders as of March 13, 2020 are being asked to vote to adopt the Merger Agreement and Merger.

Under New York law, which governs the Merger, the Merger cannot be completed unless VSB Bancorp shareholders vote to adopt the Merger Agreement. By this Proxy Statement/Prospectus, VSB Bancorp’s board of directors is soliciting proxies from VSB Bancorp’s shareholders to obtain this approval at the special meeting of VSB Bancorp shareholders discussed below.

Q:	WHAT WILL VSB BANCORP SHAREHOLDERS RECEIVE IN THE MERGER?
A:	If the Merger proposal is approved and the Merger is subsequently completed, each outstanding share of VSB Bancorp common stock will be converted into the right to receive between 1.8514 shares of Northfield Bancorp common stock and 2.0463 shares of Northfield Bancorp common stock, as determined by dividing (rounded to the fourth decimal place) $33.30 by Northfield Bancorp’s average stock price for the ten-day period ending on the fifth business day prior to the closing of the Merger. However, if the average stock price is greater than $17.99, then the exchange ratio will be 1.8514, and if the average stock price is less than $16.27, then the exchange ratio will be 2.0463.

Based on an average price of $17.13, which was the ten-day average closing stock price of Northfield Bancorp common stock as of December 20, 2019, which was the last trading date preceding the public announcement of the proposed Merger, the merger consideration would have been 1.9440 shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock. As of                                        , the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, the ten-day average closing stock price of Northfield Bancorp common stock was $               , resulting in merger consideration of              shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock.

For more information, see “Proposal 1—The Merger Proposal—Consideration to be Received in the Merger.”

Q:	ARE VSB BANCORP SHAREHOLDERS ENTITLED TO DISSENTERS’ RIGHTS?
A:	Yes. VSB Bancorp shareholders are entitled to exercise dissenters’ rights in connection with the Merger, which means that a dissenting shareholder is entitled to receive the fair value of his, her or its shares in cash (which may be more or less than the value of the merger consideration that such holder would receive in the Merger), if the dissenting shareholder does not vote in favor of the Merger, complies with the requirements set forth in

Sections 623 and 910 of the New York Business Corporation Law (which we refer to as the “NYBCL”) and the Merger is completed. You should read carefully the detailed description of the requirements to exercise dissenters’ rights in “Dissenters’ Rights” beginning on page 26, as well as the full text of Sections 623 and 910 of the NYBCL, which are attached to this Proxy Statement/Prospectus as Appendix C.

It is a condition to Northfield Bancorp’s obligation to complete the Merger that the holders of not more than 10% of the outstanding shares of VSB Bancorp common stock exercise dissenters’ rights.

Q:	WHAT ARE THE MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO VSB BANCORP SHAREHOLDERS?
A:	Northfield Bancorp and VSB Bancorp have each received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If you are a United States holder of VSB Bancorp common stock, generally you should not recognize a gain or loss with respect to the exchange of shares of VSB Bancorp common stock for shares of Northfield Bancorp common stock in the Merger except with respect to cash received in lieu of a fractional share of Northfield Bancorp common stock. However, VSB Bancorp shareholders generally will recognize gain or loss with respect to cash received in lieu of fractional shares of Northfield Bancorp common stock that the VSB Bancorp shareholders would otherwise be entitled to receive.

For a more detailed discussion of the material United States federal income tax consequences of the transaction, please see the section “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 44.

The tax consequences of the Merger to any particular shareholder will depend on that shareholder’s particular facts and circumstances. Accordingly, we urge you to consult your tax advisor to determine the tax consequences of the Merger to you.

Q:	WHAT WILL HAPPEN TO VSB BANCORP AS A RESULT OF THE MERGER?
A:	If the Merger is completed, VSB Bancorp will merge into Northfield Bancorp, and VSB Bancorp will cease to exist. Following the Merger, Victory State Bank, a New York bank and wholly-owned subsidiary of VSB Bancorp, will merge with and into Northfield Bank, a federal savings bank and wholly-owned subsidiary of Northfield Bancorp, with Northfield Bank being the surviving bank.
Q:	WHEN WILL THE MERGER BE COMPLETED?
A:	The Merger will be completed when all of the conditions to completion contained in the Merger Agreement are satisfied or waived, including the receipt of required regulatory approvals and the favorable vote of VSB Bancorp shareholders at the VSB Bancorp special meeting. We currently expect to complete the Merger during the second quarter of 2020. However, because fulfillment of some of the conditions to completion of the Merger, such as the receipt of required regulatory approvals, is not entirely within our control, we cannot predict the actual timing.
Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?
A:	If the Merger is not completed, VSB Bancorp shareholders will not receive any consideration for their shares of common stock in connection with the Merger. Instead, VSB Bancorp will remain an independent company and we anticipate that its common stock will continue to be quoted and traded on the OTCQX Best Market. Under specified circumstances, VSB Bancorp may be required to pay to Northfield Bancorp a fee with respect to the termination of the Merger Agreement. For more information, please review the sections entitled “Proposal 1—The Merger Proposal—Terminating the Merger Agreement” beginning on page 58 and “—Termination Fee” beginning on page 60.
Q:	WHERE CAN I FIND MORE INFORMATION ABOUT NORTHFIELD BANCORP?
A:	You can find more information about Northfield Bancorp from the various sources described under the section entitled “Where You Can Find More Information” at the end of this Proxy Statement/Prospectus.

QUESTIONS AND ANSWERS REGARDING
THE SHAREHOLDERS MEETING

Q:	WHEN AND WHERE WILL VSB BANCORP SHAREHOLDERS MEET?
A:	VSB Bancorp will hold a special meeting of its shareholders on April 28, 2020, at 5:00 p.m., local time, at Victory State Bank, 4142 Hylan Boulevard Staten Island, New York 10308.
Q:	WHO CAN VOTE AT THE SPECIAL MEETING?
A:	Holders of record of VSB Bancorp common stock at the close of business on March 13, 2020, which is the record date for the special meeting, are entitled to vote at the special meeting. If you are a beneficial owner of shares of VSB Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Q:	HOW MANY VOTES MUST BE REPRESENTED IN PERSON OR BY PROXY AT THE VSB BANCORP SPECIAL MEETING TO HAVE A QUORUM?
A:	The holders of at least 628,172 shares of VSB Bancorp common stock, being one-third (33 1∕3%) of the shares of VSB Bancorp common stock entitled to vote at the special meeting will constitute a quorum at the special meeting.
Q:	WHAT MATTERS ARE VSB BANCORP SHAREHOLDERS BEING ASKED TO APPROVE AT THE VSB BANCORP SPECIAL MEETING PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS?
A:	VSB Bancorp shareholders are being asked to adopt the Merger Agreement and the Merger. We refer to this proposal as the “Merger Proposal.”

VSB Bancorp shareholders are also being asked to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Proposal, which we refer to as the “Adjournment Proposal.”

Q:	WHAT VOTE BY VSB BANCORP SHAREHOLDERS IS REQUIRED TO APPROVE THE PROPOSALS?
A:	Adoption of the Merger Proposal will require the affirmative vote of the holders of a majority of the shares of VSB Bancorp common stock entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect as voting against the Merger Proposal.

Approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will not affect whether the proposal is approved.

As of the record date for the special meeting, directors and executive officers of VSB Bancorp, together with their affiliates have voting power over approximately 27.4% of the outstanding VSB Bancorp common stock. Each of these directors and executive officers of VSB Bancorp, who beneficially own in the aggregate 546,944 shares of common stock of VSB Bancorp, or 28.6% of the outstanding shares, have entered into voting agreements with Northfield Bancorp to vote the shares of VSB Bancorp common stock over which they have voting control, or 27.4% of the outstanding shares, “FOR” the Merger Proposal.

Q:	HOW MAY VSB BANCORP SHAREHOLDERS VOTE THEIR SHARES FOR THE SPECIAL MEETING PROPOSALS PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS?
A:	Shareholders who received a proxy card may vote by completing, signing, dating and returning the proxy card in the enclosed prepaid return envelope or proxy card as soon as possible or by attending the special meeting and voting in person. Shareholders may also vote by telephone or Internet as indicated on the proxy card. This will enable your shares to be represented and voted at the special meeting. If your stock is held in street name, do not vote directly by submitting a proxy card to VSB Bancorp. Instead, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted.

Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement/Prospectus.

Q:	WILL A BROKER OR BANK HOLDING SHARES IN “STREET NAME” FOR A VSB BANCORP SHAREHOLDER AUTOMATICALLY VOTE THOSE SHARES FOR THE SHAREHOLDER AT THE VSB BANCORP SPECIAL MEETING?
A:	No. A broker or bank WILL NOT be able to vote your shares with respect to the Merger Agreement and the Merger without first receiving instructions from you on how to vote. If your shares are held in “street name,” you will receive separate voting instructions with your proxy materials. It is important that you provide timely instruction to your broker or bank to ensure that all shares of VSB Bancorp common stock that you own are voted at the special meeting. The failure of a shareholder whose shares of VSB Bancorp common stock are held in “street name” to give voting instructions to the broker or bank will have the same effect as a vote “AGAINST” the Merger Proposal.
Q:	WILL VSB BANCORP SHAREHOLDERS BE ABLE TO VOTE THEIR SHARES AT THE SPECIAL MEETING IN PERSON?
A:	Yes. Submitting a proxy will not affect the right of any shareholder to vote in person at the special meeting. If you hold your shares in “street name” and wish to attend and vote your shares at the special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Q:	MAY A VSB BANCORP SHAREHOLDER CHANGE OR REVOKE HIS OR HER VOTE AFTER SUBMITTING A PROXY?
A:	Yes. If you have not voted through your broker, you can change your vote by:
•	providing written notice of revocation to the Corporate Secretary of VSB Bancorp at any time before the special meeting begins;
•	submitting a new proxy card (any earlier proxies will be revoked automatically); or
•	attending the special meeting and voting in person. Any earlier proxy will be revoked. However, simply attending the special meeting without voting will not revoke your proxy.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow their directions to change your vote.

Q:	WHAT SHOULD A SHAREHOLDER DO IF HE OR SHE RECEIVES MORE THAN ONE SET OF VOTING MATERIALS?
A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement/Prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a holder of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return ALL proxy cards and voting instruction cards that you receive or otherwise follow the voting instructions set forth in this Proxy Statement/Prospectus in the section entitled “Special Meeting of VSB Bancorp Shareholders—Voting and Revocability of Proxies.” If you send in only some but not all of your proxy cards and voting instruction cards, the shares for which you do not submit cards may not be voted.
Q:	WHAT DOES VSB BANCORP’S BOARD OF DIRECTORS RECOMMEND WITH RESPECT TO THE TWO PROPOSALS?
A:	VSB Bancorp’s board of directors has unanimously determined that the Merger Agreement and the Merger are in the best interests of VSB Bancorp and its shareholders and unanimously recommends that VSB Bancorp shareholders vote “FOR” approval of the Merger Proposal. In addition, VSB Bancorp’s board of directors unanimously recommends that VSB Bancorp shareholders vote “FOR” approval of the Adjournment Proposal.

Q:	ARE THERE RISKS THAT I SHOULD CONSIDER IN DECIDING WHETHER TO VOTE FOR APPROVAL OF THE MERGER-RELATED PROPOSAL?
A:	Yes. You should read and carefully consider the risk factors set forth in the section of this Proxy Statement/Prospectus entitled “Risk Factors” beginning on page 12.
Q:	SHOULD VSB BANCORP SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?
A:	No. VSB Bancorp shareholders SHOULD NOT send in any stock certificates now. If the Merger is approved, transmittal materials, with instructions for their completion, will be provided to VSB Bancorp shareholders under separate cover and the stock certificates should be sent at that time.
Q:	WHAT HAPPENS IF I SELL MY SHARES OF VSB BANCORP COMMON STOCK BEFORE THE SPECIAL MEETING?
A:	The record date for VSB Bancorp shareholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the completion of the Merger. If you transfer your shares of VSB Bancorp common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.
Q:	WHAT DO VSB BANCORP SHAREHOLDERS NEED TO DO NOW?
A:	After carefully reading and considering the information contained in this Proxy Statement/Prospectus, we are requesting you to vote by mail, telephone or Internet, or by attending the special meeting and voting in person. We request that you send in your proxy cards even if you plan to attend in person in case you are unable to attend. If you choose to vote by mail, you should complete, sign, date and promptly return the enclosed proxy card. The proxy card will instruct the persons named on the proxy card to vote your VSB Bancorp shares at the special meeting as you direct. If you sign and send in a proxy card and do not indicate how you wish to vote, the proxy will be voted “FOR” each of the special meeting proposals.
Q:	IF I AM A VSB BANCORP SHAREHOLDER, WHO CAN HELP ANSWER MY QUESTIONS?
A:	If you have any questions about the Merger or the special meeting, or if you need additional copies of this Proxy Statement/Prospectus or the enclosed proxy card, you should contact VSB Bancorp’s President and Chief Executive Officer, Raffaele M. Branca, at (718) 979-1100.

SUMMARY

This summary highlights selected information in this Proxy Statement/Prospectus and may not contain all of the information important to you. To understand the Merger more fully, you should read this entire document carefully, including the documents attached to this Proxy Statement/Prospectus.

The Companies

Northfield Bancorp, Inc.
581 Main Street
Suite 810
Woodbridge, New Jersey 07095
(732) 499-7200

Northfield Bancorp, a Delaware corporation that was incorporated and commenced operations in 2010, is a savings and loan holding company headquartered in Woodbridge, New Jersey. Northfield Bancorp’s common stock is listed on the Nasdaq Global Select Market under the symbol “NFBK.”

Northfield Bancorp conducts its operations primarily through Northfield Bank, a federal savings bank founded in 1887 with 37 full-service offices in Staten Island and Brooklyn, New York and Hunterdon, Mercer, Middlesex and Union Counties, New Jersey. Northfield Bank provides a full range of financial services including commercial and business banking, personal banking, wealth management and trust services. Deposits are Northfield Bank’s primary source of funds for its lending and investing activities. Northfield Bank owns 100% of NSB Services Corp., which, in turn, owns 100% of the voting common stock of a real estate investment trust, NSB Realty Trust, which holds primarily mortgage loans and other real estate related investments. In addition, Northfield Bank refers its customers to an independent third party that provides non-deposit investment products. At December 31, 2019, Northfield Bancorp had total assets of $5.06 billion, total deposits of $3.41 billion and total stockholders’ equity of $695.9 million.

VSB Bancorp, Inc.
4142 Hylan Boulevard
Staten Island, New York 10308
(718) 979-1100

VSB Bancorp, Inc., a New York corporation that was incorporated in 2003, is a bank holding company headquartered in Staten Island, New York. VSB Bancorp’s common stock is quoted on the OTCQX Best Market under the symbol “VSBN.”

VSB Bancorp conducts its operations primarily through Victory State Bank, a New York bank founded in 1997 that offers products and services to individuals, families and businesses through six full-service retail financial centers located in Staten Island, New York, and provides a full range of financial services including commercial and retail banking. Deposits are Victory State Bank’s primary source of funds for its lending and investing activities. At December 31, 2019, VSB Bancorp had total assets of $368.4 million, total deposits of $322.6 million and total shareholders’ equity of $38.8 million.

Special Meeting of VSB Bancorp Shareholders; Required Vote (page 24)

A special meeting of VSB Bancorp shareholders is scheduled to be held at Victory State Bank, 4142 Hylan Boulevard Staten Island, New York 10308 at 5:00 p.m., local time, on April 28, 2020. At the special meeting, you will be asked to vote on the Merger Proposal and Adjournment Proposal.

Only VSB Bancorp shareholders of record as of the close of business on March 13, 2020 are entitled to notice of, and to vote at, the VSB Bancorp special meeting and any adjournments or postponements of the meeting.

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of VSB Bancorp common stock entitled to vote at the special meeting. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting, without regard to abstentions or broker non-votes. As of March 13, 2020, the record date for the special meeting, there were 1,884,515 shares of VSB Bancorp common stock outstanding and entitled to vote. The directors and executive officers of VSB Bancorp, as a group, beneficially owned 546,944 shares of VSB Bancorp common stock, not including shares that may be acquired upon the exercise of stock options, representing approximately 28.6% of the outstanding shares of VSB Bancorp common stock as of the record date. Each of the directors and executive officers of VSB Bancorp have entered into voting agreements with Northfield Bancorp to vote the shares of VSB Bancorp common stock over which they have voting control, or 27.4% of the outstanding shares, “FOR” the Merger Proposal at the special meeting.

The Merger and the Merger Agreement (page 29)

The merger of VSB Bancorp with and into Northfield Bancorp is governed by the Merger Agreement. The Merger Agreement provides that if all of the conditions are satisfied or waived, VSB Bancorp will be merged with and into Northfield Bancorp, with Northfield Bancorp as the surviving entity. We encourage you to read the Merger Agreement, which is included as Appendix A to this Proxy Statement/Prospectus.

What VSB Bancorp, Inc. Shareholders Will Receive in the Merger (page 43)

Under the Merger Agreement, each share of VSB Bancorp common stock will be converted into the right to receive between 1.8514 shares of Northfield Bancorp common stock and 2.0463 shares of Northfield Bancorp common stock, as determined by dividing (rounded to the fourth decimal place) $33.30 by Northfield Bancorp’s average stock price for a ten-day period ending on the fifth business day prior to the closing of the Merger. However, if the average stock price is greater than $17.99, then the exchange ratio will be 1.8514, and if the average stock price is less than $16.27, then the exchange ratio will be 2.0463.

Based on an average price of $17.13, which was the ten-day average closing stock price of Northfield Bancorp common stock as of December 20, 2019, which was the last trading date preceding the public announcement of the proposed Merger, the merger consideration would have been 1.9440 shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock. As of                                           , the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, the ten-day average closing stock price of Northfield Bancorp common stock was $         , resulting in merger consideration of                    shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock.

For more information, see “Proposal 1—The Merger Proposal—Consideration to be Received in the Merger.”

Comparative Market Prices (page 23)

The following table shows the closing price per share of Northfield Bancorp common stock and the equivalent price per share of VSB Bancorp common stock, giving effect to the Merger, on December 20, 2019, which is the last day on which shares of Northfield Bancorp common stock traded preceding the public announcement of the proposed Merger, and on                                                 , the most recent practicable date before the mailing of this Proxy Statement/Prospectus. The equivalent price per share of VSB Bancorp common stock was computed by multiplying the price of a share of Northfield Bancorp common stock by the 1.9440 exchange ratio, calculated as of December 20, 2019, and by the                    exchange ratio, calculated as of                   , respectively. See “Proposal 1—The Merger Proposal—Consideration to be Received in the Merger.”

	Northfield Bancorp Common Stock		Equivalent Price Per Share of VSB Bancorp Common Stock
December 20, 2019		$17.42		$33.86
March __, 2020	$		$

Recommendation of VSB Bancorp, Inc. Board of Directors (page 32)

The VSB Bancorp board of directors has unanimously adopted the Merger Agreement and the proposed Merger. The VSB Bancorp board believes that the Merger Agreement, including the Merger, is in the best interests of VSB Bancorp and its shareholders, and therefore unanimously recommends that VSB Bancorp shareholders vote “FOR” the Merger Proposal. In reaching this decision, VSB Bancorp’s board of directors considered a variety of factors, which are described in the section captioned “Proposal 1—The Merger Proposal—VSB Bancorp’s Reasons for the Merger; Recommendation of VSB Bancorp’s Board of Directors.”

In addition, the VSB Bancorp board of directors unanimously recommends that VSB Bancorp shareholders vote “FOR” the Adjournment Proposal.

Opinion of FinPro Capital Advisors to VSB Bancorp’s Board of Directors (page 34)

In connection with the Merger, FinPro Capital Advisors, Inc. (“FinPro”), delivered a written opinion, dated December 20, 2019, to the VSB Bancorp board of directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of VSB Bancorp common stock of the exchange ratio in the proposed Merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by FinPro in preparing the opinion, is included as Appendix B to this Proxy Statement/Prospectus. The opinion was for the information of, and was directed to, the VSB Bancorp board in connection with its consideration of the financial terms of the Merger. The opinion does not address the underlying business decision of VSB Bancorp to engage in the Merger or enter into the Merger Agreement or constitute a recommendation to the VSB Bancorp board of directors in connection with the Merger, and it does not constitute a recommendation to any holder of VSB Bancorp common stock as to how to vote or act in connection with the Merger or any other matter. We encourage you to read the full text of FinPro’s written opinion.

Regulatory Matters Relating to the Merger (page 46)

Under the terms of the Merger Agreement, the Merger cannot be completed unless it is first approved by the Office of the Comptroller of the Currency (which we refer to as the “OCC”), the Federal Deposit Insurance Corporation (which we refer to as the “FDIC”), the New York State Department of Financial Services (which we refer to as the “NYSDFS”) and the Board of Governors of the Federal Reserve System (which we refer to as the “Federal Reserve”). Northfield Bancorp has filed the required applications. As of the date of this Proxy Statement/Prospectus, Northfield Bancorp has not yet received any approvals from these regulators. While Northfield Bancorp does not know of any reason why it would not obtain the approvals in a timely manner, Northfield Bancorp cannot be certain when or if it will receive all required regulatory approvals.

Conditions to Completing the Merger (page 50)

The completion of the Merger is subject to the fulfillment of a number of conditions, including:

•	approval of the Merger Agreement by VSB Bancorp shareholders;
•	the absence of any order, decree, injunction, statute, rule or regulation that enjoins or prohibits the consummation of the Merger;
•	receipt of all required regulatory approvals and the expiration of all statutory waiting periods, with none of the regulatory approvals containing any condition that is materially burdensome on Northfield Bancorp;
•	effectiveness of the registration statement of which this Proxy Statement/Prospectus is a part;
•	authorization for listing on the Nasdaq Global Select Market of the shares of Northfield Bancorp common stock to be issued in the Merger;
•	subject to the materiality standards provided in the Merger Agreement, the continued accuracy of representations and warranties made by Northfield Bancorp and VSB Bancorp on the date of the Merger Agreement;
•	performance in all material respects by each of Northfield Bancorp and VSB Bancorp of its respective obligations under the Merger Agreement, unless waived by the other party;
•	each party shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, except as would not have a material adverse effect on the other party;
•	not more than 10% of the outstanding shares of VSB Bancorp common stock have exercised dissenters’ rights under New York law; and
•	receipt by Northfield Bancorp and VSB Bancorp of an opinion from their respective legal counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

Terminating the Merger Agreement (page 58)

The Merger Agreement may be terminated by mutual consent of Northfield Bancorp and VSB Bancorp at any time before the completion of the Merger. Additionally, subject to conditions and circumstances described in the Merger Agreement, either Northfield Bancorp or VSB Bancorp may terminate the Merger Agreement if, among other things, any of the following occur:

•	there is a material breach by the other party of any representation, warranty, covenant or agreement contained in the Merger Agreement, which breach cannot be cured before October 31, 2020, or has not been cured within 30 days after the giving of written notice to such party of such breach;
•	the Merger has not been consummated by October 31, 2020, or such later date as agreed to by the parties, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement;
•	VSB Bancorp shareholders do not approve the Merger Agreement at the VSB Bancorp special meeting; provided that VSB Bancorp can only terminate under this provision if it satisfied its obligations regarding calling and holding the special meeting of shareholders; or
•	a required regulatory approval is denied or a court of competent jurisdiction or a governmental authority prohibits the consummation of the Merger.

VSB Bancorp may terminate the Merger Agreement if, as of the fifth business day prior to the closing date (which we refer to as the “Determination Date”), both of the following conditions are satisfied:

•	the number obtained by dividing the average of the daily closing prices of Northfield Bancorp common stock for the ten consecutive trading days immediately preceding the Determination Date is less than $14.56; and
•	the number obtained by dividing (1) the average of the daily closing prices of Northfield Bancorp common stock for the ten consecutive trading days immediately preceding the Determination Date by (2) $17.13 is less than the number obtained by dividing (x) the average of the daily closing prices for the ten consecutive trading days immediately preceding the Determination Date of the SNL Small Cap U.S. Bank and Thrift Index (which we refer to as the “Final Index Price”) by (y) the closing value of the SNL Small Cap U.S. Bank and Thrift Index on the last trading date immediately preceding the public announcement of the Merger Agreement (which we refer to as the “Initial Index Price”), minus 0.15 (which we refer to as the “Index Ratio”).

However, if VSB Bancorp chooses to exercise this termination right, Northfield Bancorp has the option, within three business days of receipt of notice from VSB Bancorp, to adjust the merger consideration by increasing the exchange ratio to a level that would not allow VSB Bancorp to terminate under this provision.

VSB Bancorp may also terminate the Merger Agreement if it receives a proposal from a third party that the VSB Bancorp board of directors determines, after consultation with its legal and financial advisors, would provide consideration to VSB Bancorp’s shareholders that is more favorable, from a financial point of view, than the merger consideration being paid by Northfield Bancorp, and is reasonably likely to be completed on the terms proposed.

Northfield Bancorp also may terminate the Merger Agreement if the board of directors of VSB Bancorp does not recommend approval of the Merger Agreement in this Proxy Statement/Prospectus or withdraws, qualifies or modifies its recommendation in a manner adverse to Northfield Bancorp, or violates its obligations with respect to soliciting third-party proposals.

Termination Fee (page 60)

Under certain circumstances described in the Merger Agreement, in connection with the termination of the Merger Agreement, VSB Bancorp will owe Northfield Bancorp a $2.5 million termination fee. See “Proposal 1—The Merger Proposal—Termination Fee” for a list of the circumstances under which a termination fee is payable.

Interests of Certain Persons in the Merger that are Different from Yours (page 47)

Officers and directors of VSB Bancorp have employment and other compensation agreements or economic interests that give them interests in the Merger that are somewhat different from, or in addition to, their interests as VSB Bancorp shareholders. These interests and agreements include:

•	Northfield Bancorp will establish an advisory board consisting of each of the VSB Bancorp directors (excluding VSB Bancorp’s Chairman of the Board, and excluding VSB Bancorp’s President and Chief Executive Officer if he accepts employment with Northfield Bank or if his participation in the advisory board presents a conflict of interest under applicable law, regulation or existing bank policies or criteria), and such advisory directors are expected to serve for an initial term of two years with compensation of $3,000 per meeting, typically with four meetings per year;
•	outstanding VSB Bancorp stock options will be converted into the right to receive an amount of cash equal to the difference between the value of the Northfield Bancorp common stock to be received as merger consideration and the exercise price per share of such VSB Bancorp stock option multiplied by the number of shares subject to such VSB Bancorp stock option;
•	severance or other payments to VSB Bancorp’s President and Chief Executive Officer under his employment agreement, and severance payments to other officers and employees in the event of their termination in connection with the Merger;
•	a 36-month consulting agreement that is being provided to VSB Bancorp’s Chairman of the Board at a monthly consulting fee of $10,000;
•	continued employment that has been offered by Northfield Bank to VSB Bancorp’s President and Chief Executive Officer;
•	accelerated vesting of post-retirement death benefit eligibility under individual split dollar life insurance agreements;
•	termination of the VSB Bancorp Employee Stock Ownership Plan and repayment of the existing share acquisition loan using VSB Bancorp shares that serve as collateral for the loan, with any remaining unallocated shares to be allocated to eligible participants, including officers; and
•	rights of VSB Bancorp officers and directors to continued indemnification coverage and continued coverage under directors’ and officers’ liability insurance policies.

The VSB Bancorp board of directors was aware of and considered these interests, among other matters, in evaluating and recommending to the VSB Bancorp shareholders that they adopt the Merger Agreement and the Merger. The aggregate amount that each director and executive officer is expected to receive in connection with the Merger, and based on the assumptions therein, is set forth in “Proposal 1—The Merger Proposal—Interests of Certain Persons in the Merger that are Different from Yours.”

Accounting Treatment of the Merger (page 44)

The Merger will be accounted for using the acquisition method in accordance with U.S. generally accepted accounting principles.

Comparison of Rights of Shareholders (page 63)

When the Merger is completed, VSB Bancorp shareholders who receive shares of Northfield Bancorp common stock will become Northfield Bancorp stockholders and their rights will be governed by Delaware law and by Northfield Bancorp’s certificate of incorporation and bylaws. The rights of VSB Bancorp shareholders will change as a result of the Merger due to differences in Northfield Bancorp’s and VSB Bancorp’s governing documents, as well as differences between Delaware and New York law. See “Comparison of Rights of Shareholders” for a summary of the material differences between the respective rights of VSB Bancorp shareholders and Northfield Bancorp stockholders.

Dissenters’ Rights (page 26)

VSB Bancorp shareholders have dissenters’ rights under the NYBCL in connection with the Merger. VSB Bancorp shareholders who do not vote in favor of the adoption of the Merger Agreement and who otherwise comply with the applicable provisions of the NYBCL will be entitled to dissent and obtain a court determination of the “fair value” of their shares of VSB Bancorp common stock. Once the fair value is determined, dissenting VSB Bancorp shareholders may receive cash equal to the fair value of their VSB Bancorp common stock (which may be more or less than the value of the consideration that such holder would be entitled to receive in the Merger) instead of receiving the merger consideration. A VSB Bancorp shareholder electing to dissent from the Merger must strictly comply with all procedures required under Sections 623 and 910 of the NYBCL. If, after the consummation of the Merger, such holder of VSB Bancorp common stock fails to perfect, withdraws or otherwise loses his, her or its rights to dissent with respect to the Merger, each such share will be treated as if it had been converted as of the consummation of the Merger into a right to receive the merger consideration.

You are encouraged to read these provisions carefully and in their entirety. Due to the complexity of the procedures for exercising dissenters’ rights, VSB Bancorp shareholders who are considering exercising such rights should seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of dissenters’ rights with respect to the Merger. The procedures are summarized in “Dissenters’ Rights” beginning on page 26, and a copy of the relevant statutory provisions of under Sections 623 and 910 of the NYBCL regarding dissenters’ rights is included as Appendix C.

It is a condition to Northfield Bancorp’s obligation to complete the Merger that the holders of no more than 10% of the shares of VSB Bancorp common stock exercise their rights under Sections 623 and 910 of the NYBCL to dissent from the Merger. See “Proposal 1—The Merger Proposal—Conditions to Completing the Merger” beginning on page 50.

Material U.S. Federal Income Tax Consequences of the Merger (page 44)

Northfield Bancorp and VSB Bancorp have each received a legal opinion that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Accordingly, U.S. holders of VSB Bancorp common stock generally will not recognize any gain or loss on the exchange of shares of VSB Bancorp common stock for shares of Northfield Bancorp common stock. However, a U.S. holder of VSB Bancorp common stock generally will recognize gain or loss with respect to cash received instead of a fractional share of Northfield Bancorp common stock that a U.S. holder would otherwise be entitled to receive.

This tax treatment may not apply to all VSB Bancorp shareholders. Determining the actual tax consequences of the Merger to VSB Bancorp shareholders can be complicated. VSB Bancorp shareholders should consult their own tax advisor for a full understanding of the Merger’s tax consequences that are particular to each shareholder.

To review the tax consequences of the Merger to VSB Bancorp shareholders in greater detail, please see the section “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger.”

Risk Factors (page 12)

You should consider all the information contained in or incorporated by reference into this Proxy Statement/Prospectus in deciding how to vote for the proposals presented in the Proxy Statement/Prospectus. In particular, you should consider the factors described under “Risk Factors.”

RISK FACTORS

In addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the section titled “Cautionary Statement About Forward-Looking Statements,” you should consider carefully the risk factors described below in deciding how to vote. You should also read and consider the risk factors associated with the business of Northfield Bancorp because these risk factors may affect the operations and financial results of the combined company. These risk factors may be found in Northfield Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2019.

Because the price of Northfield Bancorp common stock will fluctuate, VSB Bancorp shareholders cannot be certain of the market value of the merger consideration.

Upon completion of the Merger, each share of VSB Bancorp common stock will be converted into the right to receive shares of Northfield Bancorp common stock. The dollar value of the Northfield Bancorp common stock that VSB Bancorp shareholders will receive upon completion of the Merger will depend upon the market value of Northfield Bancorp common stock at the time of completion of the Merger, which may be lower or higher than the ten-day average common stock price of Northfield Bancorp as of the last full trading day preceding public announcement that Northfield Bancorp and VSB Bancorp entered into the Merger Agreement, the last full trading day before the date this Proxy Statement/Prospectus was mailed or the date of the VSB Bancorp special meeting. The market values of Northfield Bancorp common stock and VSB Bancorp common stock have varied since Northfield Bancorp and VSB Bancorp entered into the Merger Agreement and will continue to vary in the future due to changes in the business, operations or prospects of Northfield Bancorp and VSB Bancorp, market assessments of the Merger, regulatory considerations, market and economic considerations, and other factors, most of which are beyond Northfield Bancorp’s and VSB Bancorp’s control. Accordingly, at the time of the VSB Bancorp special meeting, VSB Bancorp shareholders will not know or be able to calculate the number of shares of Northfield Bancorp common stock they would be entitled to receive upon completion of the Merger, and the related value of the merger consideration. You should obtain current market quotations for shares of Northfield Bancorp common stock and for shares of VSB Bancorp common stock before you decide how to vote on the Merger Proposal.

VSB Bancorp will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger on employees and customers may have an adverse effect on VSB Bancorp. These uncertainties may impair VSB Bancorp’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers and others who deal with VSB Bancorp to change existing business relationships with VSB Bancorp. VSB Bancorp employee retention and recruitment may be particularly challenging before the effective time of the Merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company.

Completing the Merger and preparing for the integration may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect VSB Bancorp’s and Northfield Bancorp’s financial results. In addition, the Merger Agreement requires that VSB Bancorp operate in the usual, regular and ordinary course of business and restricts VSB Bancorp from taking certain actions before the completion or termination of the Merger without Northfield Bancorp’s written consent. These restrictions may prevent VSB Bancorp from pursuing attractive business opportunities that may arise before the completion of the Merger.

The shares of Northfield Bancorp common stock to be received by VSB Bancorp shareholders will have different rights from shares of VSB Bancorp common stock.

Following completion of the Merger, VSB Bancorp shareholders will no longer be shareholders of VSB Bancorp but will instead be stockholders of Northfield Bancorp. There will be important differences between the current rights of VSB Bancorp shareholders and the rights of Northfield Bancorp stockholders that may be important to VSB Bancorp shareholders. See “Comparison of Rights of Shareholders” beginning on page 63 for a discussion of the different rights associated with Northfield Bancorp common stock and VSB Bancorp common stock.

Failure to complete the Merger could negatively impact the stock price and future business and financial results of VSB Bancorp.

VSB Bancorp has already incurred substantial expenses in connection with the Merger. If the Merger is not completed, the ongoing business of VSB Bancorp may be adversely affected and VSB Bancorp will be subject to several risks, including the following:

•	if the Merger Agreement is terminated under specified circumstances, VSB Bancorp will be required to pay Northfield Bancorp a $2.5 million termination fee;
•	VSB Bancorp will be required to pay certain costs relating to the Merger, whether or not the Merger is completed, such as legal, accounting, financial advisory and printing fees;
•	under the Merger Agreement, VSB Bancorp is subject to certain restrictions on the conduct of its business before completing the Merger, which may adversely affect its operating results; and
•	matters relating to the Merger may require substantial commitments of time and resources by VSB Bancorp management, which could otherwise have been devoted to other opportunities that may have been beneficial to VSB Bancorp as an independent company.

In addition, if the Merger is not completed, VSB Bancorp may experience negative reactions from the financial markets and from its customers and employees. VSB Bancorp also could be subject to litigation related to any failure to complete the Merger or to enforcement proceedings to perform their respective obligations under the Merger Agreement. If the Merger is not completed, some or all of the risks described above may materialize and may materially affect VSB Bancorp’s business, financial results and stock price.

Northfield Bancorp may be unable to successfully integrate VSB Bancorp’s operations or otherwise realize the expected benefits from the Merger, which could adversely affect Northfield Bancorp’s results of operations and financial condition.

The Merger involves the integration of two companies that have previously operated independently. The difficulties of combining the operations of the two companies include:

•	integrating personnel with diverse business backgrounds;
•	converting customers to new systems;
•	combining different corporate cultures; and
•	retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the business and the loss of key personnel. The integration of the two companies will require the experience and expertise of certain key employees of VSB Bancorp who are expected to be retained by Northfield Bancorp. Northfield Bancorp may not be successful in retaining these employees for the time period necessary to successfully integrate VSB Bancorp’s operations with those of Northfield Bancorp. The diversion of management’s attention and any delay or difficulty encountered in connection with the Merger and the integration of the two companies’ operations could have an adverse effect on the business and results of operations of Northfield Bancorp following the Merger.

The success of the Merger will depend, in part, on Northfield Bancorp’s ability to realize the anticipated benefits and cost savings from combining the business of VSB Bancorp with Northfield Bancorp. If Northfield Bancorp is unable to successfully integrate VSB Bancorp, the anticipated benefits and cost savings of the Merger may not be realized fully or may take longer to realize than expected. For example, Northfield Bancorp may fail to realize the anticipated increase in earnings and cost savings anticipated to be derived from the Merger. In addition, as with regard to any merger, a significant decline in asset valuations or cash flows may also cause Northfield Bancorp not to realize expected benefits.

The termination fee and the restrictions on solicitation contained in the Merger Agreement may discourage other companies from trying to acquire VSB Bancorp.

Until the completion of the Merger, with some exceptions, VSB Bancorp is prohibited from soliciting, initiating, knowingly encouraging or participating in any discussion of or otherwise considering any inquiry or proposal that may lead to an acquisition proposal, such as a merger or other business combination transaction, with any person other than Northfield Bancorp. In addition, VSB Bancorp has agreed to pay a $2.5 million termination fee to Northfield Bancorp in specified circumstances. These provisions could discourage other companies that may have an interest in acquiring VSB Bancorp from considering or proposing such an acquisition even though those other companies might be willing to offer greater value to VSB Bancorp’s shareholders than Northfield Bancorp has offered in the Merger. The payment of the termination fee could also have a material adverse effect on VSB Bancorp’s financial condition.

Certain of VSB Bancorp’s officers and directors have interests that are different from, or in addition to, interests of VSB Bancorp shareholders generally, which may create potential conflicts of interest and cause some of these persons to view the proposed transaction differently than you may view it as a VSB Bancorp shareholder.

You should be aware that the directors and officers of VSB Bancorp have interests in the Merger that are different from, or in addition to, the interests of VSB Bancorp shareholders generally. These include: all current VSB Bancorp board members (excluding VSB Bancorp’s Chairman of the Board, and excluding VSB Bancorp’s President and Chief Executive Officer if he accepts employment with Northfield Bank or if his participation in the advisory board presents a conflict of interest under applicable law, regulation or existing bank policies or criteria) will be appointed to a Northfield Bancorp advisory board with an expected initial term of two years; outstanding VSB Bancorp stock options will vest, if not already vested, and be converted into the right to receive the difference between the merger consideration and the exercise price of the stock options multiplied by the number of shares of VSB Bancorp stock subject to the stock options; continued employment that has been offered by Northfield Bank to VSB Bancorp’s President and Chief Executive Officer; VSB Bancorp’s Chairman of the Board has entered into a 36-month consulting agreement with Northfield Bancorp and Northfield Bank; severance or other payments that VSB Bancorp’s President and Chief Executive Officer may receive under his existing employment agreement; in certain cases, accelerated vesting of post-retirement death benefit eligibility under split dollar agreements; the VSB Bancorp Employee Stock Ownership Plan will be terminated and the existing share acquisition loan repaid from VSB Bancorp shares that serve as collateral for the loan, with any remaining assets in the suspense account allocated to eligible participants, including officers. In addition, the Merger Agreement provides that Northfield Bancorp will provide indemnification of directors and officers and liability insurance for directors and officers of VSB Bancorp for events occurring before the Merger. For a more detailed discussion of these interests, see “Proposal 1—The Merger Proposal—Interests of Certain Persons in the Merger that are Different from Yours.”

VSB Bancorp shareholders will have a reduced ownership and voting interest after the Merger and will exercise less influence over management of the combined organization.

VSB Bancorp shareholders currently have the right to vote in the election of the VSB Bancorp board of directors and on various other matters affecting VSB Bancorp. Upon the completion of the Merger, each VSB Bancorp shareholder will become a stockholder of Northfield Bancorp with a percentage ownership of the combined organization that is significantly smaller than the shareholder’s percentage ownership of VSB Bancorp. It is expected that the former shareholders of VSB Bancorp as a group will receive shares in the Merger constituting up to approximately 7.4% of the outstanding shares of Northfield Bancorp common stock immediately after the Merger. As a result, VSB Bancorp shareholders will have significantly less influence on the management and policies of Northfield Bancorp than they now have on the management and policies of VSB Bancorp.

If enough VSB Bancorp shareholders exercise dissenters’ rights, VSB Bancorp and Northfield Bancorp may not be able to complete the Merger or may incur significant additional costs.

VSB Bancorp shareholders are entitled to exercise dissenters’ rights provided by the NYBCL, as described in more detail in the section entitled “Dissenters’ Rights.” If the Merger is completed, a VSB Bancorp shareholder who has complied with applicable requirements under Sections 623 and 910 of the NYBCL may require Northfield Bancorp to pay in cash the appraised value of such shareholders’ dissenting shares instead of the merger consideration. The Merger Agreement contains a closing condition that can only be waived by Northfield Bancorp that dissenting shares will not constitute more than 10% of the outstanding shares of VSB Bancorp common stock. Northfield Bancorp and VSB Bancorp cannot predict the number of shares of VSB Bancorp common stock that will constitute dissenting shares in the Merger, the amount of cash that Northfield

Bancorp may be required to pay following the Merger with respect to the dissenting shares or the expenses that Northfield Bancorp may incur in connection with the appraisal process. If the number of dissenting shares exceeds the percentage described above it could prevent the Merger from being completed.

The fairness opinion received by VSB Bancorp’s board of directors from FinPro does not reflect changes in circumstances subsequent to the date of the fairness opinion and it is limited to financial fairness to VSB Bancorp shareholders.

FinPro delivered to the board of directors of VSB Bancorp an opinion dated December 20, 2019. The opinion does not reflect changes that may occur or may have occurred after the date of the opinion, including changes to the operations and prospects of Northfield Bancorp or VSB Bancorp, changes in general market and economic conditions or regulatory or other factors. Any such changes may materially alter or affect the relative values of Northfield Bancorp and VSB Bancorp. Furthermore, the fairness opinion is limited solely to an opinion regarding the fairness of the Merger to VSB Bancorp shareholders from a financial point of view and does not opine as to any other consequences of the Merger.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated.

Before the Merger may be completed, various approvals and consents must be obtained from regulatory entities. These regulators may impose conditions on the completion of the Merger or require changes to the terms of the Merger. Any such conditions or changes could have the effect of delaying completion of the Merger or imposing additional costs on or limiting the revenues of Northfield Bancorp following the Merger.

Either Northfield Bancorp or VSB Bancorp may terminate the Merger Agreement if the Merger has not been completed by October 31, 2020, unless the failure of the Merger to be completed has resulted from the failure of the party seeking to terminate the Merger Agreement to perform its obligations under the Merger Agreement.

Goodwill incurred in the Merger may negatively affect Northfield Bancorp’s financial condition.

To the extent that the value of the shares of Northfield Bancorp common stock issued or to be issued in the Merger exceeds the fair value of the net assets of VSB Bancorp, including identifiable intangibles, that amount will be reported as goodwill by Northfield Bancorp. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. A failure to realize expected benefits of the Merger could adversely impact the carrying value of the goodwill recognized in the Merger, and in turn negatively affect Northfield Bancorp’s financial condition.

The price of Northfield Bancorp common stock might decrease after the Merger.

Upon completion of the Merger, holders of VSB Bancorp common stock who receive the merger consideration will become stockholders of Northfield Bancorp. Northfield Bancorp common stock could decline in value after the Merger. For example, during the twelve-month period ending on ______, 2020 (the most recent practicable date before the printing of this Proxy Statement/Prospectus), the closing price of Northfield Bancorp common stock varied from a low of $_____ to a high of $____ and ended that period at $_____. The market value of Northfield Bancorp common stock fluctuates based upon general market conditions, Northfield Bancorp’s business and prospects and other factors. Further, the market price of Northfield Bancorp common stock after the Merger may be affected by factors different from those currently affecting the common stock of Northfield Bancorp or VSB Bancorp. The businesses of VSB Bancorp and Northfield Bancorp differ and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations and market prices of common stock of each of VSB Bancorp and Northfield Bancorp. For a discussion of the businesses of VSB Bancorp and Northfield Bancorp and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this Proxy Statement/Prospectus and referred to under “Where You Can Find More Information” beginning on page 73.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this document are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Northfield Bancorp’s or VSB Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the Merger or the merger of Northfield Bank and Victory State Bank, including future financial and operating results of Northfield Bancorp, VSB Bancorp or the combined company following the Merger, the combined company’s plans, objectives, expectations and intentions, the expected timing of the completion of the Merger, financing plans and the availability of capital, the likelihood of success and impact of litigation and other statements that are not historical facts. These statements are only predictions based on Northfield Bancorp’s and VSB Bancorp’s current expectations and projections about future events. There are important factors that could cause Northfield Bancorp’s and VSB Bancorp’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described in the section entitled “Risk Factors.”

These forward-looking statements are subject to numerous assumptions, risks, and uncertainties that change over time. In addition to factors previously disclosed in Northfield Bancorp’s and VSB Bancorp’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	the inability to close the Merger and the bank merger in a timely manner;
•	failure to obtain applicable regulatory approvals and meet other closing conditions to the Merger on the expected terms and schedule;
•	the potential impact of announcement or consummation of the proposed Merger with VSB Bancorp on relationships with third parties, including customers, employees, and competitors;
•	business disruption following the Merger;
•	difficulties and delays in integrating the Northfield Bancorp and VSB Bancorp businesses or fully realizing cost savings and other benefits;
•	Northfield Bancorp’s potential exposure to unknown or contingent liabilities of VSB Bancorp;
•	the challenges of integrating, retaining and hiring key personnel;
•	failure to attract new customers and retain existing customers in the manner anticipated;
•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future, including litigation related to the Merger;
•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;
•	changes in Northfield Bancorp’s stock price;
•	unexpected changes in the financial performance of VSB Bancorp before closing;
•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which Northfield Bancorp and VSB Bancorp are highly dependent;
•	changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action and other changes pertaining to banking, securities, taxation, housing, financial accounting and reporting, environmental protection and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
•	changes in interest rates, which may affect Northfield Bancorp’s or VSB Bancorp’s net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of Northfield Bancorp’s or VSB Bancorp’s assets, including its investment securities;
•	potential changes to the federal tax code;
•	changes in accounting principles, policies, practices, or guidelines;
•	changes in Northfield Bancorp’s credit ratings or in Northfield Bancorp’s ability to access the capital markets;
•	natural disasters, war, or terrorist activities; and
•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting Northfield Bancorp’s or VSB Bancorp’s operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond Northfield Bancorp’s or VSB Bancorp’s control.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

For any forward-looking statements made in this document or in any documents incorporated by reference into this document, Northfield Bancorp and VSB Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document or the date of the applicable document incorporated by reference in this document. Except to the extent required by applicable law, Northfield Bancorp and VSB Bancorp do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions, or events that occur after the date the forward-looking statements are made. All written and oral forward-looking statements concerning the Merger or other matters addressed in this document and attributable to Northfield Bancorp, VSB Bancorp or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this document.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following tables show summarized historical financial data for Northfield Bancorp and VSB Bancorp. You should read this summary financial information in connection with Northfield Bancorp’s and VSB Bancorp’s historical financial information, which is incorporated by reference into this document.

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF NORTHFIELD BANCORP

	At December 31,
	2019	2018	2017	2016	2015
	(In thousands)
Selected Consolidated Financial Data:
Total assets	$5,055,302	$4,408,432	$3,991,417	$3,850,094	$3,202,584
Cash and cash equivalents	147,818	77,762	57,839	96,085	51,853
Trading securities	11,222	8,968	9,597	7,857	6,713
Debt securities available-for-sale, at estimated fair value	1,138,352	808,031	513,782	496,429	541,114
Debt securities held-to-maturity, at amortized cost	8,762	9,505	9,931	10,148	10,346
Equity securities	3,341	1,280	1,339	2,468	481
Loans held for investment:
Purchased credit-impaired loans	17,365	20,143	22,741	30,498	33,115
Loans acquired	432,653	546,150	692,803	793,240	409,015
Originated loans, net	2,987,067	2,678,877	2,425,275	2,144,346	1,931,585
Loans held for investment, net	3,437,085	3,245,170	3,140,819	2,968,084	2,373,715
Allowance for loan losses	(28,707)	(27,497)	(26,160)	(24,595)	(24,770)
Net loans held for investment	3,408,378	3,217,673	3,114,659	2,943,489	2,348,945
Bank owned life insurance	153,459	154,135	150,604	148,047	132,782
Deposits	3,408,233	3,286,512	2,836,979	2,713,587	2,052,929
Borrowed funds	857,004	408,891	471,549	473,206	558,129
Stockholders’ equity	695,853	666,439	638,877	621,196	559,779
	For the Years Ended December 31,
	2019	2018	2017	2016	2015
	(In thousands, except per share data)
Selected Consolidated Operating Data:
Interest income	$165,143	$147,292	$132,869	$124,972	$101,758
Interest expense	53,358	36,050	23,976	21,668	19,688
Net interest income before provision for loan losses	111,785	111,242	108,893	103,304	82,070
Provision for loan losses	22	2,615	1,411	635	353
Net interest income after provision for loan losses	111,763	108,627	107,482	102,669	81,717
Non-interest income	14,808	8,127	11,642	10,072	7,898
Non-interest expense	73,549	67,043	67,378	72,946	58,109
Income before income taxes	53,022	49,711	51,746	39,795	31,506
Income tax expense	12,787	9,632	26,978	13,665	11,975
Net income	$40,235	$40,079	$24,768	$26,130	$19,531
Net income per common share - basic	$0.86	$0.87	$0.55	$0.59	$0.46
Net income per common share - diluted	$0.85	$0.85	$0.53	$0.57	$0.45

	At or For the Years Ended December 31,
	2019	2018	2017	2016	2015
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets(1)(2)(3)(4)(5)	0.86%	0.95%	0.63%	0.70%	0.63%
Return on equity(1)(2)(3)(4)(5)	5.89	6.17	3.88	4.26	3.41
Interest rate spread(6)	2.25	2.56	2.79	2.80	2.63
Net interest margin(7)	2.55	2.81	2.99	2.98	2.83
Dividend payout ratio(8)	50.20	46.59	63.17	53.86	62.38
Efficiency ratio(9)(10)	58.10	56.16	55.90	64.34	64.59
Non-interest expense to average total assets	1.57	1.60	1.72	1.95	1.86
Average interest-earning assets to average interest-bearing liabilities	124.47	127.84	128.71	128.68	129.12
Average equity to average total assets	14.58	15.47	16.31	16.44	18.32
Asset Quality Ratios:
Non-performing assets to total assets	0.20	0.21	0.16	0.21	0.28
Non-performing loans(11) to total loans(12)	0.29	0.28	0.18	0.25	0.37
Allowance for loan losses to non-performing loans held for investment	288.48	299.06	472.63	333.23	280.78
Allowance for loan losses to total loans held for investment, net(13)	0.84	0.85	0.83	0.83	1.04
Allowance for loan losses to originated loans held-for-investment, net(14)	0.93	0.99	1.04	1.10	1.24
Capital Ratios:
Common equity Tier 1 capital (to risk-weighted assets)	16.35	17.17	18.02	18.79	22.15
Total capital (to risk-weighted assets)	17.09	17.93	18.81	19.60	23.17
Tier 1 capital (to risk-weighted assets)	16.35	17.17	18.02	18.79	22.15
Tier 1 capital (to adjusted assets)	13.37	14.82	15.27	15.40	17.25
Other Data:
Number of full-service offices	37	40	39	38	30
Full-time equivalent employees	369	358	338	348	290
(1)	The year ended December 31, 2019 includes: (i) $3.4 million of tax-exempt income from bank owned life insurance proceeds in excess of the cash surrender value of the policies; (ii) $1.6 million after-tax income related to recoveries on loans previously charged-off; and (iii) $755,000, after-tax, in occupancy expense related to the consolidation of three branches, and $125,000 of merger-related expenses.
(2)	The year ended December 31, 2018 includes a $2.7 million reduction in income tax expense related to excess tax benefits from the exercise or vesting of equity awards.
(3)	The year ended December 31, 2017 includes: (i) a tax charge of $10.5 million as a result of the Tax Cuts and Jobs Act; (ii) a $2.3 million reduction in income tax expense related to excess tax benefits from the exercise or vesting of equity awards; and (iii) $1.5 million of tax-exempt income from bank owned life insurance proceeds in excess of the cash surrender value of the policies.
(4)	The year ended December 31, 2016 includes merger-related charges of $2.4 million, net of tax, associated with the acquisition of Hopewell Valley Community Bank (“Hopewell Valley”).
(5)	The year ended December 31, 2015 includes merger-related charges of $574,000, net of tax, associated with the acquisition of Hopewell Valley and a $795,000 charge related to the write-down of deferred tax assets resulting from New York City tax reforms.
(6)	The interest rate spread represents the difference between the weighted-average yield on interest earning assets and the weighted average costs of interest-bearing liabilities.
(7)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(8)	Dividend payout ratio is calculated as total dividends declared for the year divided by net income for the year.
(9)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(10)	The year ended December 31, 2019 includes tax-exempt income from bank owned life insurance proceeds in excess of the cash surrender value of the policies of $3.4 million and pre-tax charges of $1.0 million in occupancy expense related to the consolidation of three branches. The year ended December 31, 2017 includes tax-exempt income from bank owned life insurance proceeds in excess of the cash surrender value of the policies of $1.5 million. The year ended December 31, 2016 includes merger-related pre-tax charges of $4.0 million associated with the acquisition of Hopewell Valley. The year ended December 31, 2015 includes merger-related pre-tax charges of $672,000 associated with the acquisition of Hopewell Valley.
(11)	Non-performing loans consist of non-accruing loans and loans 90 days or more past due and still accruing (excluding purchased credit-impaired (“PCI”) loans), and are included in total loans held-for-investment, net.
(12)	Includes originated loans held-for-investment, PCI loans, acquired loans.
(13)	Includes PCI and acquired loans held-for-investment (and related allowance for loan losses).
(14)	Excludes PCI loans and acquired loans held-for-investment (and related allowance for loan losses).

SELECTED HISTORICAL FINANCIAL AND OTHER DATA OF VSB BANCORP

	At December 31,
	2019	2018	2017	2016	2015
	(In thousands)
Selected Consolidated Financial Data:
Total assets	$368,381	$373,839	$349,808	$333,073	$306,407
Cash and cash equivalents	40,609	29,183	12,921	37,240	14,845
Debt securities available-for-sale, at estimated fair value	29,863	38,297	46,080	42,589	58,097
Debt securities held-to-maturity, at amortized cost	121,737	168,272	145,854	118,980	120,586
Loans held for investment, net	160,021	128,088	137,181	126,196	104,341
Allowance for loan losses	(1,613)	(1,472)	(1,565)	(1,374)	(1,290)
Net loans held for investment	158,408	126,616	135,616	124,822	103,051
Bank owned life insurance	5,657	5,544	5,433	5,316	5,195
Deposits	322,649	336,392	315,560	300,873	276,304
Borrowed funds	—	—	—	—	—
Shareholders’ equity	38,790	35,033	32,600	30,572	28,799
	For the Years Ended December 31,
	2019	2018	2017	2016	2015
	(In thousands, except per share data)
Selected Consolidated Operating Data:
Interest income	$14,151	$13,244	$12,389	$10,791	$9,663
Interest expense	1,707	1,189	925	934	757
Net interest income before provision for loan losses	12,444	12,055	11,464	9,857	8,906
Provision for loan losses	225	125	15	265	230
Net interest income after provision for loan losses	12,219	11,930	11,449	9,592	8,676
Non-interest income	2,418	2,521	2,576	2,691	2,828
Non-interest expense	10,583	10,077	9,375	8,807	8,720
Income before income taxes	4,054	4,374	4,650	3,476	2,784
Income tax expense	641	1,117	2,092	1,217	1,153
Net income	$3,413	$3,257	$2,558	$2,259	$1,631
Net income per common share - basic	$1.89	$1.83	$1.44	$1.29	$0.93
Net income per common share - diluted	$1.88	$1.81	$1.43	$1.28	$0.93

	At or For the Year Ended December 31,
	2019	2018	2017	2016	2015
Selected Financial Ratios and Other Data:
Performance Ratios:
Return on assets	0.88%	0.88%	0.71%	0.68%	0.54%
Return on equity	9.22	9.66	7.96	7.54	5.68
Interest rate spread(1)	2.91	3.06	3.05	2.85	2.86
Net interest margin(2)	3.37	3.37	3.29	3.09	3.06
Dividend payout ratio(3)	28.19	24.18	23.66	22.60	25.54
Efficiency ratio(4)	71.21	69.13	66.77	70.19	74.31
Non-interest expense to average total assets	2.73	2.73	2.60	2.67	2.87
Average interest-earning assets to average interest-bearing liabilities	197.93	191.49	186.59	178.96	175.64
Average equity to average total assets	9.54	9.12	8.91	9.08	9.46
Asset Quality Ratios:
Non-performing assets to total assets(5)	0.36%	0.30%	1.56%	1.09%	0.79%
Non-performing loans to total loans	0.82	0.87	3.95	2.84	1.78
Allowance for loan losses to non-performing loans held for investment	122.75	132.49	28.89	38.29	69.47
Allowance for loan losses to total loans held for investment, net	1.01	1.15	1.14	1.09	1.24
Capital Ratios:
Common equity Tier 1 capital (to risk-weighted assets)	19.34%	20.83%	18.26%	18.50%	19.40%
Total capital (to risk-weighted assets)	20.31	21.88	19.29	19.33	20.27
Tier 1 capital (to risk-weighted assets)	19.34	20.83	18.26	18.50	19.40
Tier 1 capital (to adjusted assets)	10.35	9.43	9.12	8.81	9.05
Other Data:
Number of full-service offices	6	5	5	5	5
Full-time equivalent employees	63	61	54	57	59

(1)	The interest rate spread represents the difference between the weighted-average yield on interest earning assets and the weighted-average costs of interest-bearing liabilities.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	Dividend payout ratio is calculated as total dividends declared for the year divided by net income for the year.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Non-performing loans consist of non-accruing loans and loans 90 days or more past due and still accruing, and are included in total loans held-for-investment, net.

COMPARATIVE PRO FORMA PER SHARE DATA

The following table summarizes selected share and per share information about Northfield Bancorp and VSB Bancorp giving effect to the Merger (which we refer to as “pro forma” information). The data in the table should be read together with the financial information and the financial statements of Northfield Bancorp incorporated by reference or included in this Proxy Statement/Prospectus, and the financial information of VSB Bancorp included in this Proxy Statement/Prospectus. The pro forma information is presented as an illustration only. The data does not necessarily indicate the combined financial position per share or combined results of operations per share that would have been reported if the Merger had occurred when indicated, nor is the data a forecast of the combined financial position or combined results of operations for any future period.

The information about book value per share and shares outstanding assumes that the Merger took place as of the dates presented. The information about dividends and earnings per share assumes that the Merger took place as of the periods presented. No pro forma adjustments have been included in these statements of operations that reflect potential effects of the Merger related to integration expenses, cost savings or operational synergies, which are expected to be obtained by combining the operations of Northfield Bancorp and VSB Bancorp, or the costs of combining the companies and their operations.

	Northfield Bancorp Historical	VSB Bancorp Historical	Pro Forma Combined	Equivalent Pro Forma VSB Bancorp(4)
Basic Net Income Per Common Share
Year Ended December 31, 2019	$0.86	$1.89	$0.89	$1.73
Diluted Net Income Per Common Share(1)
Year Ended December 31, 2019	$0.85	$1.88	$0.88	$1.71
Dividends Declared Per Common Share(2)
Year Ended December 31, 2019	$0.44	$0.53	$0.44	$0.86
Book Value Per Common Share(3)
December 31, 2019	$14.15	$20.81	$14.62	$28.43
(1)	Pro forma combined diluted net income per share of Northfield Bancorp common stock is based on the pro forma combined diluted net income for the merged entities divided by total pro forma diluted common shares of the combined entities.
(2)	Pro forma dividends per share represent Northfield Bancorp’s historical dividends per share.
(3)	Pro forma combined book value per share of Northfield Bancorp common stock is based on the pro forma common stockholders’ equity divided by total pro forma common shares.
(4)	Represents the pro forma combined information multiplied by an assumed exchange ratio of 1.944 shares of Northfield Bancorp common stock.

INFORMATION ABOUT COMMON STOCK

Northfield Bancorp common stock is listed on the Nasdaq Global Select Market under the symbol “NFBK.” VSB Bancorp common stock is quoted on the OTCQX Best Market under the symbol “VSBN.” There is no active public trading market for VSB Bancorp common stock. Any over the counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

The following table lists (i) the high and low sale prices per share for VSB Bancorp common stock based on transactions reported on the OTCQX Best Market and (ii) the cash dividends declared by VSB Bancorp for the periods indicated.

	VSB Bancorp Common Stock
	High		Low		Dividends
Quarter Ended
March 31, 2020 (through , 2020)	$		$		$

December 31, 2019		32.49		20.03		0.15
September 30, 2019		20.21		20.02		0.13
June 30, 2019		21.32		20.08		0.13
March 31, 2019		22.68		19.71		0.12

December 31, 2018		21.50		19.71		0.12
September 30, 2018		20.80		20.00		0.11
June 30, 2018		20.50		19.50		0.11
March 31, 2018		20.35		18.85		0.10

You should obtain current market quotations for Northfield Bancorp and VSB Bancorp common stock, as the market price of Northfield Bancorp and VSB Bancorp common stock will fluctuate between the date of this document and the date on which the Merger is completed. You can get these quotations on the Internet, from a newspaper or by calling your broker.

As of March 13, 2020, there were approximately 106 holders of record of VSB Bancorp common stock. This does not reflect the number of persons or entities who may hold their stock in nominee or “street name” through brokerage firms.

SPECIAL MEETING OF VSB BANCORP SHAREHOLDERS

Date, Place, Time and Purpose

VSB Bancorp’s board of directors is sending you this document to request that you allow your shares of VSB Bancorp to be represented at the special meeting by the persons named in the enclosed proxy card. At the special meeting, the VSB Bancorp board of directors will ask you to vote on a proposal to adopt the Merger Agreement and the Merger. You may also be asked to vote to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement and the Merger. The special meeting will be held at Victory State Bank, 4142 Hylan Boulevard, Staten Island, New York 10308 at 5:00 p.m., local time, on April 28, 2020.

Who Can Vote at the Meeting

You are entitled to vote if the records of VSB Bancorp show that you held shares of VSB Bancorp common stock as of the close of business on March 13, 2020. As of the close of business on that date, 1,884,515 shares of VSB Bancorp common stock were outstanding. If you are a beneficial owner of shares of VSB Bancorp common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if the holders of at least one third (33 1∕3%) of the shares of VSB Bancorp common stock entitled to vote at the special meeting are represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of VSB Bancorp common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Proposal 1: Adoption of the Merger Agreement and the Merger. Adoption of the Merger Proposal will require the affirmative vote of the holders of a majority of the shares of VSB Bancorp common stock entitled to vote at the special meeting. Abstentions and broker non-votes will have the same effect as shares voted against the Merger Agreement and the Merger. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the Merger Agreement and the Merger.

Proposal 2: Adjourn the special meeting, if necessary or appropriate, including an adjournment to permit further solicitation of proxies in favor of the Merger Agreement. Approval of the Adjournment Proposal will require the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and broker non-votes will not affect whether the proposal is approved.

Shares Held by VSB Bancorp Officers and Directors and by Northfield Bancorp

As of March 13, 2020, directors, and executive officers of VSB Bancorp and their affiliates beneficially owned 546,944 shares of VSB Bancorp common stock, not including shares that may be acquired upon the exercise of stock options. This equals 28.6% of the outstanding shares of VSB Bancorp common stock. The directors and executive officers of VSB Bancorp have agreed to vote the shares over which they have voting control, or 27.4% of the outstanding shares, in favor of the Merger Agreement and the Merger at the special meeting, which represents 54.7% of the votes required to approve the Merger Proposal. As of the same date, Northfield Bancorp and its subsidiaries and its directors and executive officers did not own any shares of VSB Bancorp common stock.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, VSB Bancorp recommends that you vote by proxy even if you plan to attend the special meeting. You can change your vote at the special meeting.

VSB Bancorp shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, whether by mail, telephone or Internet, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the Merger Proposal and the Adjournment Proposal. If you are the record holder of your shares of VSB Bancorp common stock and submit your proxy without specifying a voting instruction, your shares of VSB Bancorp common stock will be voted “FOR” the Merger Proposal and “FOR” the Adjournment Proposal. VSB Bancorp’s board of directors recommends a vote “FOR” the Merger Proposal and “FOR” the Adjournment Proposal.

You may revoke your proxy before it is voted by:

•	filing with the Secretary of VSB Bancorp a duly executed revocation of proxy;
•	submitting a new proxy with a later date; or
•	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

VSB Bancorp, Inc.
Joan Nerlino Caddell, Corporate Secretary
4142 Hylan Boulevard
Staten Island, New York 10308

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. VSB Bancorp does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

VSB Bancorp will pay for this proxy solicitation. VSB Bancorp will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions. Additionally, directors, officers and employees of VSB Bancorp may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies.

DISSENTERS’ RIGHTS

VSB Bancorp shareholders are entitled to dissent from the Merger and obtain the fair value of their VSB Bancorp common stock in cash in accordance with the procedures established by New York law.

Sections 623 and 910 of the NYBCL provide that, if the Merger is consummated, holders of VSB Bancorp common stock who object to the Merger in writing prior to the vote by the holders of VSB Bancorp common stock on the Merger Proposal and who follow the procedures specified in Section 623 (summarized below) will have the right to receive a cash payment of the fair value of their VSB Bancorp common stock. A copy of Section 623 and Section 910 of the NYBCL is attached as Appendix C to this Proxy Statement/Prospectus. The procedures of Section 623 must be followed precisely. If they are not, a holder of VSB Bancorp common stock will lose his, her or its right to dissent. As described more fully below, such “fair value” would potentially be determined in judicial proceedings, the result of which cannot be predicted. Holders of VSB Bancorp common stock exercising dissenters’ rights may not receive consideration equal to or greater than the value of the Northfield Bancorp common stock to be issued to them in the Merger. Holders of VSB Bancorp common stock exercising dissenters’ rights who receive a cash payment for their shares will, in most cases, be treated as having sold their shares for cash for federal, state and local income tax purposes.

The statutory procedures outlined below are complex. What follows is a summary, which is qualified in its entirety by reference to the full text of Section 623 and Section 910 of the NYBCL. Holders of VSB Bancorp common stock wishing to exercise their dissenters’ rights should consult with their legal advisors to ensure that they fully and properly comply with the requirements of New York law.

If any holder of shares of VSB Bancorp common stock who exercises dissenters’ rights withdraws or loses (through failure to perfect or otherwise) the right to obtain payment for such holder’s shares under Sections 623 and 910 of the NYBCL, then such VSB Bancorp shareholder’s shares will be converted, or will be treated as if they had been converted, into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes if the Merger is completed. VSB Bancorp will not provide you with any notice regarding your dissenters’ rights other than as described in this Proxy Statement/Prospectus and the notice of special meeting included with this Proxy Statement/Prospectus.

Requirements for Exercising Dissenters’ Rights

Any holder of VSB Bancorp common stock will have the right to receive a cash payment of the fair value of his, her or its VSB Bancorp common stock and the other rights and benefits provided in Sections 623 and 910, if such VSB Bancorp shareholder:

•	does not vote in favor of the adoption of the Merger Agreement; and
•	files with VSB Bancorp a written objection to the Merger prior to the vote by the holders of VSB Bancorp common stock on the adoption of the Merger Agreement. The written objection must include:
•	notice of the holder of VSB Bancorp common stock’s election to dissent;
•	the name and residence address of the dissenting holder of VSB Bancorp common stock;
•	the number of shares of VSB Bancorp common stock as to which the holder of such common stock dissents; and
•	a demand for payment of the fair value of such VSB Bancorp common stock if the Merger Agreement is adopted and the Merger is consummated.

A vote against adoption of the Merger Agreement will not satisfy the requirement of filing a written objection. Failure to vote against adoption of the Merger Agreement will not waive a VSB Bancorp shareholder’s right to receive payment if the VSB Bancorp shareholder has filed a written objection in accordance with Section 623 and has not voted in favor of adoption of the Merger Agreement. If a VSB Bancorp shareholder abstains from voting on adoption of the Merger Agreement, this will not waive his, her or its dissenter’s rights so long as the appropriate written objection to the Merger is properly and timely filed.

Since a signed and dated proxy left blank will be voted for adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, any VSB Bancorp shareholder who wishes to exercise his, her or its dissenter’s rights must either vote against adoption of the agreement, abstain or not submit a signed and dated proxy without a voting instruction. Written objection at this time may not be required from any VSB

Bancorp shareholder to whom VSB Bancorp did not give proper notice of the special meeting of VSB Bancorp shareholders contemplated by this Proxy Statement/Prospectus.

A holder of VSB Bancorp common stock may not dissent as to less than all VSB Bancorp common stock held of record that he or she owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner of VSB Bancorp common stock as to less than all VSB Bancorp common stock of such owner held of record by the nominee or fiduciary.

All written objections to the Merger and notices of election to dissent should be addressed to:

VSB Bancorp, Inc.
4142 Hylan Boulevard
Staten Island, New York 10308
Attention: Raffaele M. Branca

If the Merger Agreement is adopted by holders of VSB Bancorp common stock, then within ten days after such adoption, VSB Bancorp will give written notice of the adoption by registered mail to each holder of VSB Bancorp common stock who filed a timely written objection or from whom objection was not required, except for any VSB Bancorp shareholder who voted in favor of adoption of the Merger Agreement. Any holder of VSB Bancorp common stock from whom objection was not required and who elects to dissent must file with VSB Bancorp, within 20 days after the giving of notice to him, her or it, a written notice of election to dissent, stating his, her or its name and residence address, the amount of VSB Bancorp common stock as to which he, she or it dissents and a demand for payment of the fair value for his, her or its VSB Bancorp common stock.

Either at the time of filing of the notice of election to dissent or within one month thereafter, a dissenting VSB Bancorp shareholder must submit the certificates representing his, her or its dissenting VSB Bancorp shares to VSB Bancorp or its transfer agent. VSB Bancorp will note conspicuously on the certificates that a notice of election has been filed and will then return the certificates to the VSB Bancorp shareholder. Any VSB Bancorp shareholder who fails to submit his, her or its certificates for notation within the required time shall, at the option of VSB Bancorp upon written notice to such VSB Bancorp shareholder within 45 days from the date of filing such notice of election to dissent, lose his, her or its dissenter’s rights unless a court, for good cause shown, otherwise directs.

Within 15 days after the expiration of the period within which VSB Bancorp shareholders may file their notices of election to dissent, or within 15 days after the completion of the Merger, whichever is later (but in no case later than 90 days after VSB Bancorp shareholders adopt the Merger Agreement), the surviving corporation will make a written offer by registered mail to each VSB Bancorp shareholder who has filed a notice of election, to pay for his, her or its dissenting shares at a specified price, which the surviving corporation considers to be their fair value. If the Merger has occurred, the surviving corporation must accompany the offer by an advance payment to each VSB Bancorp shareholder who has submitted his, her or its stock certificates of an amount equal to 80% of the amount of the offer. Acceptance of such payment does not constitute a waiver of any dissenters’ rights. The offer must be made at the same price per share to all the dissenting VSB Bancorp shareholders. If, within 30 days after the making of an offer, the surviving corporation and any dissenting VSB Bancorp shareholders agree on the price to be paid for dissenting shares, the balance of payment for the shares must be made within 60 days after the making of the offer or the completion of the Merger, whichever is later, and upon surrender of the certificates representing such shares of VSB Bancorp common stock.

If the surviving corporation fails to make an offer to dissenting VSB Bancorp shareholders within the 15-day period described above, or if it makes the offer and any dissenting VSB Bancorp shareholder fails to agree with the surviving corporation within 30 days thereafter upon the price to be paid for his, her or its shares, VSB Bancorp is required, within 20 days after the expiration of whichever is the applicable of the two periods, to institute a special proceeding in the supreme court in the judicial district in which the office of the surviving corporation is located to determine the rights of dissenting VSB Bancorp shareholders and to fix the fair value of their shares. If VSB Bancorp fails to institute a proceeding within the 20-day period, any dissenting VSB Bancorp shareholder may institute a proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If a dissenting VSB Bancorp shareholder does not institute a proceeding within the 30-day period, all dissenters’ rights are lost unless the court, for good cause shown, otherwise directs.

During each proceeding, the court will determine whether each dissenting VSB Bancorp shareholder is entitled to receive payment for his, her or its shares and, if so, will fix the value of such shares, which will be the fair value, as of the close of business on the day prior to the date VSB Bancorp shareholders voted to adopt the Merger Agreement, taking into consideration the nature of the transaction giving rise to the VSB Bancorp shareholder’s right to receive payment for his, her or its dissenting shares and its effects on the surviving corporation and VSB Bancorp’s shareholders, the concepts and methods then customary in relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court will determine the fair value of the shares without a jury and without referral to an appraiser or referee. The court will also include an allowance for interest on such amount to be paid from the completion of the Merger to the date of payment at such rate as the court finds equitable, taking into account all relevant factors, including the rate of interest that the surviving corporation would have had to pay to borrow money during the pendency of the proceeding, unless the court finds that a VSB Bancorp shareholder’s refusal to accept VSB Bancorp’s or the surviving corporation’s offer of payment was arbitrary, vexatious or otherwise not in good faith, in which case no interest will be awarded.

Each party to such proceeding will bear such party’s own costs and expenses. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by VSB Bancorp or the surviving corporation against any or all of the dissenting VSB Bancorp shareholders who are parties to the proceeding, if the court finds that the VSB Bancorp shareholder’s refusal to accept the surviving corporation’s offer was arbitrary, vexatious or otherwise not in good faith, in which case VSB Bancorp’s or the surviving corporation’s costs may, in the discretion of the court, be assessed against any or all dissenting VSB Bancorp shareholders who are parties to such proceeding. The court, in its discretion, may also apportion or assess any part of the dissenting VSB Bancorp shareholder’s costs against the surviving corporation if it finds that the fair value of the shares as determined materially exceeds the amount that the surviving corporation offered to pay, or that no offer or advance payment was made by the surviving corporation, or that the surviving corporation failed to institute such special proceeding within the specified period, or that the action of VSB Bancorp in complying with its obligations under Section 623 was arbitrary, vexatious or otherwise not in good faith. Within 60 days following the final determination of the proceeding, the surviving corporation will pay to each dissenting VSB Bancorp shareholder the amount found to be due him or her, upon the VSB Bancorp shareholder’s surrender of all certificates representing dissenting shares.

The enforcement by a VSB Bancorp shareholder of his, her or its right to receive payment for shares in accordance with Section 623 excludes the enforcement by such VSB Bancorp shareholder of any other right to which he, she or it might otherwise be entitled by virtue of his, her or its ownership of shares (unless the VSB Bancorp shareholder withdraws his, her or its notice of election or the Merger is abandoned), except that the VSB Bancorp shareholder will retain the right to bring or maintain an appropriate action to obtain relief on the grounds that the Merger will be or is unlawful or fraudulent as to him or her. A VSB Bancorp shareholder’s notice of election may be withdrawn at any time prior to his, her or its acceptance in writing of an offer to purchase his, her or its dissenting shares by VSB Bancorp, but no withdrawal may be made later than 60 days from the completion of the Merger (unless VSB Bancorp failed to make a timely offer, in which case a withdrawal may be made no later than 60 days after such offer is made) without the written consent of VSB Bancorp. In order for a withdrawal of a VSB Bancorp shareholder’s notice of election to be effective, it must be accompanied by a return to VSB Bancorp of any advance payment made to such VSB Bancorp shareholder.

If the Merger Agreement is adopted by the requisite vote of the shareholders of VSB Bancorp at the special meeting, then following the closing of the Merger, Northfield Bancorp will assume the obligations of VSB Bancorp under Sections 623 and 910.

PROPOSAL 1 - THE MERGER PROPOSAL

The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated by reference into this Proxy Statement/Prospectus. You should read the Merger Agreement completely and carefully as it, rather than this description, is the legal document that governs the Merger.

General

The Merger Agreement provides for the merger of VSB Bancorp with and into Northfield Bancorp, with Northfield Bancorp as the surviving entity. Following the merger of VSB Bancorp with and into Northfield Bancorp, Victory State Bank will merge with and into Northfield Bank, with Northfield Bank as the surviving bank.

Background of the Merger

VSB Bancorp’s board of directors and management have periodically reviewed and assessed strategic opportunities and challenges. The board of directors has considered the difficulty in growing profitably and operating a publicly-traded community financial institution under current economic and competitive conditions. At the same time, like many other smaller financial institutions, VSB Bancorp has experienced increasing costs for technology and regulatory compliance. As part of the board of directors’ and management’s evaluation of ways to meet these challenges, they routinely have considered both internal growth strategies and strategic business combinations as means of achieving economies of scale.

On October 8, 2013, Joseph J. LiBassi, Chairman of the Board of VSB Bancorp, at a meeting of the board of directors of VSB Bancorp, advised the board that he had met with the Chairman of the board of directors of a bank holding company (“Company A”) who had expressed an interest in engaging in a business combination with VSB Bancorp. Mr. LiBassi suggested that an appropriate valuation of VSB Bancorp might generate a price range of $23.00 to $25.00 per share of VSB Bancorp common stock. The board discussed its view of the different parameters of a potential merger transaction. The board called legal counsel by telephone, who reviewed the obligations and fiduciary duties of the board in pursuing such a transaction.

Following the meeting, upon the authorization of the board of directors, VSB Bancorp negotiated an engagement agreement with a financial advisor in connection with a possible business combination transaction.

On October 15, 2013, Messrs. LiBassi and Branca updated the board on the financial terms under discussion that involved a price range of $23.00 to $25.00 per share in an all-stock transaction.

After due diligence, Company A reduced its price indication to $21.00 per share. Despite further discussions with Company A and its representatives, Company A refused to increase its price indication, and therefore discussions terminated.

In April 2014, as part of its annual strategic planning work for VSB Bancorp, the financial advisor presented to the board a list of ten financial institutions that it thought might be interested in a business combination with VSB Bancorp. The board authorized the financial advisor to solicit indications of interest. Four companies, after conducting preliminary due diligence, presented letters of intent, three of which provided pricing at significantly below $20.00 per share, and were therefore not considered worthy of further discussion. One company submitted a letter of intent with a price indication of $22.50 per share in an all-stock transaction. However, after evaluating the stock being offered as currency in that proposal, VSB Bancorp concluded that the company proposing the $22.50 per share offer had numerous fundamental weaknesses and, as a result, determined not to proceed with that company.

One additional bank holding company (“Company B”) expressed interest, and it signed a confidentiality agreement on May 6, 2014. On January 21, 2015, VSB Bancorp received a letter of intent from Company B to acquire VSB Bancorp at a price of $21.00 per share. The board met on February 10, 2015 with its financial advisor to discuss the proposed letter of intent. After discussion, the board authorized Mr. LiBassi to execute the letter of intent on the terms discussed. Company B then conducted due diligence after which it advised VSB Bancorp that it had decided not to go forward.

After the expiration of its engagement letter with the original financial advisor, VSB Bancorp engaged a different investment banker to act as its independent financial advisor in connection with a possible business combination. In August 2016, that investment banker obtained a draft letter of intent for a business combination from Northfield Bancorp.

The board met on August 9, 2016 and Mr. LiBassi updated the board on conversations that he had with senior officers of Northfield Bancorp. He reported a price indication at 150% of book value and that VSB Bancorp’s board would not be given representation on Northfield Bancorp’s board of directors. After discussion and a presentation from its financial advisor, the board authorized Mr. LiBassi and Mr. Branca to seek and review a letter of intent from Northfield Bancorp on the terms discussed.

Northfield Bancorp then delivered a letter of intent to engage in an all-stock transaction with VSB Bancorp with a price of $24.55 per share based on a fixed exchange ratio. The board met on August 19, 2016, to discuss the letter of intent and the due diligence process. VSB Bancorp’s legal advisor had prepared a form of non-disclosure agreement to be executed by Northfield Bancorp prior to VSB Bancorp providing due diligence information. The board authorized Messrs. LiBassi and Branca to execute the non-disclosure agreement and proceed with due diligence.

The board met on August 19, 2016 and on September 2, 2016 to discuss the proposed revised letter of intent. Representatives of its financial advisor attended the September 2 board meeting and reviewed the final terms of the proposal with the board.

The board met again on September 7, 2016 for an update on the status of negotiations. VSB Bancorp’s financial advisor reviewed the revised offer from Northfield Bancorp, which included a floating exchange ratio.

The board of VSB Bancorp met again on September 13, 2016 to further discuss the proposal and anticipated timing of next steps.

Due diligence continued and on September 21, 2016, VSB Bancorp’s legal advisor received a draft definitive agreement from the attorneys for Northfield Bancorp. On October 11, 2016, Mr. Branca and Mr. LiBassi were contacted by the then-Chief Executive Officer of Northfield Bancorp, who indicated that Northfield Bancorp was withdrawing its offer because of VSB Bancorp’s construction lending portfolio that was located in New York City but outside Staten Island.

As the result of a pre-existing business relationship and at the recommendation of an investment banker not retained by VSB Bancorp, Mr. Branca met with the President and Chief Executive Officer of another bank holding company (“Company C”) in January 2017, with a follow-up meeting also attended by Mr. LiBassi in February 2017. The President of Company C discussed the possibility of a business combination. Mr. Branca and Mr. LiBassi rejected the overture because Company C’s stock was considered to be undesirable.

In June 2018, at the initiation of the President of Company A, Messrs. LiBassi and Branca met with executive officers of Company A to renew discussions regarding a possible business combination. On July 3, 2018, Company A delivered an indication of interest to acquire VSB Bancorp for $27.75 per share in a transaction consisting of 65% to 75% stock and the remainder in cash. The board of directors of VSB Bancorp met on July 3, 2018 to discuss the terms of the letter of intent. The board deemed this proposal to be inadequate at the time because VSB Bancorp stockholders would be subject to fluctuation in the stock price of Company A and because the offer was not all stock and thus some stockholders might be forced to recognize taxable income. The board thus rejected the offer.

In September 2018, Northfield Bancorp approached VSB Bancorp again and presented a new proposed letter of intent. The board met on September 11, 2018 to discuss the proposal. Mr. Branca advised the board that the proposal was an all-stock transaction at a price of $29.75 per share with a floating exchange ratio with a 5% cap and collar, a 15% double trigger walkaway, current payment of a quarterly cash dividend equivalent to $0.19 per share as adjusted for the projected exchange ratio, and a payout in cash of outstanding unexercised options. The price offered would equate to approximately 160% of VSB Bancorp’s book value per share at June 30, 2018. Northfield Bancorp wanted Mr. LiBassi to enter into a three-year consulting contract (with a non-competition provision) at $120,000 per annum. There would be a two-year advisory board for current board members at a per meeting fee of $2,000 per quarter. The change in control payment in Mr. Branca’s employment contract would be paid and he would receive a job offer from Northfield Bancorp. All VSB Bancorp employees who are not retained will receive severance under the VSB Bancorp severance plan.

On October 18, 2018, Northfield Bancorp’s attorneys presented the attorneys for VSB Bancorp with a draft definitive agreement, which was substantially similar to the agreement that had been negotiated in 2016, but at a revised price of $29.75 per share. However, before negotiations on the definitive agreement were undertaken, Northfield Bancorp withdrew its offer because a decrease in the market price of Northfield Bancorp common stock would have required Northfield Bancorp to issue more shares than Northfield Bancorp thought was appropriate.

In July 2019, a consultant for Company B met with Messrs. LiBassi and Branca to explore whether discussions regarding a transaction with Company B might be acceptable. The consultant indicated that the President of Company B was focused on a price to book value multiple in the range of approximately 135%. Based upon discussions with Northfield Bancorp and knowledge of the market values at which bank merger transactions were then being consummated, Messrs. LiBassi and Branca believed that a price to book value multiple between 130% to 140% was inadequate. They advised the consultant that further discussions would not be appropriate without an increase in the price to book multiple to then-current multiples, which were in excess of 150% of book value. VSB Bancorp received no further contact from the representatives of Company B.

In August 2019, at the invitation of a different investment banker, Mr. Branca met with the President of another bank holding company (“Company D”), with a follow-up meeting in November 2019. Company D expressed an interest in a business combination with VSB Bancorp. No price was discussed and no letter of intent was received from Company D.

In October 2019, an attorney at Gallet Dreyer & Berkey, LLP, attorneys for VSB Bancorp, was approached by the Chairman of the board of directors of a New York chartered bank (“Company E”). The Chairman inquired as to whether VSB Bancorp would be interested in a business combination. No prices or other terms were discussed, except that the Chairman explained that Company E was interested solely in an all-stock transaction. The attorney reported the conversation to Messrs. LiBassi and Branca. They advised him that because the stock being offered was completely illiquid and there was one large control stockholder, the proposed transaction was undesirable, and they were not interested in further discussions.

In November 2019, the President of Northfield Bancorp approached Mr. Branca to renew business combination discussions. They discussed pricing based upon a VSB Bancorp book multiple of approximately 160% based upon projected VSB Bancorp book value per share at year-end 2019. The board of directors of VSB Bancorp met on November 27, 2019 to discuss this proposal. The proposed terms were substantially similar to the terms and structure discussed in 2018, but with a purchase price dependent upon projected year-end book value that Mr. Branca suggested could be as high as $33.36 per share. The board discussed the transaction and authorized Mr. Branca and Mr. LiBassi to engage in further discussions to seek to finalize a transaction on the terms discussed.

The legal advisor for Northfield Bancorp delivered a draft of a definitive agreement to the legal advisors for VSB Bancorp on December 6, 2019. The agreement was substantially similar to the agreement that had been negotiated in 2016 and that had again been presented in 2018, but with a fixed price and a floating exchange ratio within certain parameters. The parties continued to discuss the calculation of the exchange ratio. Northfield Bancorp proposed a determination of the exchange ratio based upon the ten-day average trading price of Northfield Bancorp common stock measured from the date on which all required regulatory approvals of the transaction are received. In order to increase price certainty and avoid risks of fluctuations in Northfield Bancorp’s stock price after the exchange ratio had been set, VSB Bancorp sought, and Northfield Bancorp agreed, that the exchange ratio would be determined based upon the ten-day average closing price measured from five trading days prior to closing. After a review of financial data, a price of $33.30 per share of VSB Bancorp common stock was agreed upon.

A draft of the definitive agreement was circulated to the board of VSB Bancorp on December 18, 2019. The board met by telephone on December 19, 2019. An attorney at Gallet Dreyer & Berkey LLP, VSB Bancorp’s legal advisor, reviewed negotiations with the board and discussed the definitive agreement. VSB Bancorp’s legal advisor then discussed all significant terms of the transaction. VSB Bancorp’s legal advisor also discussed the consulting agreement to be entered into by Mr. LiBassi and the advisory board provisions and explained a preference for two separate votes by each of the VSB Bancorp board and by the Victory State Bank board, one with Messrs. Branca and LiBassi not voting and one with them voting. He explained that the separate votes were appropriate because of the additional benefits that Messrs. LiBassi and Branca would obtain from the transaction.

Mr. Branca then advised the board of the status of his discussions with Northfield Bancorp regarding continued employment. Mr. Branca also advised the board that VSB Bancorp had retained FinPro to render a fairness opinion on the transaction.

On December 18, 2019, Northfield Bancorp’s board of directors held a meeting at which representatives of Northfield Bancorp’s senior management, Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), Northfield Bancorp’s financial adviser and Luse Gorman, PC, Northfield’s legal counsel, were present. A representative of

Sandler O’Neill reviewed the financial analysis of the transaction. Northfield Bancorp’s board of directors received a report from executive management on the results of the legal and business due diligence review of VSB Bancorp. A representative of Luse Gorman reviewed in detail the terms of the merger agreement.

On December 20, 2019, at a meeting of the board of directors, a representative of FinPro went through a detailed analysis of the financial terms of the transaction and then rendered its oral opinion to the board that the proposed transaction was fair to the shareholders of VSB Bancorp from a financial point of view. The representative of FinPro then said that the final written fairness opinion, matching the oral opinion he had just delivered, would be delivered the following business day.

On December 20, 2019, after discussions and questions of its legal advisor and FinPro, the board of directors of VSB Bancorp unanimously approved the transaction and unanimously authorized management to proceed to execute the definitive agreement and take all actions necessary to consummate it by two separate votes (with and without Messrs. LiBassi and Branca).

On December 23, 2019, Northfield Bancorp’s board of directors held a meeting at which representatives of Northfield Bancorp’s executive management, Sandler O’Neill and Luse Gorman were present. A representative of Sandler O’Neill reviewed the financial analysis supporting its proposed fairness opinion. After discussion among Northfield Bancorp’s board of directors and its advisors, representatives of Sandler O’Neill delivered an oral opinion, confirmed by delivery of a written opinion, dated December 23, 2019, to Northfield Bancorp’ s board of directors to the effect that, as of such date and based on and subject to the qualifications, limitations and assumptions stated in its opinion, the merger consideration to be paid by Northfield Bancorp in the proposed merger was fair to Northfield Bancorp from a financial point of view. The Northfield Bancorp board of directors then unanimously approved the Merger Agreement.

VSB Bancorp’s Reasons for the Merger; Recommendation of VSB Bancorp’s Board of Directors

In reaching its unanimous decision to adopt the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and to recommend that VSB Bancorp shareholders adopt the Merger Agreement, the VSB Bancorp board evaluated the Merger in consultation with VSB Bancorp’s management, as well as VSB Bancorp’s outside legal advisor and FinPro, and considered a number of factors, including the following:

•	the time that the board anticipated it would take for VSB Bancorp to implement its business strategy of growing the franchise and improving earnings through increasing the size of the loan portfolio, and the timetable for growth in VSB Bancorp’s franchise value, compared with the ability to immediately realize a substantial premium to its current market value by entering into a business combination with Northfield Bancorp;
•	the risk that VSB Bancorp would be unable to implement its growth strategy and increase loans due to competition, external economic conditions and other factors outside the control of management;
•	other risks of remaining independent, including the challenges of the current financial, operating, regulatory and interest rate environment; the increasing costs associated with banking regulation, compliance and technology; and the anticipated costs of continuing to develop and enhance VSB Bancorp’s business capabilities;
•	the history of VSB Bancorp’s board’s review and evaluation of other prior offers, the prices and terms associated with those offers, and advice of its financial advisors previously received in connection with those prior offers;
•	that the board was able to negotiate merger consideration that had a reasonable level of price certainty that, at $33.30 per share, represented a 51.4% premium over the trading price for VSB Bancorp’s common stock on December 19, 2019 of $22.00, while maintaining the right to terminate the transaction if there is a 15% decline in Northfield Bancorp’s stock price and a 15% decline in Northfield Bancorp’s stock price relative to a peer index, in each case measured close to the closing;
•	VSB Bancorp shareholders will receive the Northfield Bancorp stock in exchange for their VSB Bancorp stock without current income tax recognition of the gain;
•	VSB Bancorp shareholders will have the opportunity to participate in the potential of future earnings and growth of the combined company;

•	although future dividends are not guaranteed, that the dividend yield on Northfield Bancorp common stock, based upon the amount of the last dividend paid by Northfield Bancorp (and past dividend practices of Northfield Bancorp) and the Northfield Bancorp closing price on December 19, 2019, after adjustment for the projected exchange ratio, was higher than VSB Bancorp’s current dividend yield;
•	that the cultural and geographic similarities between Northfield Bancorp and VSB Bancorp, both of which are headquartered on Staten Island, provide an easy transition for VSB Bancorp customers and give them a broadened local branch network at which they can conduct their operations;
•	the likelihood of receiving the required regulatory approvals due to the strength of the two constituent banks and the resulting likelihood that the Merger can be completed in a timely manner;
•	the written opinion of FinPro, dated as of December 20, 2019, to the effect that, based on and subject to the various assumptions, considerations, qualifications and limitations set forth in the opinion, as of the date of the opinion, the consideration to be received in the Merger was fair to the holders of VSB Bancorp common stock from a financial point of view, as more fully described below under “—Opinion of FinPro Capital Advisors for VSB Bancorp’s Board of Directors”;
•	that the exchange ratio is variable, subject to the 5% collar, which the VSB Bancorp board believed was important in providing improved price certainty to VSB Bancorp shareholders;
•	the geographic and strategic fit of the branch networks of the combined company and the scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by the combined company;
•	the impact of the Merger on employees, customers and communities served by VSB Bancorp and the expectation that the combined company will continue to provide high quality service to the communities and customers currently served by VSB Bancorp; and
•	the existence of protections in the Merger Agreement that strengthen the ability of the VSB Bancorp board to exercise its fiduciary duty to the shareholders of VSB Bancorp, including:
•	that, under certain circumstances, VSB Bancorp may furnish non-public information to, and enter into discussions with, a third party that makes a qualifying acquisition proposal, as more fully described under “—Additional Covenants of VSB Bancorp and Northfield Bancorp in the Merger Agreement—Agreement Not to Solicit Other Proposals”; and
•	that both parties’ covenant to use their reasonable best efforts to obtain the required regulatory approvals for the Merger.

The VSB Bancorp board also considered a number of potential risks and uncertainties in connection with its consideration of the Merger, including, without limitation, the following:

•	the regulatory and other approvals required in connection with the Merger and the possibility that such regulatory approvals may not be received in a timely manner and may include the imposition of burdensome conditions;
•	the possibility of disruption to VSB Bancorp’s business that could result from the announcement of the Merger on VSB Bancorp’s operations or stock price;
•	the potential for diversion of management and employee attention, and for employee attrition, during the period before the completion of the Merger and the potential effect on VSB Bancorp’s business and relations with customers, service providers and other stakeholders, whether or not the Merger is completed;
•	the Merger Agreement’s provisions that generally require VSB Bancorp to conduct its business in the ordinary course and the Merger Agreement’s other restrictions on the conduct of VSB Bancorp’s business before the completion of the Merger, which may delay or prevent VSB Bancorp from undertaking business opportunities that may arise pending completion of the Merger;
•	that due to the cap and collar, VSB Bancorp’s shareholders have limited price protection;
•	the possibility that the expected benefits and synergies sought in the Merger, including cost savings and Northfield Bancorp’s ability to successfully market its financial products to VSB Bancorp’s customers, may not be realized or may not be realized within the expected time period, thereby resulting in downward pressure on Northfield Bancorp’s stock price;

•	certain provisions of the Merger Agreement that prohibit VSB Bancorp from soliciting, and limit its ability to respond to, proposals for alternative business combinations;
•	the risk of litigation arising from shareholders in respect of the Merger Agreement or the Merger;
•	VSB Bancorp’s obligation to pay Northfield Bancorp a termination fee of $2.5 million in certain circumstances, as described under “—Termination Fee,” which may deter other companies from proposing an alternative transaction that may be more advantageous to VSB Bancorp shareholders;
•	that VSB Bancorp’s directors and executive officers may have interests in the Merger that are different from or in addition to those of VSB Bancorp shareholders generally, as described under “—Interests of Certain Persons in the Merger that are Different from Yours”; and
•	that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Merger will be satisfied or waived (if applicable), and as a result, it is possible that the Merger may not be completed, in which case VSB Bancorp will have incurred significant expense and significant disruption of its normal operations, such as diversion of management attention and employee attrition.

The foregoing discussion of the information and factors considered by the VSB Bancorp board is not exhaustive, but includes the material factors considered by the VSB Bancorp board. The above factors are not presented in any order of priority. In view of the wide variety of factors considered by the VSB Bancorp board in connection with its evaluation of the Merger and the complexity of these matters, the VSB Bancorp board did not attempt to quantify, rank or otherwise assign relative weights to specific factors that it considered in reaching its decision. Furthermore, in considering the factors described above, individual members of the VSB Bancorp board may have given different weights to different factors. The VSB Bancorp board evaluated the factors described above and reached the unanimous decision that the Merger is advisable and in the best interests of VSB Bancorp and its shareholders. The VSB Bancorp board realized there can be no assurance about future results, including results expected or considered in the factors listed above. However, the VSB Bancorp board concluded the potential positive factors outweighed the potential risks of completing the Merger.

This explanation of the VSB Bancorp board’s reasoning and all other information presented in this section is forward looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

On the basis of these considerations, VSB Bancorp’s board unanimously adopted the Merger Agreement and the transactions contemplated thereby and recommends that VSB Bancorp’s shareholders vote “FOR” the adoption of the Merger Agreement and the Merger and “FOR” the approval of the Adjournment Proposal.

Opinion of FinPro Capital Advisors for VSB Bancorp’s Board of Directors

VSB Bancorp engaged FinPro Capital Advisors, Inc. (“FinPro”) to provide its opinion as to the fairness, from a financial point of view, to VSB Bancorp shareholders, of the consideration as proposed in the Merger Agreement, to be received by VSB Bancorp’s common equity shareholders in the Merger. FinPro is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. VSB Bancorp selected FinPro because of its knowledge of, experience with, and reputation in the financial services industry.

VSB Bancorp’s board of directors considered and approved the Merger Agreement at a board of directors meeting held on December 20, 2019. FinPro delivered to the board of directors a fairness opinion presentation concluding that the merger consideration was fair to VSB Bancorp shareholders from a financial point of view.

The text of FinPro’s written opinion is attached as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference.

VSB Bancorp shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by FinPro.

FinPro’s opinion speaks only as of the date of such opinion. FinPro’s opinion addresses only the fairness, from a financial point of view, of the consideration offered in the Merger. It does not address the underlying business decision to proceed with the Merger and does not constitute a recommendation to any

VSB Bancorp shareholder as to how the shareholder should vote at the VSB Bancorp special meeting on the Merger Agreement or any related matter. FinPro was not retained to structure, analyze, negotiate or perform any services related to this merger outside of the scope of rending a fairness opinion.

In rendering its opinion, FinPro considered among other things:

•	A draft of the merger agreement dated December 16, 2019 (the most current draft available to FinPro);
•	The most recent year-end audited and quarter-end public filings for each of VSB Bancorp and Northfield Bancorp;
•	Certain other public and non-public information regarding each of VSB Bancorp and Northfield Bancorp, including internal financial forecasts, regarding the financial results and the condition of VSB Bancorp and Northfield Bancorp;
•	Acquisition multiples of comparable institutions;
•	The potential investment value of VSB Bancorp’s shares;
•	The trading and merger market for bank and thrift stocks;
•	The relative contribution of each entity to the pro forma combined institution;
•	The ability of Northfield Bancorp to execute on the proposed transaction; and
•	The pro forma financial impact of the transaction.

In performing its review and in rendering its opinion, FinPro has relied upon the completeness and accuracy of all of the financial and other information that was available to it from public sources, that was provided to it by VSB Bancorp and Northfield Bancorp, or their representatives, or that was otherwise reviewed by FinPro, and has assumed such completeness and accuracy for purposes of rendering its opinion. FinPro has further relied on the assurances of management of VSB Bancorp that they are not aware of any facts or circumstances not within the actual knowledge of FinPro that would make any of such information inaccurate or misleading. FinPro has not been asked to verify and has not undertaken any independent verification of such information, and FinPro does not assume any responsibility or liability for the completeness and accuracy thereof. FinPro did not conduct due diligence on VSB Bancorp or Northfield Bancorp. FinPro has not made an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of VSB Bancorp, Northfield Bancorp, or any subsidiaries, or the collectability of any such assets, nor has FinPro been furnished with any such evaluations or appraisals. FinPro has not made any independent evaluation of the adequacy of the allowance for loan losses of VSB Bancorp or Northfield Bancorp, nor has FinPro reviewed any individual credit files, and FinPro has assumed that the respective allowance for loan losses for each of VSB Bancorp and Northfield Bancorp is adequate.

FinPro also assumed, with VSB Bancorp’s consent, that (i) each of the parties to the Merger Agreement would comply in all material respects with all material terms of the Merger Agreement, that all of the representations and warranties contained in the Merger Agreement were true and correct in all material respects, that each of the parties to the Merger Agreement would perform in all material respects all of the covenants required to be performed by such party under the Merger Agreement and that the conditions precedent in the Merger Agreement would not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on VSB Bancorp, Northfield Bancorp or the merger in any respect that would be material to FinPro’s analyses, (iii) the merger and any related transaction would be consummated in accordance with the terms of the Merger Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements, and (iv) the merger would qualify as a tax-free reorganization for federal income tax purposes. FinPro expressed no opinion as to any of the legal, accounting or tax matters relating to the merger or any other transactions contemplated in connection therewith.

FinPro’s analyses and the views expressed in its opinion were necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to FinPro as of, the date of its opinion. Events occurring after the date of the opinion could materially affect FinPro’s views. FinPro has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date of its opinion. FinPro expressed no opinion as to the trading values of VSB Bancorp common stock after the date of its opinion or what the value of Northfield Bancorp common stock will be once it is actually received by the holders of VSB Bancorp common stock.

The following is a summary of the material analyses performed by FinPro and presented to the VSB Bancorp board of directors on December 20, 2019. The summary is not a complete description of all the analyses underlying FinPro’s opinions. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. FinPro believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses considered, without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. The financial analyses summarized below include information presented in a tabular format. In order to understand fully the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses.

No company included in FinPro’s comparative analyses described below is identical to VSB Bancorp or Northfield Bancorp and no transaction is identical to the merger. An analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of VSB Bancorp and Northfield Bancorp and the companies to which they are being compared. In arriving at its opinion, FinPro did not attribute any particular weight to any analysis or factor that it considered. Rather, FinPro made qualitative judgments as to the significance and relevance of each analysis and factor. FinPro did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion, rather, FinPro made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole.

In performing its analyses, FinPro also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of VSB Bancorp, Northfield Bancorp and FinPro. The analyses performed by FinPro are not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. FinPro prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the VSB Bancorp board of directors at its December 20, 2019 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, FinPro’s analyses do not necessarily reflect the value of VSB Bancorp common stock or the prices at which VSB Bancorp or Northfield Bancorp common stock may be sold at any time. The analyses of FinPro and its opinion were among a number of factors taken into consideration by the VSB Bancorp board of directors in making its determination to approve the Merger Agreement and the analyses described below should not be viewed as determinative of the decision of the VSB Bancorp board of directors or management with respect to the fairness, from a financial point of view, of the merger consideration to VSB Bancorp shareholders.

Market Value Approach (Acquisition Comparables). FinPro reviewed publicly available information related to selected whole bank transactions in VSB Bancorp’s geographic region. The financial performance metrics of the acquired companies were compared to VSB Bancorp’s most recent publicly available financials. Multiples for the Northfield Bancorp/VSB Bancorp transactions were analyzed relative to a comparable transaction group selected by FinPro. A regional comparable acquisition group was used for the market value approach. FinPro considered the following pricing multiples:

•	Price/Tangible Book Value: price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	Price/LTM (last twelve months) Earnings: price per common share paid for the acquired company to last twelve months earnings per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and
•	Core Deposit Premium: excess of purchase price over tangible common equity to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition.

Comparable Regional Group. For the primary group in the market value approach, FinPro used the following criteria to determine the Comparable Regional Group: Whole bank transactions announced after January 1, 2019, where the acquired company was headquartered in the Mid-Atlantic and Northeast regions, where the acquired company had total assets between $100 million and $700 million, and NPAs (including TDRs)/Total Assets were less than 2.5%. Transactions where the acquired company was structured as a mutual or MHC and transactions for which price to tangible book data was unavailable were excluded.

The selected transactions were:

Acquirer’s Full Name	Seller’s Full Name	Seller’s City, State
Citizens & Northern Corporation
Cambridge Financial Group Inc.
Kearny Financial Corp.
CNB Financial Corporation
Bangor Bancorp
Fidelity D & D Bancorp, Inc.
Centreville Bank Community
Bank System, Inc.
Citizens Financial Services, Inc.
BV Financial, Inc.
Investors Bancorp, Inc.
ACNB Corporation
1st Constitution Bancorp
Liberty Bank
Community Bank System, Inc.

Covenant Financial, Inc.
Melrose Bancorp, Inc.
MSB Financial Corp.
Bank of Akron
Damariscotta Bankshares, Inc.
MNB Corporation
PB Bancorp, Inc.
Steuben Trust Corporation
MidCoast Community Bancorp, Inc.
MB Bancorp, Inc.
Gold Coast Bancorp, Inc.
Frederick County Bancorp, Inc.
Shore Community Bank
SBT Bancorp, Inc.
Kinderhook Bank Corp.

Doylestown, PA
Melrose, MA
Millington, NJ
Akron, NY
Damariscotta, ME
Bangor, PA
Putnam, CT
Hornell, NY
Wilmington, DE
Forest Hill, MD
Islandia, NY
Frederick, MD
Toms River, NJ
Weatogue, CT
Kinderhook, NY

The results of the analysis are set forth in the following table:

	VSB Bancorp / Northfield Bancorp	Regional Comparable Transactions(1)
Comparison		25th Percentile	Median	75th Percentile
Transaction Pricing at Announcement
Price/LTM Earnings (x)	16.3	14.7	20.7	24.0
Price/Tang. Book Value (%)	161.5	140.1	162.7	185.9
Core Deposit Premium (%)(2)	9.5	7.4	9.1	11.2

Target’s Financials at Announcement
Total Assets ($ in millions)	375,704	307,376	442,421	555,177
Tang. Equity/Tang. Assets (%)	10.14	8.85	9.88	11.34
NPAs/Assets (%)(3)	0.58	0.49	0.93	1.23
LTM ROAA (%)	0.95	0.68	0.86	1.15
LTM ROAE (%)	9.88	6.20	9.85	11.38
Asset Growth (%)(4)	1.34	1.66	3.39	5.45
Deposit Growth (%)(4)	(2.78)	1.86	4.85	7.83
(1)	Source: S&P Global, FinPro Computations for Northfield Bancorp/VSB Bancorp transaction pricing multiples.
(2)	Core Deposit Premium calculated as (Deal Value minus Tangible Equity) / (Core Deposits). Core deposits defined as total deposits less time deposits >$100,000.
(3)	Balances include all performing TDRs.
(4)	Most recent reported data relative to prior year.

Below is the full table and financial multiples and metrics that are shown above utilizing the 25th percentile, median and 75th percentile for the Regional Comparable Transactions. Footnotes begin on page 42. (Source: S&P Global with FinPro computations for VSB Bancorp, Inc. transaction pricing multiples)

		Transaction Pricing at Announcement							Target’s Financials at Announcement
	Transaction Name	Target City	Target State	Announce Date	Deal Value ($mil)	Price/ LTM Earnings (x)	Price/ Tangible Book Value (%)	Franchise Premium/ Core Deposits (%)	Total Assets ($000s)	Tang. Equity/ Tang. Assets (%)	NPAs/ Assets (%)	ALLL/ NPLs (%)	LTM ROAA (%)	LTM ROAE (%)	Asset Growth (%)(1)	Deposit Growth (%)(1)
1	Citizens & Northern/ Covenant Financial	Doylestown	PA	12/18/19	77.0	20.7	193.4	14.0	512,146	10.14	0.93	133.63	1.04	10.24	6.85	4.77
2	Cambridge Financial Group / Melrose Bancorp	Melrose	MA	12/18/19	52.8	44.6	129.8	7.1	340,813	11.93	0.05	856.00	0.38	2.93	5.20	10.69
3	Kearny Financial Corp. / MSB Financial Corp.	Millington	NJ	12/18/19	95.7	22.9	148.1	8.5	591,253	10.86	2.24	42.78	0.71	6.08	1.16	13.19
4	CNB Financial Corp. / Bank of Akron	Akron	NY	12/18/19	65.8	13.9	171.2	9.6	388,877	9.88	1.21	124.19	1.30	13.00	11.25	13.59
5	Bangor Bancorp / Damariscotta Bankshares	Damariscotta	ME	12/17/19	35.2	27.9	187.5	11.3	193,257	9.72	1.45	41.69	0.65	6.81	(2.52)	(2.96)
6	Fidelity D & D / MNB Corporation	Bangor	PA	12/10/19	78.7	21.0	200.4	11.6	412,770	9.51	0.53	126.81	0.94	10.79	4.25	5.75
7	Centreville Bank / PB Bancorp	Putnam	CT	10/22/19	115.5	25.4	145.3	NA	538,030	14.72	1.20	58.85	0.82	5.09	3.39	4.90
8	Community Bank System / Steuben Trust	Hornell	NY	10/21/19	108.6	15.4	170.5	11.5	576,601	11.05	0.55	517.24	1.25	11.96	4.63	4.85
9	Citizens Financial / MidCoast Community	Wilmington	DE	9/18/19	29.9	12.2	117.1	2.9	268,546	9.51	0.17	466.44	0.97	9.85	10.99	9.90
10	BV Financial / MB Bancorp	Forest Hill	MD	9/5/19	31.9	14.0	92.5	(2.8)	147,096	22.84	1.91	48.17	1.38	6.31	(2.16)	(3.03)
11	Investors Bancorp / Gold Coast Bancorp	Islandia	NY	7/24/19	63.6	25.1	134.9	5.1	572,323	8.07	0.00	162.41	0.45	5.65	2.85	1.94
12	ACNB Corp. / Frederick County Bancorp	Frederick	MD	7/2/19	62.3	21.8	162.7	8.3	442,421	8.18	0.46	203.20	0.65	7.87	5.69	5.67
13	1st Constitution / Shore Community Bank	Toms River	NJ	6/24/19	53.1	13.2	162.3	10.7	273,938	11.62	0.62	343.90	1.45	13.20	2.39	2.08
14	Liberty Bank / SBT Bancorp	Weatogue	CT	3/21/19	71.4	17.3	202.0	9.2	478,676	7.34	1.02	97.56	0.81	12.42	(5.03)	(6.42)
15	Community Bank System / Kinderhook Bank	Kinderhook	NY	1/22/19	93.2	17.1	184.3	9.1	631,996	8.08	1.25	53.17	0.86	10.04	2.16	1.79
	25% Percentile:				52.9	14.7	140.1	7.4	307,376	8.85	0.49	56.01	0.68	6.20	1.66	1.86
	Median:				65.8	20.7	162.7	9.1	442,421	9.88	0.93	126.81	0.86	9.85	3.39	4.85
	75% Percentile:				85.9	24.0	185.9	11.2	555,177	11.34	1.23	273.55	1.15	11.38	5.45	7.83
	VSB Bancorp, Inc.				64.2	16.3	161.5	9.5	375,704	10.14	0.58	79.69	0.95	9.88	1.34	(2.78)

The merger consideration price to tangible book multiple of 161.5% was nearly in line with the median for the regional comparable group, price to LTM earnings of 16.3x was below the median but above the 25th percentile for the regional comparable group and the core deposit premium of 9.5% was above the median for the regional comparable group.

Investment Value Approach (Discounted Cash Flow). FinPro performed a discounted cash flow (“DCF”) analysis to estimate a range of the present values of free cash flows, inclusive of projected cash dividends to shareholders and net income held in retained earnings that VSB Bancorp could generate on a stand-alone basis. The purpose of this analysis was to determine the range of present values of a potential VSB Bancorp liquidity event at September 30, 2024. The DCF analysis does not include any synergies or cost savings in the analysis as it is an analysis of VSB Bancorp operating independently from September 30, 2019 through September 30, 2024 and then a projected sale of VSB Bancorp at that time. The DCF analysis is a widely used valuation methodology that relies on numerous assumptions, including VSB Bancorp’s financial projections as provided by

VSB Bancorp’s management, terminal values, and discount rates. In performing this analysis, FinPro utilized projections provided and verified by VSB Bancorp management through September 30, 2024. VSB Bancorp is projected to pay cash dividends to shareholders in the projections. The projections utilized for the investment value approach are shown below.

Period Ending	9/30/2019 Actual LTM	12 Months ending 9/30/2020 (Projected)	12 Months ending 9/30/2021 (Projected)	12 Months ending 9/30/2022 (Projected)	12 Months ending 9/30/2023 (Projected)	12 Months ending 9/30/2024 (Projected)
Net Income (in thousands)	$3,707	$3,200	$3,400	$3,500	$3,600	$3,700
Fully Diluted Shares (in thousands)	1,817	1,855	1,868	1,881	1,894	1,907
Earnings Per Share	2.04	1.73	1.82	1.86	1.90	1.94

Tangible Common Equity (in thousands)	38,096	40,162	42,390	44,681	47,052	49,447
Total Shares Outstanding (in thousands)	1,849	1,890	1,890	1,890	1,890	1,920
Tangible Book Value Per Share	20.60	21.25	22.43	23.64	24.90	25.75

Dividends Per Share	0.50	0.60	0.62	0.64	0.65	0.68

FinPro utilized a discount rate based on a Capital Asset Pricing Model (“CAPM”) approach. The CAPM model utilized the Duff & Phelps long-term risk-free rate, the decile 10 size premium, and the beta based on the 3-Year SNL Microcap U.S. Bank Index benchmarked against the S&P 500 as of December 18, 2019. This resulted in a base discount rate of 9.4%. A range of discount rates were utilized that were 2% and 1% below the base rate and 1% and 2% above the base rate, resulting in discount rates that ranged from 7.4% to 11.4%. In calculating the terminal value, FinPro utilized between 159.5% and 179.5% for a P/TBVS (price to tangible book value) approach and multiples between 14.2 times and 18.2 times for a P/E (price to earnings) approach. The midpoint of the P/TBVS multiple range is the median (year-to-date through December 18, 2019) P/TBVS multiple for nationwide bank and thrift transactions with total deal value between $50 million and $100 million. The midpoint of the P/E multiple range is the median (year-to-date through December 18, 2019) P/E multiple for nationwide bank and thrift transactions with total deal value between $50 million and $100 million. The sensitivity analysis range provides for values both above and below this midpoint. This resulted in a range of present values from $26.35 to $34.97 on a tangible book value basis and $18.43 to $27.28 per share on an earnings basis. The merger consideration that FinPro evaluated in issuing the fairness opinion was $33.26 per share. All but three of the 25 present values calculated on a tangible book value basis were below the consideration price and all 25 of the values on an earnings basis were below the consideration price.

Northfield Bancorp – Financial Condition, Performance and Comparable Company Analysis

FinPro conducted an analysis of Northfield Bancorp common stock to determine that the value of its common stock in the exchange falls within a reasonable valuation range. Northfield Bancorp is traded on the Nasdaq stock market. FinPro compared the financial condition and performance of Northfield Bancorp to comparable companies on a trading basis.

FinPro selected a comparable trading group comprised of companies it considered comparable to Northfield Bancorp, utilizing the following criteria:

•	Publicly traded banks located in the Mid-Atlantic region;
•	With total assets between $3.0 billion and $7.5 billion;
•	With NPAs (including performing TDRs) as a percentage of total assets less than 2%;
•	Excluding institutions with an MHC ownership structure; and
•	Excluding any publicly announced merger targets.

The criteria resulted in 15 companies as shown in the following table, representing the “Comparable Trading Group”:

Company Name	Ticker	City	State
Amalgamated Bank	AMAL	New York	NY
Arrow Financial Corporation	AROW	Glens Falls	NY
Bridge Bancorp, Inc.	BDGE	Bridgehampton	NY
Bryn Mawr Bank Corporation	BMTC	Bryn Mawr	PA
CNB Financial Corporation	CCNE	Clearfield	PA
ConnectOne Bancorp, Inc.	CNOB	Englewood Cliffs	NJ
Dime Community Bancshares, Inc.	DCOM	Brooklyn	NY
First of Long Island Corporation	FLIC	Glen Head	NY
Flushing Financial Corporation	FFIC	Uniondale	NY
Kearny Financial Corp.	KRNY	Fairfield	NJ
Lakeland Bancorp, Inc.	LBAI	Oak Ridge	NJ
Metropolitan Bank Holding Corp.	MCB	New York	NY
Peapack-Gladstone Financial Corporation	PGC	Bedminster	NJ
Republic First Bancorp, Inc.	FRBK	Philadelphia	PA
TrustCo Bank Corp NY	TRST	Glenville	NY

Below is the full table of trading information for the Comparable Trading Group. Market Pricing and Valuation is as of December 18, 2019. (Source: S&P Global)

Company Name	Market Cap ($mil)	Price/ MRQ Core EPS (x)	Price/ LTM Core EPS (x)	Price/ Tangible Book (%)	Tangible Premium Core Dep (%)	Dividend Payout Ratio (%)	Dividend Yield (%)	Avg. Daily Volume (3 mo)	Avg. Daily Volume (1 yr)
Amalgamated Bank	628.9	11.8	12.0	134.9	4.0	16.5	1.6	93,580	57,304
Arrow Financial Corporation	567.0	14.2	15.4	210.8	NA	42.5	2.7	21,237	18,465
Bridge Bancorp, Inc.	662.4	12.0	13.0	177.9	8.0	35.7	2.7	45,887	37,089
Bryn Mawr Bank Corporation	827.1	12.1	13.0	208.1	12.6	34.5	2.5	72,406	57,714
CNB Financial Corporation	501.6	12.1	13.0	195.2	NA	26.9	2.1	23,914	20,407
ConnectOne Bancorp, Inc.	920.5	10.0	11.3	167.7	NA	16.7	1.4	92,466	111,472
Dime Community Bancshares, Inc.	745.1	40.5	17.8	135.0	5.6	48.7	2.7	161,939	144,522
First of Long Island Corporation	608.0	14.3	13.8	156.7	7.4	40.8	2.9	42,472	60,475
Flushing Financial Corporation	603.3	14.1	15.0	110.6	NA	58.7	3.9	80,574	62,893
Kearny Financial Corp.	1,166.1	25.3	26.9	136.3	NA	52.1	2.0	262,295	285,146
Lakeland Bancorp, Inc.	875.6	11.6	12.2	158.5	7.0	36.6	2.9	114,520	137,292
Metropolitan Bank Holding Corp.	399.5	13.4	14.3	144.9	4.8	NM	NA	20,641	18,548
Peapack-Gladstone Financial Corporation	582.7	12.2	13.8	131.9	3.6	8.5	0.6	65,548	65,265
Republic First Bancorp, Inc.	235.4	NM	NM	97.5	-0.2	NM	NA	162,187	149,385
TrustCo Bank Corp NY	870.8	14.8	14.5	165.7	NA	44.0	3.0	274,392	251,881
25% Percentile:	574.8	12.0	13.0	135.0	4.0	26.9	2.0	44,180	47,197
Median:	628.9	12.8	13.8	156.7	5.6	36.6	2.7	80,574	62,893
75% Percentile:	849.0	14.3	14.9	172.8	7.4	44.0	2.9	138,230	140,907
Mid-Atlantic Region Liquid Comps	334.0	12.4	13.3	146.3	6.7	34.5	2.6	26,440	22,935
National Median – Liquid Comps	496.2	12.6	13.3	156.4	7.8	31.0	2.3	40,516	40,538
Northfield Bancorp	864.8	18.2	21.5	132.3	7.4	50.6	2.5	129,898	108,506

Northfield Bancorp trades below the 25th percentile on a price to tangible book value basis but above the 75th percentile on a price to earnings basis.

Below are the full tables of financial performance for the Comparable Trading Group. Footnotes begin on the following page.

Balance Sheet Strength, Composition & Liquidity Growth (Source: S&P Global)

Company Name	City	State	Total Assets ($000s)	Cash/ Deposits (%)	Gross Loans HFI /Total Assets (%)	Gross Loans HFI/ Deposits (%)	Nonint. Bearing Deposits/ Total Dep. (%)	Wholesale Funding Ratio (%)	Asset Growth Rate (%)(1)	Loan Growth Rate (%)(1)	Deposit Growth Rate (%)(1)
Amalgamated Bank	New York	NY	5,029,769	1.65	69.60	80.99	45.42	NA	8.47	9.38	7.07
Arrow Financial Corporation	Glens Falls	NY	3,112,822	3.53	74.97	89.26	19.77	11.92	5.40	9.85	8.58
Bridge Bancorp, Inc.	Bridgehampton	NY	4,736,021	3.51	74.08	93.72	38.06	11.08	6.50	10.06	3.43
Bryn Mawr Bank Corporation	Bryn Mawr	PA	4,828,641	2.56	73.33	95.73	24.45	14.04	10.03	4.75	10.15
CNB Financial Corporation	Clearfield	PA	3,541,170	1.81	77.64	95.62	12.89	8.52	13.16	15.20	14.00
ConnectOne Bancorp, Inc.	Englewood Cliffs	NJ	6,161,269	4.08	82.95	107.56	17.43	30.09	14.76	15.26	19.12
Dime Community Bancshares, Inc.	Brooklyn	NY	6,425,335	2.56	85.33	124.86	9.48	27.50	2.08	1.32	(0.01)
First of Long Island Corporation	Glen Head	NY	4,162,595	1.98	76.81	99.08	28.50	19.38	(2.06)	(0.77)	2.10
Flushing Financial Corporation	Uniondale	NY	7,110,895	1.75	81.08	115.91	8.48	27.97	8.74	7.17	5.47
Kearny Financial Corp.	Fairfield	NJ	6,641,006	3.08	69.34	109.71	7.69	30.30	(0.23)	(1.00)	6.26
Lakeland Bancorp, Inc.	Oak Ridge	NJ	6,492,474	5.41	75.83	94.49	21.13	13.78	15.55	13.79	12.23
Metropolitan Bank Holding Corp.	New York	NY	3,243,171	16.10	76.98	92.29	38.49	21.23	68.10	46.95	75.61
Peapack-Gladstone Financial Corp	Bedminster	NJ	4,925,409	5.59	84.46	102.43	13.41	10.60	11.04	9.59	10.99
Republic First Bancorp, Inc.	Philadelphia	PA	3,085,921	7.35	50.86	57.28	21.75	3.14	16.13	12.68	14.15
TrustCo Bank Corp NY	Glenville	NY	5,222,469	10.10	76.31	89.33	10.16	4.90	6.92	4.17	6.22
25% Percentile:			3,851,883	2.27	73.70	90.81	11.53	10.72	5.95	4.46	5.85
Median:			4,925,409	3.51	76.31	95.62	19.77	13.91	8.74	9.59	8.58
75% Percentile:			6,293,302	5.50	79.36	104.99	26.48	25.94	13.96	13.24	13.12
Mid-Atlantic Region Liquid Comps			2,313,677	NA	74.97	95.58	21.10	NA	7.42	6.52	7.81
National Median – Liquid Comps			3,152,669	NA	73.36	92.94	23.37	NA	7.42	6.82	7.38
Northfield Bancorp	Woodbridge	NJ	4,808,311	2.09	69.78	100.53	11.96	24.42	12.21	4.62	6.89

Capital, Asset Quality and Profitability (Source: S&P Global)

Company Name	City	State	Tangible Equity/ Tangible Assets (%)	Tangible Common Equity/ Tangible Assets (%)	Adjusted Texas Ratio (%)(2)	NPAs/ Total Assets (%)	LLR/ Gross Loans (%)	Core ROAA (%)	Core ROAE (%)	Noninterest Income/ Avg (%)	Noninterest Expense/ Avg (%)	Net Interest Margin (FTE) (%)	2020 Median Household Income ($)	Projected Annualizad Change in Median HHI (%)
Amalgamated Bank	New York	NY	9.31	9.31	13.44	1.42	0.96	1.11	11.82	0.60	2.67	3.57	NA	NA
Arrow Financial Corporation	Glens Falls	NY	8.71	8.71	1.53	0.16	0.90	1.23	13.19	0.94	2.25	3.04	72,145	12.32
Bridge Bancorp, Inc.	Bridgehampton	NY	8.17	8.17	7.76	0.74	0.91	1.12	11.18	0.47	1.99	3.27	104,553	11.68
Bryn Mawr Bank Corporation	Bryn Mawr	PA	8.58	8.60	3.02	0.40	0.59	1.39	11.13	1.62	3.14	3.64	90,710	12.62
CNB Financial Corporation	Clearfield	PA	7.37	7.37	7.27	0.64	0.73	1.18	14.22	0.71	2.56	3.69	56,168	9.13
ConnectOne Bancorp, Inc.	Englewood Cliff	NJ	9.21	9.21	9.48	1.17	0.75	1.38	11.92	0.12	1.52	3.30	98,478	10.25
Dime Community Bancshares, Inc.	Brooklyn	NY	8.69	8.69	2.58	0.26	0.50	0.66	6.97	0.16	1.41	2.38	80,744	14.05
First of Long Island Corporation	Glen Head	NY	9.32	9.32	0.53	0.05	0.93	1.09	11.75	0.28	1.41	2.53	110,818	11.66
Flushing Financial Corporation	Uniondale	NY	7.78	7.78	3.50	0.26	0.38	0.60	7.41	0.00	1.61	2.55	97,390	12.52
Kearny Financial Corp.	Fairfield	NJ	13.93	13.93	2.40	0.41	0.70	0.69	3.97	0.16	1.63	2.59	89,637	11.11
Lakeland Bancorp, Inc.	Oak Ridge	NJ	8.72	8.72	2.62	0.34	0.78	1.16	10.65	0.39	2.01	3.42	93,576	8.89
Metropolitan Bank Holding Corp.	New York	NY	8.70	8.53	1.53	0.17	0.98	1.13	10.40	0.39	2.10	3.60	91,355	11.26
Peapack-Gladstone Financial Corp	Bedminster	NJ	9.28	9.28	6.01	0.65	1.00	0.96	9.31	1.08	2.22	2.62	119,091	10.55
Republic First Bancorp, Inc.	Philadelphia	PA	7.84	7.84	9.56	0.80	0.53	0.01	0.13	0.75	3.47	2.99	72,972	10.41
TrustCo Bank Corp NY	Glenville	NY	10.07	10.07	6.12	0.67	1.11	1.18	11.93	0.51	2.08	3.19	72,960	11.74
25% Percentile:			8.37	8.35	2.49	0.26	0.64	0.82	8.36	0.22	1.62	2.61	74,915	10.44
Median:			8.71	8.71	3.50	0.41	0.78	1.12	11.13	0.47	2.08	3.19	91,033	11.46
75% Percentile:			9.30	9.29	7.52	0.71	0.95	1.18	11.87	0.73	2.41	3.50	98,206	12.17
Mid-Atlantic Region Liquid Comps			9.42	9.32	5.43	0.65	0.94	1.07	9.75	0.67	2.45	3.43	79,474	10.21
National Median – Liquid Comps			9.85	9.75	4.30	0.55	0.90	1.21	10.40	0.74	2.62	3.62	67,883	10.72
Northfield Bancorp	Woodbridge	NJ	13.64	13.64	3.60	0.50	0.84	0.85	5.69	0.24	1.54	2.58	86,281	11.69

(1)	Growth rates are for the trailing twelve months.
(2)	Adjusted Texas Ratio is defined as NPA excluding Performing TDRs / Tangible Equity plus ALLL.

Northfield Bancorp’s asset size is in-line with the comparable median assets but loan levels are lower than the 25th percentile of the comparable group. Asset growth is higher while deposit and loan growth is lower than the comparable medians. Northfield Bancorp’s tangible common equity ratio is less leveraged related to the comparable group, while asset quality metrics are generally in line with the comparable medians. Core ROAA, ROAE and net interest margin are below the comparable group medians.

Pro Forma Analysis. FinPro considered and reviewed the pro forma financial impact of the transaction to ensure that Northfield Bancorp, post-transaction, has key ratios for the combined entity that are likely to be acceptable from a regulatory perspective. FinPro analyzed certain potential pro forma effects of the merger, based on the following assumptions: (i) the merger closes during the second quarter of 2020; (ii) 100% of the outstanding shares of VSB Bancorp common stock are converted into the stock consideration at a 1.9553 exchange ratio; and (iii) all outstanding VSB Bancorp stock options with an exercise price less than $33.26 will be cancelled in exchange for a cash payment equal to the difference between $33.26 and the per share exercise price. FinPro also utilized the following: (a) estimated earnings per share for Northfield Bancorp; (b) estimated earnings per share for VSB Bancorp; (c) purchase accounting adjustments consisting of (x) a credit mark on loans, (y) interest rate marks on investments, loans, certificates of deposit and borrowings and (z) Current Expected Credit Losses (“CECL”) adjustment; (d) cost savings projections provided by Northfield Bancorp; (e) estimated costs and expenses associated with the merger; and (f) a core deposit intangible asset amortized over ten years utilizing sum-of-the-digits methodology. The analysis indicated that the merger should be accretive to Northfield Bancorp’s estimated earnings per share (excluding one-time transaction costs and expenses) after closing and modestly dilutive to estimated tangible book value per share at closing of the transaction with a workback period of approximately four years.

Pro Forma Contribution Analysis. FinPro considered and reviewed the pro forma financial impact of the transaction to ensure that Northfield Bancorp post-transaction has key ratios for the combined entity that are likely to be acceptable from a regulatory perspective. FinPro also analyzed the potential future benefit to VSB Bancorp shareholders and the relative contribution analysis of assets, gross loans, nonmaturity core deposits, tangible common equity and net income based upon pro forma financial analysis as of the closing of the transaction. Based upon the exchange ratio, Northfield Bancorp stockholders would own approximately 93% of the pro forma company and VSB Bancorp shareholders would own approximately 7% of the pro forma company.

	Northfield Bancorp Contribution	VSB Bancorp Contribution
Total Assets	93%	7%
Gross Loans (including HFS)	95%	5%
Core Deposits(1)	90%	10%
Tangible Common Equity	94%	6%
Historical Net Income(2)	92%	8%
Pro Forma Ownership	93%	7%
(1)	Core deposits shown in this table are all nonmaturity deposit balances.
(2)	Historical net income adjusted for nonrecurring items.

Miscellaneous. FinPro provided a fairness opinion to VSB Bancorp associated with the proposed merger and did not act as an advisor to or agent of any other person. FinPro was not retained to structure, analyze, negotiate or perform any services related to this merger outside of the scope of rendering a fairness opinion.

FinPro was compensated $125,000 for its providing a fairness opinion. Additionally, VSB Bancorp has agreed to reimburse FinPro for its out-of-pocket expenses and has agreed to indemnify FinPro and certain related persons against certain liabilities possibly incurred in connection with the services performed.

FinPro, Inc. (“FPI”), FinPro’s parent organization, has provided consulting services to VSB Bancorp within the past two years. The amount of compensation received from VSB Bancorp for these services is not, and has not been, material to FPI’s annual gross revenue. FPI has not provided services to Northfield Bancorp within the past two years other than Northfield Bancorp’s annual subscription to FPI’s annual global webinar package. Prior to this current fairness opinion engagement with VSB Bancorp, FinPro has not been compensated for investment banking services to VSB Bancorp or Northfield Bancorp in the past two years. No material relationship exists between FinPro or FPI, and all parties to the transaction.

Consideration to be Received in the Merger

Under the terms of the Merger Agreement, each outstanding share of VSB Bancorp common stock will be converted into the right to receive between 1.8514 shares of Northfield Bancorp common stock and 2.0463 shares of Northfield Bancorp common stock, as determined by dividing (rounded to the fourth decimal place) $33.30 by Northfield Bancorp’s average stock price for a ten-day period ending on the fifth business day prior to the closing of the merger. However, if the average stock price is greater than $17.99, then the exchange ratio will be 1.8514, and if the average stock price is less than $16.27, then the exchange ratio will be 2.0463. Based on an average price of $17.13, which was the ten-day average closing stock price of Northfield Bancorp common stock as of December 20, 2019, which was the last trading date preceding the public announcement of the proposed merger, the merger consideration would have been 1.9440 shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock. As of                     , the most reasonably practicable date before the mailing of this Proxy Statement/Prospectus, Northfield Bancorp’s ten-day average closing stock price common stock common stock price was $               , resulting in merger consideration of                          shares of Northfield Bancorp common stock for each share of VSB Bancorp common stock.

If Northfield Bancorp effects or sets a record date for a stock split, stock dividend, recapitalization, reclassification or similar transaction with respect to its shares of common stock that is before the effective time of the Merger, then the exchange ratio will be adjusted proportionately.

VSB Bancorp shareholders will not receive fractional shares of Northfield Bancorp common stock. Instead, VSB Bancorp shareholders will receive a cash payment for any fractional shares equal to the product of (1) the fraction of a share of Northfield Bancorp common stock to which such shareholder is entitled multiplied by (2) the average closing price of Northfield Bancorp common stock during the ten consecutive trading days ending five trading days preceding the closing date of the Merger.

Treatment of VSB Bancorp, Inc. Stock Options

At the effective time of the Merger, each outstanding option to purchase shares of VSB Bancorp common stock will cease to represent an option to purchase VSB Bancorp common stock and will be converted automatically into the right to receive cash equal to the difference between the value of the Northfield Bancorp common stock to be received as merger consideration and the exercise price per share of such VSB Bancorp stock option multiplied by the number of shares subject to such VSB Bancorp stock option.

Surrender of Stock Certificates

VSB Bancorp shareholders will receive instructions from the transfer agent on where to surrender their VSB Bancorp stock certificates after the Merger is completed. VSB Bancorp shareholders should not forward their VSB Bancorp stock certificates with their proxy cards.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the Merger will be accounted for using the acquisition method. The result of this is that the recorded assets and liabilities of Northfield Bancorp will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and the assets and liabilities of VSB Bancorp will be adjusted to fair value at the date of the Merger. In addition, all identified intangible assets will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of shares of Northfield Bancorp common stock to be issued to VSB Bancorp shareholders and the cash payment to option holders, exceeds the fair value of the net assets including identifiable intangibles of VSB Bancorp at the Merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of VSB Bancorp being included in the operating results of Northfield Bancorp beginning from the date of completion of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

General. The following summary discusses the material anticipated U.S. federal income tax consequences of the Merger applicable to a U.S. holder (as defined below) of shares of VSB Bancorp common stock. This discussion is based upon the Internal Revenue Code, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (which we refer to as the “IRS”), and other applicable authorities, all as in effect on the date of this document and all of which are subject to change or to differing interpretations (possibly with retroactive effect). For purposes of this discussion, the term “U.S. holder” means a beneficial owner of VSB Bancorp common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. This discussion is limited to U.S. holders who hold their shares as capital assets for U.S. federal income tax purposes within the meaning of Section 1221 of the Internal Revenue Code. This discussion does not cover all U.S. federal income tax consequences of the Merger and related transactions that may be relevant to holders of shares of VSB Bancorp common stock. This discussion also does not address all of the tax consequences that may be relevant to a particular person or the tax consequences that may be relevant to persons subject to special treatment under U.S. federal income tax laws (including, among others, tax-exempt organizations, dealers in securities or foreign currencies, banks, insurance companies, financial institutions, regulated investment companies, persons who hold their shares of VSB Bancorp common stock as part of a hedge, straddle, constructive sale or conversion transaction, persons whose functional currency is not the U.S. dollar, persons that are, or hold their shares of VSB Bancorp common stock through, partnerships or other pass-through entities, retirement plans or other tax-deferred accounts, or persons who acquired their shares of VSB Bancorp common stock through the exercise of an employee stock option or otherwise as compensation). In addition, this discussion does not address any aspects of state, local, non-U.S. taxation or U.S. federal taxation other than income taxation. No ruling has been requested from the IRS regarding the U.S. federal income tax consequences of the Merger. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the U.S. federal income tax consequences set forth below.

Determining the actual tax consequences of the Merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. VSB Bancorp shareholders are urged to consult their tax advisors as to the U.S. federal income tax consequences of the Merger, as well as the effects of state, local, non-U.S. tax laws and U.S. tax laws other than income tax laws.

Opinion. It is a condition to the obligations of Northfield Bancorp and VSB Bancorp that each receive an opinion of counsel to the effect that the Merger will constitute a “reorganization” for U.S. federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code. Northfield Bancorp and VSB Bancorp both expect to be able to obtain the tax opinions if, as expected:

•	each of Northfield Bancorp and VSB Bancorp is able to deliver customary representations to their respective tax counsel; and
•	there is no adverse change in U.S. federal income tax law.

In connection with the filing of the registration statement of which this Proxy Statement/Prospectus forms a part, Luse Gorman, PC, counsel to Northfield Bancorp, has delivered its opinion to Northfield Bancorp, and Gallet Dreyer & Berkey, LLP, counsel to VSB Bancorp, has delivered its opinion to VSB Bancorp, that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. The discussion below of the material U.S. federal income tax consequences of the Merger serves, insofar as such discussion constitutes statements of United States federal income tax law or legal conclusions, as the opinion of each of Luse Gorman, PC and Gallet Dreyer & Berkey, LLP as to the material U.S. federal income tax consequences of the Merger to the U.S. holders of VSB Bancorp common stock. These opinions have been rendered on the basis of facts, representations and assumptions set forth or referred to in each opinion and factual representations contained in certificates of officers of Northfield Bancorp and VSB Bancorp. The opinions of each party’s tax counsel are not binding on the IRS or any court, and must continue to be true and accurate in all material respects as of the effective time of the Merger.

If any of the representations delivered by Northfield Bancorp or VSB Bancorp to counsel or assumptions upon which the opinions are based are inconsistent with the actual facts, the tax consequences of the Merger could be adversely affected. The determination by tax counsel as to whether the proposed Merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code will depend upon the facts and law existing at the effective time of the proposed Merger.

Exchange for Northfield Bancorp Common Stock. No gain or loss will be recognized by a VSB Bancorp shareholder for the shares of Northfield Bancorp common stock received (except for cash received in lieu of a fractional share, as discussed below) in exchange for his or her shares of VSB Bancorp common stock. The tax basis of the shares of Northfield Bancorp common stock received by a VSB Bancorp shareholder in the exchange will be equal (except for the basis attributable to any fractional share of Northfield Bancorp common stock, as discussed below) to the basis of the VSB Bancorp common stock surrendered in exchange for the Northfield Bancorp common stock. The holding period of the Northfield Bancorp common stock received will include the holding period of shares of VSB Bancorp common stock surrendered in exchange for the Northfield Bancorp common stock, provided that the shares were held as capital assets of the VSB Bancorp shareholder at the effective time of the Merger.

Cash in Lieu of Fractional Shares. A VSB Bancorp shareholder who receives cash in lieu of a fractional share interest in Northfield Bancorp common stock will be treated as having received the fractional share of Northfield Bancorp common stock and then as having sold the fractional share for cash in full payment for such fractional share of stock. As a result, a VSB Bancorp shareholder will generally recognize a gain or loss, for federal income tax purposes, equal to the difference between the cash received and such portion of a shareholder’s tax basis in the VSB Bancorp common stock surrendered in exchange for the cash. Such gain or loss will be a capital gain or loss, provided that such shares were held as capital assets of the VSB Bancorp shareholder at the effective time of the Merger. Such gain or loss will be long-term capital gain or loss if the VSB Bancorp shareholder’s holding period is more than one year at the effective time of the Merger. The Internal Revenue Code contains limitations on the extent to which a taxpayer may deduct capital losses from ordinary income.

Backup Withholding. Unless an exemption applies under the backup withholding rules of the Internal Revenue Code, the exchange agent shall be required to withhold, and will withhold, 24% of any cash payments to which a VSB Bancorp shareholder is entitled pursuant to the Merger, unless the VSB Bancorp shareholder signs the substitute IRS Form W-9 enclosed with the letter of transmittal sent by the exchange agent. Unless an applicable exemption exists and is proved in a manner satisfactory to the exchange agent, this completed form provides the information, including the VSB Bancorp shareholder’s taxpayer identification number, and certification necessary to avoid backup withholding.

Reporting Requirements. A VSB Bancorp shareholder who receives Northfield Bancorp common stock pursuant to the Merger will be required to retain records pertaining to the Merger, and any such holder who, immediately before the Merger, holds at least 1% (by vote or value) of the outstanding VSB Bancorp stock, or securities of VSB Bancorp with a basis for U.S. federal income tax purposes of at least $1.0 million, will be required to file with its federal income tax return for the year in which the Merger takes place a statement setting forth certain facts relating to the Merger. U.S. holders are urged to consult with their tax advisors with respect to these and other reporting requirements applicable to the Merger. Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.

Tax Treatment of the Entities. No gain or loss will be recognized by Northfield Bancorp or VSB Bancorp as a result of the Merger.

Regulatory Matters Relating to the Merger

Completion of the Merger is subject to the receipt of all required approvals and consents from regulatory authorities. The Merger is subject to approval by the OCC, the NYSDFS and the Federal Reserve. Northfield Bancorp has filed the required applications and notifications.

Bank Merger. The bank merger is subject to the approval of the OCC under the Bank Merger Act. In granting its approval under the Bank Merger Act, the OCC must consider the financial and managerial resources and future prospects of the existing and resulting institutions, the convenience and needs of the communities to be served, competitive factors, any risk to the stability of the United States banking or financial system and the effectiveness of the institutions involved in combating money laundering activities.

Holding Company Merger. The merger of VSB Bancorp with and into Northfield Bancorp, with Northfield Bancorp as the surviving savings and loan holding company, requires the approval, non-objection or waiver of the Federal Reserve, and the approval of the NYSDFS under applicable New York law. The Federal Reserve will consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors. The NYSDFS follows criteria similar to those used by the Federal Reserve.

Anti-Competitive Matters. In addition, a period of 15 to 30 days must expire following approval by the OCC before completion of the Merger is allowed, within which period the United States Department of Justice may file objections to the Merger under the federal antitrust laws. While Northfield Bancorp and VSB Bancorp believe that the likelihood of objection to the Merger by the Department of Justice is remote, there can be no assurance that the Department of Justice will not initiate proceedings to block the Merger, or that the Attorney General of the State of New York will not challenge the Merger, or if any proceeding is instituted or challenge is made, what the result of such challenge or proceeding would be.

The Merger cannot proceed in the absence of the requisite regulatory approvals. See “—Conditions to Completing the Merger” and “—Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There also can be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy one or more conditions set forth in the Merger Agreement and described under “—Conditions to Completing the Merger.”

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include, for example, review of the Merger from the standpoint of the adequacy of the merger consideration. Furthermore, regulatory approvals do not constitute an endorsement or recommendation with respect to the Merger.

Interests of Certain Persons in the Merger that are Different from Yours

In considering the recommendation of the board of directors of VSB Bancorp that you vote to adopt the Merger Agreement, you should be aware that some of VSB Bancorp’s officers and directors have employment and other compensation agreements or economic interests in the Merger that are different from, or in addition to, your interests as VSB Bancorp shareholders generally. The VSB Bancorp board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Merger Agreement, and in recommending to the shareholders that the Merger Agreement and the Merger be adopted.

Share Ownership. On the record date for the VSB Bancorp special meeting, VSB Bancorp’s directors and officers beneficially owned, in the aggregate, 546,944 shares of VSB Bancorp’s common stock (not including shares that may be acquired upon the exercise of stock options), representing approximately 28.6% of the outstanding shares of VSB Bancorp common stock.

Stock Options. Under the terms of the Merger Agreement, each outstanding option to purchase shares of VSB Bancorp common stock will be exchanged for an amount of cash, referred to as the “option consideration” which is equal to the amount by which (i) the product of (x) the average daily closing sales price of Northfield Bancorp common stock for the 10 consecutive trading days ending on and including the fifth business day preceding the closing date and (y) the exchange ratio, exceeds (ii) the per share exercise price of such VSB Bancorp stock option, multiplied by the number of shares subject to such VSB Bancorp stock option. If the exercise price of a VSB Bancorp option is greater than or equal to the option consideration, then the VSB Bancorp option will be canceled without any payment to the option holder. The number of VSB Bancorp stock options with such a positive difference held by the executive officers and the non-employee directors of VSB Bancorp as a group as of the record date for the special meeting is as follows:

Executive/Director of VSB Bancorp	VSB Bancorp Stock Options (#)	Weighted-Average Exercise Price ($)
Raffaele Branca	12,312	16.21
All non-employee directors as a group (6) persons(1)	31,948	15.41
(1)	The following non-employee directors hold stock options as of the record date: Ms. Nerlino Caddell, 1,885 shares; Judge Gigante, 1,885 shares; Mr. Johnsen, 8,135 shares; Mr. LiBassi, 8,138 shares; Mr. Moore, 1,885 shares; Dr. Perez, 8,135 shares; and Mr. Savo, 1,885 shares.

Severance Payments under Employment Agreement with Raffaele Branca. Victory State Bank entered into an employment agreement with Raffaele M. Branca, its President and Chief Executive Officer, on November 16, 2015, the term of which expires November 12, 2020, subject to extension by mutual agreement. If during the period beginning upon the public announcement of an intended change in control (as defined in the agreement) and ending six months after a change in control is consummated, Mr. Branca’s employment is terminated for any reason other than death, or if he terminates his employment for any reason during such period, he will be entitled to (a) his earned but unpaid salary through the date of termination; (b) the benefits to which he and his family would be entitled under the employee benefit and compensation plans of the Bank as in effect 60 days prior to the change in control; (c) continued group life, health and disability insurance benefits as if he had continued his employment for three years after the change in control; and (d) a lump sum payment equal to 2.99 times his then-current base salary plus his most recent cash incentive bonus (excluding any stock-based compensation), but in no event more than the lesser of (i) $1,200,000 or (ii) the maximum amount permitted under Code Section 280G without the imposition of an excise tax or penalties.

Offer of Employment to Raffaele M. Branca. In connection with the Merger, Northfield Bank has offered employment to Mr. Branca as Northfield Bank’s Senior Vice President, Market Area President – Staten Island Region. If Mr. Branca accepts the offer, Northfield Bank will pay him an annual base salary of $250,000. In addition, Northfield Bank will pay Mr. Branca a one-time cash bonus of $200,000, payable on or about one year from Mr. Branca’s initial employment date. If Mr. Branca is terminated without cause or resigns for good reason during this period, he would be entitled to the cash bonus but would not be entitled to the cash bonus if Mr. Branca terminates without good reason. Mr. Branca would be entitled to participate in the Northfield Bancorp 2019 Equity Incentive Plan and would receive equity grants subject to the discretion of the Compensation Committee. Commencing in 2021, Mr. Branca also will be entitled to participate in Northfield Bank’s annual cash incentive plan, with a bonus targeted at 25% of his base salary contingent upon achieving established goals. He would also receive either a monthly automobile allowance of $675, subject to tax deductions and withholding or reimbursement of normal business-related automobile expenses. In addition to the above, he would be entitled to participate in customary Northfield Bank medical, life and disability plans and would be eligible for Northfield Bank’s tax-qualified 401(k) plan and employee stock ownership plan. In the event Mr. Branca accepts employment with Northfield Bank, his existing employment agreement will be terminated in consideration of a payment of $1,200,000.

Consulting Agreement with Joseph J. LiBassi, Chairman of the Board of VSB Bancorp and Victory State Bank. Contemporaneously with the execution of the Merger Agreement, Northfield Bancorp and Northfield Bank (collectively, “Northfield”) entered into a consulting agreement with Mr. Joseph J. LiBassi. The consulting agreement is effective immediately upon consummation of the merger and will expire at the end of three years from the effective date. Under the consulting agreement, Mr. LiBassi will provide services as an independent contractor to Northfield, as and when Northfield may request, which services may be provided with respect to all phases of Northfield’s business and particularly those phases in which Mr. LiBassi has particular expertise and knowledge, including matters related to Victory’s customers and operations. The consulting services will be provided for up to a maximum of 25 hours per month, not to exceed 900 hours during the term of the consulting agreement. In consideration of the consulting services, Northfield will pay $10,000 per month to Mr. LiBassi over a period of 36 months, or $360,000 in the aggregate. Under the consulting agreement, Mr. LiBassi agrees to preserve the confidential information of VSB Bancorp, Victory State Bank and Northfield, including proprietary information, customer information and employee information, as each is defined in the consulting agreement. In addition, Mr. LiBassi agrees not to compete with Northfield during the term of the consulting agreement in the geographic area of Staten Island, New York.

Accelerated Vesting of Post-Retirement Death Benefit under Split Dollar Life Insurance Plan. Victory State Bank maintains a split dollar insurance plan covering certain officers and employees, including Mr. Branca. Under the split dollar plan, on a participant’s death while employed, the participant’s beneficiaries will receive from 2.5 to three times the participant’s base salary upon the participant’s death. In the event a participant terminates employment on or after age 65, the participant will have a lifetime death benefit of $50,000. In the event of a change in control, the post-retirement death benefit will vest in a participant without regard to the participant’s age. There are eight participants in the split dollar plan. Seven of the participants, including Mr. Branca, will not have attained age 65 at the time of the change in control and will vest in the post-retirement death benefit as a result of the change in control.

Advisory Board. In accordance with the Merger Agreement, Northfield Bank will establish an advisory board consisting of each of the VSB Bancorp directors (excluding VSB Bancorp’s Chairman of the Board, and excluding VSB Bancorp’s President and Chief Executive Officer if he accepts employment with Northfield Bank or if his participation in the advisory board presents a conflict of interest under applicable law, regulation or existing bank policies or criteria). The function of the advisory board will be to advise Northfield Bank with respect to deposit and lending activities in Victory State Bank’s former market area and to maintain and develop customer relationships. Northfield Bank intends to maintain the advisory board for a period of at least two years. Each member of the advisory board will receive $3,000 per advisory board meeting attended, typically with four meetings scheduled per year.

Indemnification. Pursuant to the Merger Agreement, Northfield Bancorp has agreed that, for a period of six years after the effective time of the Merger, it will indemnify, defend and hold harmless each present and former officer, director or employee of VSB Bancorp and its subsidiaries, including any individual who becomes an officer, director or employee of VSB Bancorp or its subsidiaries before the closing of the Merger, against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, based in whole or in part or arising in whole or in part out of the fact that such person is or was a director, officer or employee of VSB Bancorp or any of its subsidiaries if such claim pertains to any matter of fact arising, existing or occurring before the effective time of the Merger (including, without limitation, the Merger and other transactions contemplated by the Merger Agreement), to the fullest extent as would have been permitted by VSB Bancorp under the New York Business Corporation law and under VSB Bancorp’s certificate of incorporation and bylaws, to the extent not prohibited by applicable law.

Directors’ and Officers’ Insurance. Northfield Bancorp has further agreed, for a period of six years after the effective time of the Merger, to maintain, or to cause Northfield Bank to maintain, the current directors’ and officers’ liability insurance policies of VSB Bancorp (provided, that Northfield Bancorp may substitute policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring before the effective time of the Merger. Northfield Bancorp is not required to spend, in the aggregate, more than 200% of the annual premiums currently paid by VSB Bancorp for its insurance coverage, and if the amount necessary to maintain such insurance coverage exceeds 200% of such current annual premiums, Northfield Bancorp will provide the most advantageous insurance policies obtainable for such amount.

Employee Matters

Northfield Bancorp will review all compensation and benefit plans of VSB Bancorp and its subsidiaries to determine whether to maintain, consolidate terminate or continue such plans. If Northfield Bancorp freezes or terminates any such compensation and benefit plan, a continuing employee will be eligible to participate in any similar Northfield Bancorp employee plan, to the extent that one exists (other than any non-qualified deferred compensation plan, employment agreement, change in control agreement, supplemental executive arrangement or equity incentive plan or other similar type of arrangement). Employees of VSB Bancorp who become participants in any Northfield Bancorp compensation and benefit plan will be given credit for service as an employee of VSB Bancorp before the closing of the Merger for determining eligibility and vesting requirements (but not for benefit accrual purposes, except that credit for benefit accrual purposes will be given in the Northfield Bank Employee Savings Plan or any vacation or paid time off plan), and except that credit for prior service will be given under the Northfield Bank Employee Stock Ownership Plan only to determine eligibility to participate in that plan and not for vesting purposes, and credit for prior service will not be given under the Northfield Bank retiree health plan. In the event of the termination of a VSB Bancorp health plan or consolidation of such plan with a Northfield Bancorp or Northfield Bank health plan, Northfield Bancorp will make available to continuing employees and their eligible dependents employer-provided health care coverage on the same basis as it provides such coverage to Northfield Bancorp employees. Northfield Bancorp will use commercially reasonable efforts to waive limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements under Northfield Bancorp’s health and welfare plans for such continuing employees.

Any employee of VSB Bancorp, other than an employee who is a party to an employment agreement, change in control agreement or other separation agreement that provides a benefit on a termination of employment, whose employment is terminated involuntarily (other than for cause) within nine months following the completion of the Merger, will receive a lump sum severance payment in accordance with the VSB Bancorp severance plan, provided that such employee enters into a release of claims in a form satisfactory to Northfield Bancorp. The plan provides different levels of severance based on the individual’s title and years of service. An employee at the assistant vice president level and below is entitled to two weeks of salary for each full year of service, up to 26 weeks of salary. A vice president or above with less than five years of service is entitled to a severance benefit equal to 26 weeks of salary and with more than five years of service is entitled to a severance benefit of one year of salary. A senior vice president with more than five years of service is entitled to a severance benefit equal to two years of base salary. Mr. Branca is the only employee of VSB Bancorp who is party to an agreement that provides a benefit on a termination of employment.

Pursuant to the terms of the Merger Agreement, if requested by Northfield Bancorp, VSB Bancorp will terminate the VSB Bancorp 401(k) Plan immediately prior to the effective time of the Merger. If the 401(k) Plan is terminated, VSB Bancorp or Northfield Bank will seek a favorable determination letter from the IRS on the tax-qualified status of the 401(k) Plan on termination. As soon as administratively practicable following the receipt of a favorable determination letter from the IRS, the account balances of all participants and beneficiaries in the plan will either be distributed or transferred to an eligible tax-qualified retirement plan or individual retirement account, as directed by the participant or beneficiary.

VSB Bancorp will terminate the VSB Bancorp Employee Stock Ownership Plan immediately prior to the effective time of the Merger. VSB Bancorp will continue to accrue and make contributions to the Employee Stock Ownership Plan for the plan year ending as of the Employee Stock Ownership Plan termination date consistent with its current loan amortization schedule. No later than the effective time of the Merger, a sufficient number of unallocated shares of VSB Bancorp common stock held as collateral by the VSB Bancorp Employee Stock Ownership Plan will be used to repay the outstanding share acquisition loan. Any remaining unallocated shares in the VSB Bancorp Employee Stock Ownership Plan after repayment of the share acquisition loan will be allocated to the accounts of plan participants in accordance with the plan documents. VSB Bancorp will seek a favorable determination letter from the IRS on the tax-qualified status of the VSB Bancorp Employee Stock Ownership Plan on termination. As soon as administratively practicable following the receipt of a favorable determination letter from the IRS, the account balances of all participants and beneficiaries in the plan will either be distributed or transferred to an eligible tax-qualified retirement plan or individual retirement account, as directed by the participant or beneficiary.

Operations of Northfield Bank after the Merger

The Merger Agreement provides for the merger of VSB Bancorp with and into Northfield Bancorp, with Northfield Bancorp as the surviving entity. Following the merger of VSB Bancorp with and into Northfield Bancorp, Victory State Bank will merge with and into Northfield Bank, with Northfield Bank as the surviving bank. The directors and executive officers of Northfield Bank will remain the same following the Merger.

Resale of Shares of Northfield Bancorp Common Stock

All shares of Northfield Bancorp common stock issued to VSB Bancorp’s shareholders in connection with the Merger will be freely transferable. This Proxy Statement/Prospectus does not cover any resales of the shares of Northfield Bancorp common stock to be received by VSB Bancorp’s shareholders upon completion of the Merger, and no person may use this Proxy Statement/Prospectus in connection with any resale.

Time of Completion

Unless the parties agree otherwise and unless the Merger Agreement has otherwise been terminated, and subject to the satisfaction or waiver of all conditions to the closing of the Merger, the closing of the Merger will take place no later than ten business days following the latest to occur of the receipt of all required regulatory approvals, including the expiration of any waiting periods, or the approval of the Merger by VSB Bancorp shareholders. See “—Conditions to Completing the Merger.” On the closing date, to merge VSB Bancorp into Northfield Bancorp, Northfield Bancorp will file a Certificate of Merger with the Delaware Secretary of State and a Certificate of Merger with the New York State Department of State. The Merger will become effective at the time stated in the Certificates of Merger.

It is currently expected that the Merger will be completed during the second quarter of 2020. However, because completion of the Merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the Merger.

Conditions to Completing the Merger

Northfield Bancorp’s and VSB Bancorp’s obligations to consummate the Merger are conditioned on the following:

•	approval of the Merger Agreement and the Merger by VSB Bancorp shareholders;
•	no party to the Merger Agreement being subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation having been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or bank regulator that enjoins or prohibits the consummation of the transactions contemplated by the Merger Agreement;
•	receipt of all required regulatory approvals and the expiration of all statutory waiting periods;
•	the registration statement, of which this document forms a part, being declared effective by the Securities and Exchange Commission, the absence of any stop order suspending the effectiveness of the registration statement or any pending or threatened proceeding by the Securities and Exchange Commission to suspend the effectiveness of the registration statement and the receipt of all required state securities laws approvals with no stop orders; and
•	the additional shares of Northfield Bancorp common stock to be issued in the Merger are authorized for listing on the Nasdaq Stock Market upon notice of issuance.

In addition, Northfield Bancorp’s obligations to consummate the Merger are conditioned on the following:

•	the representations and warranties of VSB Bancorp contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standards in the Merger Agreement, and Northfield Bancorp shall have received a written certificate from VSB Bancorp’s Chief Executive Officer to that effect;
•	VSB Bancorp having performed in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and Northfield Bancorp shall have received a written certificate from VSB Bancorp’s Chief Executive Officer to that effect;
•	VSB Bancorp and its subsidiaries having obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, except for those where the failure of which to obtain would not have a Material Adverse Effect (as defined in the Merger Agreement) on VSB Bancorp and its subsidiaries;
•	None of the regulatory approvals necessary to consummate the Merger and the transactions contemplated by the Merger Agreement includes any condition or requirement that would result in a “Burdensome Condition” (as defined below);
•	Not more than 10% of the outstanding shares of VSB Bancorp common stock have served a written notice of dissent under the NYBCL; and
•	Northfield Bancorp having received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

For purposes of the Merger Agreement, a “Burdensome Condition” is defined as any prohibition, limitation, or other requirement that would: (a) prohibit or materially limit the ownership or operation by Northfield Bancorp or Northfield Bank of all or any material portion of the business or assets of VSB Bancorp or any of its subsidiaries; (b) compel Northfield Bancorp or Northfield Bank to dispose of or hold separate all or any material portion of the business or assets of VSB Bancorp or any of its subsidiaries; (c) impose a material compliance burden, penalty or obligation on Northfield Bancorp or Northfield Bank resulting from noncompliance by VSB Bancorp with its regulatory obligations; or (d) otherwise materially impair the value of VSB Bancorp and its subsidiaries to Northfield Bancorp and Northfield Bank.

In addition, VSB Bancorp’s obligations to consummate the Merger are conditioned on the following:

•	the representations and warranties of Northfield Bancorp contained in the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger (except to the extent such representations and warranties speak as of an earlier date), subject to the materiality standard provided in the Merger Agreement, and VSB Bancorp shall have received a written certificate from Northfield Bancorp’s Chief Executive Officer to that effect;
•	Northfield Bancorp having performed in all material respects all obligations and complied in all material respects with all agreements and covenants to be performed or complied with at or before the effective time of the Merger, and VSB Bancorp shall have received a written certificate from Northfield Bancorp’s Chief Executive Officer to that effect;
•	Northfield Bancorp having obtained any and all permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, except for those where the failure to obtain would not have a Material Adverse Effect on Northfield Bancorp and its subsidiaries;
•	Northfield Bancorp having delivered the merger consideration to the exchange agent, and the exchange agent shall have provided to VSB Bancorp a certificate evidencing such delivery; and
•	VSB Bancorp having received an opinion from its counsel, dated as of the closing date of the Merger, to the effect that the Merger constitutes a reorganization under Section 368(a) of the Internal Revenue Code.

Northfield Bancorp and VSB Bancorp cannot guarantee that all of the conditions to the Merger will be satisfied or waived by the party permitted to do so.

Conduct of Business Before the Merger

VSB Bancorp has agreed that, until completion of the Merger and unless permitted by Northfield Bancorp, neither VSB Bancorp nor its subsidiaries will:

General Business

•	operate its business other than in the usual, regular and ordinary course of business;
•	fail to use reasonable efforts to preserve intact its business organization, assets, properties, leases, employees and advantageous business relationships, retain the services of its officers and key employees and maintain its rights and franchises;
•	take any actions that would adversely affect or delay the ability of Northfield Bancorp or VSB Bancorp to obtain regulatory approvals contemplated by the Merger Agreement or materially increase the time necessary to obtain such approvals;
•	take any action that would materially adversely affect its ability to perform its obligations under the Merger Agreement;

Capital Stock

•	change the number of authorized or issued shares of its capital stock, except pursuant to the exercise of outstanding stock options;
•	issue any shares of capital stock that are held as treasury shares or any securities or obligations convertible or exercisable for any shares of its capital stock;
•	issue or grant any right or agreement or any securities convertible into shares of capital stock;
•	make any grant or award under any VSB Bancorp stock benefit plans;
•	split, combine or reclassify its capital stock;
•	pay any dividend or make any other distribution on its capital stock, other than the declaration and payment of a regular quarterly cash dividend of no more than $0.15 per share;
•	redeem or otherwise acquire any shares of common stock;

Governing Documents/Directors

•	change or waive any provision of its certificate of incorporation or bylaws except as required by law;
•	appoint a new director to its board of directors;

Contracts

•	enter into, renew, amend in any material respect or terminate any material contract or agreement, except in the ordinary course of business consistent with past practice;
•	enter into, renew, extend or modify any transaction with an affiliate (other than a loan or deposit transaction), provided that Northfield Bancorp will have been deemed to have consented to any renewal, extension or modification of any transaction with an affiliate if Northfield Bancorp does not object to any such proposed renewal, extension or modification within three business days of receipt by Northfield Bancorp of a written request by VSB Bancorp;
•	waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which VSB Bancorp or any of its subsidiaries is a party, other than in the ordinary course of business, consistent with past practice;
•	undertake or enter into any lease or other contract or commitment in excess of $25,000 annually, or containing a financial commitment extending 12 months from the date of the Merger Agreement, other than in the normal course of providing credit to customers as part of its banking business;

Branches/Merger

•	open or close any new branch or automated banking facility or file an application to do the same;
•	merge or consolidate VSB Bancorp or any of its subsidiaries with any other corporation; sell or lease all or any substantial portion of the assets or business of VSB Bancorp or any of its subsidiaries; make any acquisition of all or any substantial portion of the business or assets of any other entity other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement, in each case in the ordinary course of business consistent with past practice;
•	enter into a purchase and assumption transaction with respect to deposits and liabilities;

Loans

•	other than pursuant to commitments issued before the date of the Merger Agreement, which have not expired and which have been disclosed to Northfield Bancorp, and except for the renewal of existing lines of credit, make, refinance or restructure any loan or other credit facility in an amount in excess of $1.0 million or that involves an exception to policy, provided that Northfield Bancorp shall be deemed to have consented to any loan in excess of such amount if Northfield Bancorp does not object within three business days of VSB Bancorp’s request to make such loan;
•	buy or sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate, the sales of which are consistent with past practice) unless, with regard to such sales, Northfield Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;
•	make any material change in policies in existence on the date of the Merger Agreement with regard to: the extension of credit, or the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; deposit pricing or generation; or other material banking policies except as may be required by changes in applicable law or regulations, accounting principles generally accepted in the United States of America (which we refer to as “GAAP”) or regulatory accounting principles or by a bank regulator;

Employees

•	grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except: (1) as may be required pursuant to existing commitments disclosed to Northfield Bancorp; (2) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice; (3) the payment of bonuses for the year ended December 31, 2019 in amounts disclosed to Northfield Bancorp, to the extent that such bonuses have been accrued in accordance with generally accepted accounting principles; and (4) the matching contribution to the VSB Bancorp 401(k) plan, consistent with past practice;
•	hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $75,000; provided, however, that VSB Bancorp may hire at-will, non-officer employees to fill vacancies that may from time to time arise in the ordinary course of business;
•	pay, accrue or accelerate the amount of vacation or paid time off, except in the ordinary course of business consistent with past practice;
•	enter, modify or amend, except as may be required by law or the terms of the Merger Agreement, any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees, or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice;

•	amend, modify or revise the terms of any outstanding stock option or voluntarily accelerate the vesting of, or lapsing of restrictions with respect to, any stock options or other stock-based compensation;
•	except for the execution of the Merger Agreement and actions taken or that will be taken in accordance with the Merger Agreement and performance thereunder, take any action that would give rise to a right of payment to any individual under any employment or change in control agreement;
•	except for the execution of the Merger Agreement and the transactions contemplated therein and any terminations of employment, take any action that would give rise to an acceleration of the right to payment to any individual under any VSB Bancorp compensation and benefit plan;
•	issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Northfield Bancorp and, to the extent relating to post-closing employment, benefits or compensation information without the prior consent of Northfield Bancorp (which will not be unreasonably withheld, delayed or conditioned), or issue any broadly distributed communication of a general nature to customers without the prior approval of Northfield Bancorp (which will not be unreasonably withheld, delayed or conditioned), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated by the Merger Agreement;

Settling Claims

•	pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create negative precedent for other pending or potential claims, actions, litigation, arbitration or proceedings, or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting VSB Bancorp’s business or operations;

Foreclosures

•	foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment of the property indicates the presence of materials of environmental concern in violation of environmental laws and regulations;

Investments

•	purchase any equity securities or purchase any security for its investment portfolio inconsistent with VSB Bancorp’s or its subsidiaries’ current investment policy;
•	purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice (other than liabilities that relate solely to accruals with respect to loss contingencies);
•	enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

Insurance

•	enter into, modify, renew or change the level of coverage or, except as may be required by applicable law or the terms of the Merger Agreement, any insurance applicable to directors and officers;

Pledges, Security Interests, Borrowings and Encumbrances

•	except for transactions with the FHLB of New York, subject any asset of VSB Bancorp or of any of its subsidiaries to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice;

•	incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than (a) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (b) advances from the FHLB of New York with a maturity of not more than one year; prepay any indebtedness or other similar arrangements so used to cause VSB Bancorp to incur any prepayment penalty thereunder; or purchase any brokered certificates of deposit;

Capital Expenditures

•	other than as disclosed to Northfield Bancorp, and other than pursuant to binding commitments existing as of the date of the Merger Agreement or expenditures necessary to maintain existing assets in good repair, make any capital expenditures in excess of $25,000 individually, or $150,000 in the aggregate;

Accounting

•	change its method of accounting, except as required by changes in generally accepted accounting principles, regulatory accounting principles or by any bank regulator responsible for regulating VSB Bancorp;

Merger Agreement

•	take any action that would result in any of its representations and warranties under the Merger Agreement becoming untrue or in the conditions to the Merger not being satisfied, in each case except as may be required by applicable law;
•	take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization under Section 368 of the Internal Revenue Code; or

Other Agreements

•	agree or commit to do any of the foregoing actions.

Northfield Bancorp has agreed that, until the completion of the Merger, it will not voluntarily take any action that would:

•	adversely affect or delay the ability of Northfield Bancorp and VSB Bancorp to obtain regulatory approvals contemplated by the Merger Agreement or materially increase the time necessary to obtain such approvals;
•	adversely affect its ability to perform its covenants and agreements under the Merger Agreement; or
•	result in any of its representations and warranties under the Merger Agreement becoming untrue or in the conditions to the Merger not being satisfied.

Additional Covenants of VSB Bancorp and Northfield Bancorp in the Merger Agreement

Agreement Not to Solicit Other Proposals. VSB Bancorp has agreed not to, and will cause its subsidiaries, and their officers, directors, employees, representatives, affiliates and other agents not to: (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes or could reasonably be expected to lead to, an acquisition proposal by a third party; (2) participate in discussions or negotiations regarding an acquisition proposal or furnish or otherwise afford access to any third party any information or data with respect to VSB Bancorp or its subsidiaries or otherwise relating to a third-party proposal; (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which VSB Bancorp is a party; or (4) enter into any agreement with respect to a third-party acquisition proposal.

An acquisition proposal is a proposal that could reasonably be expected to lead to any of the following or similar transactions:

•	any merger, consolidation, recapitalization, share exchange, liquidation, dissolution, or other similar transaction involving VSB Bancorp or its subsidiaries;
•	any sale, lease or other disposition of assets of VSB Bancorp or its subsidiaries and representing, in the aggregate, 25% or more of VSB Bancorp’s consolidated assets;
•	any issuance, sale, or disposition of securities representing 25% or more of the voting power of VSB Bancorp capital stock; and
•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 25% or more of the outstanding shares of capital stock of VSB Bancorp.

Despite the agreement of VSB Bancorp not to solicit other acquisition proposals, VSB Bancorp may generally negotiate or have discussions with, or provide information to, a third party who makes a bona fide unsolicited written acquisition proposal before the VSB Bancorp shareholders meeting to vote on the Merger Agreement, provided that the VSB Bancorp board of directors determines: (1) in its good faith, after consultation with its outside legal counsel and independent financial advisor, that the failure to take such action would reasonably be expected to violate the directors’ fiduciary obligations under applicable law; and (2) that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal, meaning that it is: (x) reasonably likely to result in a transaction more favorable to the VSB Bancorp shareholders from a financial point of view than the Merger; (y) is, in light of the other items of such proposal, more favorable to the VSB Bancorp shareholders than the Merger, considering, among other things, and material regulatory approvals and other timing risks; and (3) is reasonably likely to be completed on the terms proposed.

Before entering into negotiations or discussions with a third party, VSB Bancorp must provide Northfield Bancorp with at least three business days prior notice of its determination and have received from the third party a confidentiality agreement with terms no less favorable to VSB Bancorp than those contained in the confidentiality agreement between Northfield Bancorp and VSB Bancorp.

If VSB Bancorp receives an acquisition proposal or information request from a third party or seeks to enter into negotiations with a third party regarding a superior proposal, VSB Bancorp must promptly notify Northfield Bancorp (and in any event within 24 hours) of the receipt of the acquisition proposal or information request and provide Northfield Bancorp with information about the third party and its proposal or information request.

Certain Other Covenants. The Merger Agreement also contains other agreements relating to the conduct of Northfield Bancorp and VSB Bancorp before consummation of the Merger, including the following:

•	VSB Bancorp will cause one or more of its representatives to confer with representatives of Northfield Bancorp to inform Northfield Bancorp regarding VSB Bancorp’s operations at such times as Northfield Bancorp may reasonably request, and shall promptly notify Northfield Bancorp of any material change in VSB Bancorp’s business;
•	each party will meet with the other party on a regular basis to discuss and plan for the conversion of VSB Bancorp’s data processing and related electronic information systems;
•	VSB Bancorp will provide Northfield Bancorp information regarding nonperforming assets and other information related to loans;
•	VSB Bancorp will permit Northfield Bancorp reasonable access to VSB Bancorp’s personnel, properties, books and records in which Northfield Bancorp may have a reasonable interest;
•	VSB Bancorp will permit Northfield Bancorp, at its own expense, to conduct a Phase I Environmental Site Assessment at each branch office and other property owned by VSB Bancorp (and, to the extent permitted at any branch leased by VSB Bancorp) and to the extent such Phase I recommends performance of a Phase II Environmental Site Assessment, to conduct a Phase II Environmental Site Assessment;

•	VSB Bancorp will provide Northfield Bancorp with a copy of all documents VSB Bancorp files with its banking regulators or sends to its shareholders and that VSB Bancorp is legally permitted to provide to Northfield Bancorp;
•	Northfield Bancorp and VSB Bancorp will use their commercially reasonable efforts to obtain all necessary consents and approvals of third parties necessary to complete the Merger and related transactions;
•	VSB Bancorp will permit representatives of Northfield Bancorp or Northfield Bank to attend any meeting of its board of directors or the Executive and Loan Committees as an observer;
•	Northfield Bancorp will file a registration statement, of which this Proxy Statement/Prospectus forms a part, with the Securities and Exchange Commission registering the shares of Northfield Bancorp common stock to be issued in the Merger to VSB Bancorp shareholders;
•	VSB Bancorp will take all actions necessary to convene a meeting of its shareholders to vote on the Merger Agreement and the Merger. VSB Bancorp’s board of directors will recommend at its shareholders meeting that the shareholders vote to adopt the Merger Agreement and the Merger and will use commercially reasonable efforts to solicit shareholders’ approval. However, the VSB Bancorp board of directors may recommend a superior proposal to its shareholders, or fail to make a recommendation in favor of approval of the Merger Agreement, or withdraw, qualify or modify a recommendation in favor of approval of the Merger Agreement if, following the receipt of an acquisition proposal that the VSB Bancorp board has determined constitutes a superior proposal, VSB Bancorp’s board of directors, after consultation with and consideration of the advice of its outside legal counsel and financial advisor, determines, in good faith, that failing to take any of the actions described above would reasonably likely violate its fiduciary duties under applicable law; and
•	before completion of the Merger, Northfield Bancorp will list on the Nasdaq Global Select Market, subject to official notice of issuance, the shares of Northfield Bancorp common stock that Northfield Bancorp will issue in exchange for shares of VSB Bancorp common stock in the Merger.

Representations and Warranties Made by Northfield Bancorp and VSB Bancorp in the Merger Agreement

Northfield Bancorp and VSB Bancorp have made certain customary representations and warranties to each other in the Merger Agreement relating to their businesses. For information on these representations and warranties, please refer to the Merger Agreement, attached as Appendix A. The representations and warranties must be materially true and correct through the completion of the Merger, subject to the standard set forth in the Merger Agreement. See “—Conditions to Completing the Merger.”

The representations and warranties contained in the Merger Agreement were made only for purposes of the Merger Agreement and are made as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed to by Northfield Bancorp or VSB Bancorp, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.

Each of Northfield Bancorp and VSB Bancorp has made representations and warranties to the other regarding, among other things:

•	corporate matters, including due organization and qualification;
•	capitalization, including total outstanding shares and classes of stock;
•	authority relative to execution and delivery of the Merger Agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the Merger or the bank merger;
•	governmental filings and consents necessary to complete the Merger;
•	financial statements and internal controls;
•	tax matters;

•	the absence of any event or action that would, or reasonably be expected to, constitute a material adverse effect since December 31, 2018;
•	real and personal property;
•	insurance matters;
•	legal proceedings;
•	compliance with applicable laws;
•	employee matters and benefit plans;
•	environmental liabilities;
•	loan portfolio matters;
•	the inapplicability of antitakeover provisions in organizational documents;
•	risk management obligations;
•	trust accounts;
•	intellectual property; and
•	information technology.

VSB Bancorp has made other representations and warranties about itself to Northfield Bancorp as to:

•	the timely filing of regulatory reports;
•	material contracts and leases;
•	brokers or financial advisor fees;
•	investment securities;
•	documents delivered to shareholders;
•	related party transactions;
•	deposits;
•	the vote required to approve the Merger Agreement;
•	registration obligations;
•	the opinion of VSB Bancorp’s financial advisor; and
•	investment management.

Northfield Bancorp has made other representations and warranties about itself to VSB Bancorp as to the stock to be issued as merger consideration.

The representations and warranties of each of Northfield Bancorp and VSB Bancorp will expire upon the effective time of the Merger.

Terminating the Merger Agreement

The Merger Agreement may be terminated at any time before the completion of the Merger, either before or after approval of the Merger Agreement by VSB Bancorp shareholders, as follows:

•	by the mutual written consent of Northfield Bancorp and VSB Bancorp;
•	by either party, if there has been a material breach of any of the representations and warranties set forth in the Merger Agreement by the other party, subject to the standard set forth in the Merger Agreement, which breach cannot be cured before October 31, 2020, or has not been cured within 30 days after the giving of written notice to such party of such breach;

•	by either party, if there has been a material failure to perform or comply with any of the covenants or agreements set forth in the Merger Agreement by the other party, which failure cannot be cured before October 31, 2020 or has not been cured upon 30 days written notice of such failure by the terminating party to the other party;
•	by either party, if the Merger has not been consummated by October 31, 2020, or such later date as agreed to by the parties, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement;
•	by either party, if the shareholders of VSB Bancorp have voted at the VSB Bancorp shareholders meeting and the vote was not sufficient to approve the Merger Agreement or the Merger, and provided that VSB Bancorp may only termination the Merger Agreement under this provision if it has complied in all material respects with its obligations with respect to its vote of shareholders;
•	by either party, if a required regulatory approval or nonobjection is denied or any court of competent jurisdiction or governmental entity prohibits the consummation of the Merger;
•	by either party, if the conditions to completion of the Merger cannot be satisfied or fulfilled by October 31, 2020, or such later date as agreed to by the parties, unless the failure to complete the Merger by that time was due to such party’s material breach of any representation, warranty, covenant or other agreement provided in the Merger Agreement;
•	by Northfield Bancorp if (a) VSB Bancorp has materially breached its obligations with respect to its vote of shareholders or its obligations not to solicit third-party acquisition proposals, or (b) the VSB Bancorp board of directors does not publicly recommend in this Proxy Statement/Prospectus approval of the Merger Agreement and the Merger or, if after making such recommendation, the VSB Bancorp board of directors approves or recommends the approval of a superior proposal and withdraws, qualifies or modifies its recommendation to the VSB Bancorp shareholders to vote in favor of the Merger Agreement and the Merger; or
•	by VSB Bancorp if VSB Bancorp has received a superior proposal and the board of directors of VSB Bancorp has determined to accept such superior proposal.

Additionally, VSB Bancorp may terminate the Merger Agreement if, as of the fifth business day prior to the closing date of the Merger (the “Determination Date”), both of the following conditions are satisfied:

•	the number obtained by dividing the average of the daily closing prices of Northfield Bancorp common stock for the ten consecutive trading days immediately preceding the Determination Date is less than $14.56; and
•	the number obtained by dividing (1) the average of the daily closing prices of Northfield Bancorp common stock for the ten consecutive trading days immediately preceding the Determination Date by (2) $17.13 is less than the number obtained by dividing (x) the average of the daily closing prices for the ten consecutive trading days immediately preceding the Determination Date of the SNL Small Cap U.S. Bank and Thrift Index (the “Final Index Price”) by (y) the closing value of the SNL Small Cap U.S. Bank and Thrift Index on the last trading date immediately preceding the public announcement of the entry into the Merger Agreement (the “Initial Index Price”), minus 0.15 (the “Index Ratio”).

If VSB Bancorp elects to exercise its termination right as described above, it must give written notice to Northfield Bancorp. During the three business day period commencing with its receipt of such notice, Northfield Bancorp will have the option to increase the consideration to be received by the holders of VSB Bancorp common stock by adjusting the exchange ratio to equal the lesser of (x) a number (rounded to the nearest one one-thousandth) obtained by dividing (A) the product of $17.13, the exchange ratio as then in effect and the Index Ratio minus 0.15 by (B) the average daily closing price of Northfield Bancorp common stock for the ten consecutive trading days preceding the Determination Date and (y) a number obtained by dividing (A) $17.13 by (B) the average daily closing price of Northfield Bancorp common stock for the ten consecutive trading days preceding the Determination Date, and multiplying the quotient by the exchange ratio as then in effect and 0.85. If within such three business day period, Northfield Bancorp delivers written notice to VSB Bancorp that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, then no termination will have occurred and the Merger Agreement will remain in full force and effect in accordance with its terms (except that the exchange ratio will have been so modified as described above).

Termination Fee

The Merger Agreement requires VSB Bancorp to pay Northfield Bancorp a fee of $2.5 million if the Merger Agreement is terminated in certain circumstances that involve a competing offer. Specifically, VSB Bancorp must pay the termination fee if Northfield Bancorp terminates the Merger Agreement as a result of a breach by VSB Bancorp of its covenant regarding the solicitation of competing offers or VSB Bancorp’s failure to call a shareholders’ meeting or if VSB Bancorp’s board of directors fails to publicly recommend approval of the Merger or withdraws, qualifies, or modified its recommendation to approve the Merger.

VSB Bancorp also must pay the termination fee if (1) VSB Bancorp terminates the Merger Agreement because it has accepted a superior proposal or (2) VSB Bancorp enters into a definitive merger agreement, with a party who made an acquisition proposal prior to termination of the Merger Agreement, within one year of Northfield Bancorp terminating the Merger Agreement due to VSB Bancorp’s willful breach of a representation, warranty or covenant or failure of VSB Bancorp’s shareholders to approve the Merger Agreement.

Expenses

Each of Northfield Bancorp and VSB Bancorp will pay its own costs and expenses incurred in connection with the Merger. In the event of a termination of the Merger Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in the Merger Agreement, the breaching party will remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees sustained or incurred by the non-breaching party as a result or in connection therewith or in connection with enforcing its rights under the Merger Agreement.

Changing the Terms of the Merger Agreement

Before the completion of the Merger, Northfield Bancorp and VSB Bancorp may agree to waive, amend or modify any provision of the Merger Agreement. However, after the vote by VSB Bancorp shareholders, Northfield Bancorp and VSB Bancorp may not make any amendment or modification that would reduce the amount or alter the kind of consideration to be received by VSB Bancorp’s shareholders under the terms of the Merger Agreement.

DESCRIPTION OF NORTHFIELD BANCORP CAPITAL STOCK

The following summary describes the material terms of Northfield Bancorp’s capital stock and is subject to, and qualified by, Northfield Bancorp’s certificate of incorporation and bylaws and applicable Delaware law. See “Where You Can Find More Information” as to how to obtain a copy of Northfield Bancorp’s certificate of incorporation and bylaws.

General

Northfield Bancorp is authorized to issue 150,000,000 shares of common stock having a par value of $0.01 per share, and 25,000,000 shares of preferred stock having a par value of $0.01 per share. At March 13, 2020, 49,188,347 shares of common stock were outstanding. At that date, no preferred shares were outstanding.

Common Stock

Voting Rights. Holders of common stock of Northfield Bancorp have exclusive voting rights in Northfield Bancorp. They elect Northfield Bancorp’s board of directors and act on other matters that are required to be presented to them under Delaware law or that are otherwise presented to them by the board of directors. Each holder of common stock is entitled to one vote per share and does not have any right to cumulate votes in the election of directors. However, any person who beneficially owns more than 10% of the then-outstanding shares of Northfield Bancorp’s common stock is not entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Northfield Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. The approval of 85% of Northfield Bancorp’s outstanding common stock is required to amend certain provisions of Northfield Bancorp’s certificate of incorporation, including the 10% voting limitation, the requirements to call special meetings of the stockholders, the classification, removal, appointment and election of directors and the amendment of the bylaws.

Dividends. Delaware law generally limits dividends to Northfield Bancorp’s capital surplus or, if there is no capital surplus, Northfield Bancorp’s net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The payment of dividends by Northfield Bancorp is also subject to limitations that are imposed by law and applicable regulation, including restrictions on payments of dividends that would reduce Northfield Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Northfield Bancorp are entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Northfield Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

The Federal Reserve has issued a policy statement providing that dividends should be paid only out of current earnings and only if the holding company’s prospective rate of earnings retention is consistent with its capital needs, asset quality and overall financial condition. Federal regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

Liquidation. In the event of any liquidation, dissolution or winding up of Northfield Bank, Northfield Bancorp, as the holder of 100% of Northfield Bank’s capital stock, would be entitled to receive all assets of Northfield Bank available for distribution, after payment or provision for payment of all debts and liabilities of Northfield Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to certain eligible depositors established in connection with Northfield Bancorp’s second-step conversion stock offering in 2012. In the event of liquidation, dissolution or winding up of Northfield Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Northfield Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Northfield Bancorp are not entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

Northfield Bancorp’s certificate of incorporation authorizes its board of directors, without stockholder action, to issue preferred stock in one or more series and to establish the designations, dividend rates and rights, dissolution or liquidation rights, preferences, price and terms and conditions on which shares may be redeemed, terms and conditions for conversion or exchange into any other class or series of the stock, voting rights and other terms. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and could have the effect of delaying, deferring or preventing a change in control of Northfield Bancorp.

Certain Certificate of Incorporation and Bylaw Provisions Affecting Northfield Bancorp Common Stock

Northfield Bancorp’s certificate of incorporation and bylaws contain several provisions that may make Northfield Bancorp a less attractive target for an acquisition of control by anyone who does not have the support of Northfield Bancorp’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, special procedural rules regarding nominations for election to the board of directors or the introduction of new business at meetings of stockholders, a staggered board of directors, and a vote limitation on shares owned in excess of 10% of Northfield Bancorp’s outstanding shares. The foregoing description is qualified in its entirety by reference to Northfield Bancorp’s certificate of incorporation and bylaws.

Restrictions on Ownership

Under the Change in Bank Control Act, no person or entity may acquire control of a savings and loan holding company, such as Northfield Bancorp, unless the Federal Reserve has been given 60 days prior written notice and has not disapproved the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquiror and the competitive effects of the acquisition. Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of Northfield Bancorp’s directors, or a determination by the regulator that the acquiror has the power, directly or indirectly, to exercise a controlling influence over the management or policies of Northfield Bancorp. Acquisition of more than 10% of any class of a savings and loan holding company’s voting stock constitutes a rebuttable determination of control under Federal Reserve Board regulations where, as is the case with Northfield Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934. Any company that acquires such control becomes a “savings and loan holding company” subject to registration, examination and regulation by the Federal Reserve.

Transfer Agent and Registrar

The Transfer Agent and Registrar for Northfield Bancorp’s common stock is Broadridge Corporate Issuer Solutions, Inc., Brentwood, New York.

COMPARISON OF RIGHTS OF SHAREHOLDERS

The rights of stockholders of Northfield Bancorp are currently governed by Northfield Bancorp’s certificate of incorporation and bylaws and by Delaware law. The rights of shareholders of VSB Bancorp are currently governed by VSB Bancorp’s certificate of incorporation and bylaws and by New York law. If the Merger is completed, VSB Bancorp shareholders who receive Northfield Bancorp common stock will become Northfield Bancorp stockholders and, as a result, their rights will be governed by Northfield Bancorp’s certificate of incorporation and bylaws and Delaware law.

The following is a summary of the material differences between the rights of a VSB Bancorp shareholder and the rights of a Northfield Bancorp stockholder. This summary is not a complete statement of the differences between the rights of VSB Bancorp shareholders and the rights of Northfield Bancorp stockholders and is qualified in its entirety by reference to Delaware and New York law, to the certificate of incorporation and bylaws of Northfield Bancorp and the amended certificate of incorporation and bylaws of VSB Bancorp. Copies of Northfield Bancorp’s certificate of incorporation and bylaws are on file with the Securities and Exchange Commission. Copies of Northfield Bancorp’s certificate of incorporation and bylaws are also available upon written request addressed to Corporate Secretary, Northfield Bancorp, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095.

Authorized Stock
Northfield Bancorp		VSB Bancorp
•
The certificate of incorporation authorizes 175,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.01 par value, and 25,000,000 shares of preferred stock, $0.01 par value.
		•	The certificate of incorporation authorizes 10,000,000 shares of capital stock, $0.0001 par value.
•	At March 13, 2020, there were 49,188,347 shares of Northfield Bancorp common stock issued and outstanding.	•	At March 13, 2020, there were 1,884,515 shares of VSB Bancorp common stock issued and outstanding.
•	At March 13, 2020, there were no shares of preferred stock issued or outstanding.	•	At March 13, 2020, there were no shares of preferred stock issued or outstanding.
Voting Rights
Northfield Bancorp		VSB Bancorp
•	Each share of common stock is entitled to one vote. The certificate of incorporation provides that beneficial owners of 10% or more of the outstanding stock are subject to voting limitations.	•	Each share of common stock is entitled to one vote. The certificate of incorporation does not include a voting restriction.
Stockholders’ Meetings
Northfield Bancorp		VSB Bancorp
•
Section 211 of the Delaware General Corporation Law (the “DGCL”) provides that meetings of stockholders may be held at such place, either within or without the State of Delaware, as determined by the Northfield Bancorp board of directors.
		•	VSB Bancorp’s bylaws provide that the annual meeting of stockholders shall be held within the State of New York, as set by the VSB Bancorp board of directors.
•	Notice of the meeting must be delivered to stockholders entitled to vote, no fewer than ten days and no more than 60 days before the meeting.	•	Notice of the meeting must be delivered to stockholders entitled to vote, no fewer than ten days and no more than 50 days before the meeting.

Stockholders’ Meetings
Northfield Bancorp	VSB Bancorp
•
To nominate a director or propose business to be transacted by stockholders, stockholders must give written notice to the secretary of Northfield Bancorp not later than the close of business on the 90th day before the anniversary date of the proxy statement relating to the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the preceding year’s annual meeting, notice by the stockholder will be timely if it is received not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice given by a stockholder with respect to a nomination to the board of directors or proposal for new business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.
•
To bring business before an annual meeting of stockholders, stockholders must give written notice to the secretary of VSB Bancorp not less than 120 days prior to the first anniversary of the date the proxy statement for the previous year’s annual meeting was released to stockholders, and to nominate a director, stockholders must give written notice to the secretary of VSB Bancorp not less than 120 days prior to nor more than 150 days prior to the first anniversary of the date the proxy statement for the previous year’s annual meeting was released to stockholders. However, if the date of the annual meeting is changed by more than 30 days from the date in the prior year, then the deadline for receipt of proposals to bring business or the receipt of nominations for director is a reasonable time before VSB Bancorp begins to prepare and mail its proxy materials. Each notice given by a stockholder with respect to a nomination for directors or proposal for business must include certain information regarding the nominee or proposal and the stockholder making the nomination or proposal.

•
Northfield Bancorp’s bylaws provide that at any meeting of Northfield Bancorp’s stockholders, subject to the 10% voting restriction contained in the certificate of incorporation, a majority of the outstanding shares entitled to vote at the meeting, represented in person or by proxy, constitute a quorum at a meeting of stockholders.
•
The presence, in person or by proxy, of one-third of the shares entitled to vote at a stockholders’ meeting shall constitute a quorum, except as otherwise required by law, the certificate of incorporation or by-laws.

•
If less than a majority of the outstanding shares are represented at a meeting, the chairman of the meeting or the holders of a majority of the shares represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
•
A lesser number when not constituting a quorum may adjourn the meeting from time to time until a quorum shall be present or represented. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholder.

•
Under Northfield Bancorp’s bylaws and Section 219 of the DGCL, a complete list of stock holders entitled to vote at any meeting of stockholders, showing the address of each such stockholder and the number of shares held by each, shall be available for inspection by any stockholder at any time during usual business hours for a period of ten days prior to the meeting and at the time and place of the meeting during the whole time of the meeting.
•
Under Section 607 of the NYBCL, VSB Bancorp must produce a list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, at any meeting of shareholders upon the request of any shareholder at or prior to the meeting.

Board of Directors
Northfield Bancorp		VSB Bancorp
•	The bylaws provide that the number of directors shall be designated by the board of directors.	•	The bylaws provide that board of directors shall consist of not less than seven and not more than 30 stockholders. The number of directors shall be determined by the board of directors.
•	There are currently 11 directors.	•	There are currently eight directors.
•	Vacancies on the board of directors may be filled by a vote of a majority of the remaining directors.	•	Vacancies on the board of directors are filled by a vote of a majority of the remaining directors
•	Directors may be removed only for cause by the affirmative vote of at least a majority of the outstanding shares entitled to vote at an annual or special meeting called for that purpose.	•
Directors may be removed only for cause and only a vote of the shareholders. For purposes of determining when a director can be removed, “cause” means: (a) the violation of law, rule or regulation resulting in material economic loss to VSB Bancorp; (b) the commission of any act disqualifying the director from serving as the director of a bank or bank holding company under state or federal law; (c) self-dealing by the director to the detriment of VSB Bancorp; or (d) the commission of any act causing a material adverse effect on the reputation or business prospects of VSB Bancorp or any of its subsidiaries.

Board of Directors
Northfield Bancorp	VSB Bancorp
•
No person 75 years of age is eligible for election, re-election, appointment, or reappointment to the board of directors. No director shall serve as a director beyond the annual meeting immediately following the director becoming age 75. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency. No person may serve on the board of directors and at the same time be a director or officer of another co-operative bank, credit union, savings bank, savings and loan association, trust company, bank holding company or banking association (in each case whether chartered by a state, the federal government or any other jurisdiction) that has an office in any city or county in which Northfield Bancorp or any of its subsidiaries has an office, or in any county contiguous to such cities or counties.
•
In addition, under Section 706 of the NYBCL, the attorney general or the holders of 10% of the outstanding shares, whether or not entitled to vote, may bring action to procure a judgment removing a director for cause.

•
Each director must be a stockholder of VSB Bancorp and shall be a resident of the State of New York or New Jersey. Each director shall satisfy one of the following two qualification standards: (i) the director’s primary residence shall be in Richmond County, New York; or (ii) the director’s principal place of employment shall be located in Richmond County, New York. No person shall be eligible for initial election as a director who is 75 years of age or more, and the office of any director shall become vacant on the last day of the month in which such director reaches his or her 75th birthday. These age-related provisions do not apply to certain directors listed in the by-laws.

Anti-Takeover Provisions and Restrictions on Business Combinations
Northfield Bancorp	VSB Bancorp
•
Northfield Bancorp has not opted out of the requirements of Section 203 of the DGCL prohibiting Northfield Bancorp from engaging in a business combination with an interested stockholder (defined as a person or group of affiliates owning at least 15% of the voting power of Northfield Bancorp) for a period of three years after that interested stockholder became an interested stockholder unless (a) before that person became an interested stockholder, the Northfield Bancorp board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Northfield Bancorp outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (c) at or subsequent to the time the stockholder became an interested stockholder the business combination is approved by the Northfield Bancorp board and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder at an annual or special meeting of Northfield Bancorp stockholders.
•
Under Section 912 of the NYBCL, certain additional procedural requirements are required for a business combination with an interested shareholder. However, because VSB Bancorp has not registered any of its securities under Section 12 of the Exchange Act, the provisions of Section 912 of the NYBCL do not apply to VSB Bancorp.

Inspection of Books and Records
Northfield Bancorp	VSB Bancorp
•
Under Section 220 of the DGCL, any Northfield Bancorp stockholder, upon written demand under oath stating the purpose thereof, has the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts of: (i) Northfield Bancorp’s stock ledgers, a list of stockholders and its other books and records; and (ii) the books and records of a subsidiary of Northfield Bancorp, to the extent that Northfield Bancorp has actual possession and control of such records of such subsidiary or could obtain such records through the exercise of control over such subsidiary, subject to certain restrictions.
•
Under Section 624 of the NYBCL, any person who has been a VSB Bancorp shareholder of record, upon five days’ written demand, has the right to examine, in person, or by agent or attorney, the minutes of the proceedings of the shareholders and record of shareholders, and to make extracts from such minutes and records, during normal business hours and for any purpose reasonably related to such person’s interest as a shareholder. Additionally, upon the written request of a shareholder, VSB Bancorp must give or mail to such shareholder an annual balance sheet and profit and loss statement for the preceding fiscal year, and, if any interim balance sheet or profit and loss statement has been distributed to its shareholders or otherwise made available to the public, the most recent such interim balance sheet or profit and loss statement.

Amendment of the Bylaws
Northfield Bancorp		VSB Bancorp
•	The bylaws may be amended or repealed by either the approval of a majority of the board of directors or by the vote of 80% of the outstanding shares entitled to vote.	•
The bylaws may be amended by the affirmative vote of two-thirds of the board of directors attending any meeting and may be amended by shareholders holding a majority of the shares entitled to vote in an election of directors.

Amendment of the Certificate of Incorporation
Northfield Bancorp	VSB Bancorp
•
Amendments to the certificate of incorporation must be approved in accordance with Delaware law; provided, however, at least 85% of the outstanding voting stock is generally required to amend certain provisions.
•
Section 803(a) of the NYBCL provides that VSB Bancorp’s certificate of incorporation may be amended or changed by a vote of the VSB Bancorp board followed by a vote of the majority of all outstanding shares of VSB Bancorp common stock entitled to vote; however, if the provision of the certificate of incorporation to be amended requires the vote of the VSB Bancorp board or a greater proportion of the VSB Bancorp shareholders than a majority, then such provision may not be amended except by such vote (e.g., amending VSB Bancorp’s by-laws). In addition, an amendment to VSB Bancorp’s certificate of incorporation for the purpose of reducing the requisite vote by the holders of any class or series of shares that would otherwise require more than a majority of the votes of all outstanding shares entitled to vote thereon will not be adopted except by the vote of such holders of class or series of shares having voting power at least equal to that which would be required to take the action. The VSB Bancorp board may make certain amendments to the certificate of incorporation related to VSB Bancorp’s office, registered agent or service of process address.

Limitations of Personal Liability of Officers and Directors and Indemnification
Northfield Bancorp	VSB Bancorp
•
Northfield Bancorp’s certificate of incorporation limits liability of directors for monetary damages, except a director may be liable (1) for a breach of duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.
•
VSB Bancorp’s certificate of incorporation provides that a director of VSB Bancorp will not be personally liable to VSB Bancorp or its shareholders for damages for breach for any breach of duty in his or her capacity as a director, provided that this provision shall not eliminate or limit liability for any act or omission described in Section 402(b)(1) and 402(b)(2) of the NYBCL.

•
Northfield Bancorp certificate of incorporation provides that Northfield Bancorp will indemnify its current and former directors and officers to the fullest extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its directors, officers, and employees against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in proceedings arising because of the person's relationship to the company, so long as the individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the company (and, in the case of a criminal proceeding, so long as the individual had no reasonable cause to believe his conduct was unlawful). To the extent a person eligible for indemnification is successful on the merits or otherwise in defense in such an action, indemnification for expenses actually and reasonably incurred is mandatory. Delaware law provides that a company may pay expenses incurred in advance of the final disposition of the proceeding provided the company receives from the individual a written undertaking to repay the advanced amounts if it is ultimately determined that the individual was not entitled to be indemnified. A similar standard for indemnification applies in a shareholder “derivative” claim (i.e., an action by or in the right of the company) except that indemnification only extends to expenses incurred in defense of such a proceeding and except that, where the individual has been found liable to the company, indemnification must be approved by the court.
•
VSB Bancorp’s by-laws provide that VSB Bancorp shall indemnify and advance the expenses of any director, officer or employee to the full extent permitted by New York law. Under New York law, a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had

Limitations of Personal Liability of Officers and Directors and Indemnification
Northfield Bancorp	VSB Bancorp

reasonable cause to believe that his conduct was unlawful.  A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, subject to the limitations set forth in Section 722 of the NYBCL.

Dissenters’ Rights
Northfield Bancorp	VSB Bancorp
•
Section 262 of the DGCL permits stockholders to dissent from a merger, consolidation or a sale of all or substantially all the assets of the corporation and obtain payment of the fair value of their shares, if they follow certain statutorily defined procedures. However, appraisal rights do not apply if the corporation’s stock is either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders. Dissenters’ rights may be restored if, in the transaction, stockholders are to receive, in exchange for shares of their stock, anything other than: (i) stock of the surviving corporation; (ii) stock of any corporation that is or will be listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares; or (iv) any combination of (i), (ii) or (iii). The DGCL further provides that no appraisal rights are available for any shares of stock of the constituent corporation surviving a merger if the merger did not require the approval of the stockholders of the surviving corporation as provided under Section 251(f) of the DGCL.
•
Section 910 of the NYBCL permits shareholders to dissent from a merger, consolidation, sale or disposition of all or substantially all the assets of a corporation or share exchange, if they follow certain statutorily defined procedures, and receive payment in the amount of the fair value of their shares of stock as of the day before the day on which such shareholders were entitled to vote on such plan of acquisition. However, dissenters’ rights do not apply in a merger to shareholders of (i) the parent corporation in a merger with its subsidiary; (ii) the surviving corporation, except in a merger pursuant to which certain specified changes to the rights are shares held by such shareholder are effected and (iii) a company whose shares are listed on a national securities exchange at the record date for the vote to approve the merger.

INFORMATION ABOUT NORTHFIELD BANCORP

Northfield Bancorp, a Delaware corporation that was incorporated and commenced operations in 2010, is a savings and loan holding company headquartered in Woodbridge, New Jersey. Northfield Bancorp’s common stock is listed on the Nasdaq Global Select Market under the symbol “NFBK.”

Northfield Bancorp conducts its operations primarily through Northfield Bank, a federal savings bank founded in 1887 with 37 full-service offices in Staten Island and Brooklyn, New York and Hunterdon, Mercer, Middlesex and Union Counties, New Jersey. Northfield Bank provides a full range of financial services including commercial and business banking, personal banking, wealth management and trust services. Deposits are Northfield Bank’s primary source of funds for its lending and investing activities. Northfield Bank owns 100% of NSB Services Corp., which, in turn, owns 100% of the voting common stock of a real estate investment trust, NSB Realty Trust, which holds primarily mortgage loans and other real estate related investments. In addition, Northfield Bank refers its customers to an independent third party that provides non-deposit investment products. At December 31, 2019, Northfield Bancorp had total assets of $5.06 billion, total deposits of $3.41 billion and total stockholders’ equity of $695.9 million.

Northfield Bancorp is headquartered at 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, and its telephone number at that address is (732) 499-7200. Its website is www.enorthfield.com. Information contained on this website does not constitute part of and is not incorporated into this Proxy Statement/Prospectus.

Additional information about Northfield Bancorp and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information.”

INFORMATION ABOUT VSB BANCORP

VSB Bancorp, a New York corporation that was incorporated in 2003, is a bank holding company headquartered in Staten Island, New York. VSB Bancorp’s common stock is quoted on the OTCQX Best Market under the symbol “VSBN.”

VSB Bancorp conducts its operations primarily through Victory State Bank, a New York bank founded in 1997 that offers products and services to individuals, families and businesses through six full-service retail financial centers located in Staten Island, New York, and provides a full range of financial services including commercial and retail banking. Deposits are Victory State Bank’s primary source of funds for its lending and investing activities. At December 31, 2019, VSB Bancorp had total assets of $368.4 million, total deposits of $322.6 million and total shareholders’ equity of $38.8 million.

VSB Bancorp is headquartered at 4142 Hylan Boulevard, Staten Island 10308, and its telephone number at that address is (718) 979-1100. Its website is www.victorystatebank.com. Information contained on this website does not constitute part of and is not incorporated into this Proxy Statement/Prospectus.

Additional information about VSB Bancorp and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See “Where You Can Find More Information.”

VSB BANCORP STOCK OWNERSHIP

The following table provides information as of March 13, 2020 about the persons known to VSB Bancorp to be the beneficial owners of more than 5% of VSB Bancorp’s outstanding common stock, by each of VSB Bancorp’s directors, by the named executive officers of VSB Bancorp and by all directors and executive officers of VSB Bancorp as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes sole or shared voting power and/or investment power with respect to securities. Shares of common stock that an individual has a right to acquire within 60 days after March 13, 2020, including pursuant to stock options to purchase shares of common stock, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated by footnote, VSB Bancorp believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. The address of each of VSB Bancorp’s directors and executive officers is care of VSB Bancorp, Inc., 4142 Hylan Boulevard, Staten Island, New York 10308.

Name of Beneficial Owner	VSB Bancorp Common Shares Beneficially Owned		Percentage of Class
Raffaele M. Branca	141,340	(1)	7.47%
Joan Nerlino Caddell	72,991	(2)	3.87
Robert J. Gigante	1,628	(3)	*
Alfred C. Johnsen	27,878	(4)	1.47
Joseph J. LiBassi	161,242	(5)	8.53
Robert P. Moore	12,901	(6)	*
Carlos M. Perez	91,161	(7)	4.82
Bruno Savo	37,801	(8)	2.01
All Directors and Executive Officers as a Group (8 persons)	546,944		28.55

VSB Bancorp Employee Stock Ownership Plan 4142 Hylan Boulevard Staten Island, New York 10308	136,359		7.24
*	Ownership is less than 1% of the class.
(1)	Excludes 700 shares owned by Mr. Branca’s spouse, as to which he disclaims voting power and beneficial ownership. Includes 2,200 shares owned by the Branca Family Trust dated March 30, 2011, of which he is a beneficiary and trustee. Includes options to purchase 8,271 shares.
(2)	Excludes 5,750 shares, which are owned by her spouse, as to which she disclaims voting power and beneficial ownership. Includes 2,500 shares held for Ms. Nerlino Caddell’s child. Includes 2,500 shares under a trust that will be transferred to her child or a trust to be created for her child. Includes options to purchase 628 shares.
(3)	Includes options to purchase 628 shares.
(4)	Includes 7,000 shares owned by the ACJ Profit Sharing Plan dated January 1, 1992, of which he is a beneficiary. Includes options to purchase 6,878 shares.
(5)	Excludes 1,250 shares, which are owned by Mr. LiBassi’s spouse, as to which he disclaims voting power and beneficial ownership. Includes options to purchase 6,879 shares.
(6)	Includes 3,273 shares owned as joint tenants with his spouse. Includes options to purchase 628 shares.
(7)	Includes 57,500 shares owned by the Carlos Perez M.D. Trust, of which he is a beneficiary. Includes 10,000 shares owned as joint tenants with his spouse. Excludes 5,000 shares owned by his adult children, as to which he disclaims voting power and beneficial ownership. Includes options to purchase 6,878 shares.
(8)	Includes 28,781 shares owned as joint tenants with his spouse. Excludes 800 shares owned by his spouse, as to which he disclaims voting power and beneficial ownership. Includes 1,250 shares for each of Mr. Savo’s three children, for which Mr. Savo is the custodian. Includes 471 shares owned as joint tenants with children. Includes options to purchase 628 shares.

PROPOSAL 2 - ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to adopt the Merger Agreement and the Merger at the time of the VSB Bancorp special meeting, the Merger Agreement cannot be adopted unless the VSB Bancorp special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by VSB Bancorp at the time of the special meeting to be voted for an adjournment, if deemed necessary, VSB Bancorp has submitted the question of adjournment to its shareholders as a separate matter for their consideration. The board of directors of VSB Bancorp unanimously recommends that shareholders vote “FOR” the Adjournment Proposal. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the meeting of the time and place to which the meeting is adjourned, as well as the means, if any, by which shareholders can be present and vote at the adjourned meeting through the use of communications equipment.

LEGAL MATTERS

The validity of the Northfield Bancorp common stock to be issued in the proposed Merger has been passed upon for Northfield Bancorp by Luse Gorman, PC, Washington, D.C. In addition, Luse Gorman, PC and Gallet Dreyer & Berkey, LLP, New York, New York have delivered opinions to Northfield Bancorp and VSB Bancorp, respectively, as to certain federal income tax consequences of the Merger. See “Proposal 1—The Merger Proposal—Material U.S. Federal Income Tax Consequences of the Merger.”

EXPERTS

The consolidated financial statements of Northfield Bancorp, Inc. as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Northfield Bancorp filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 to register the shares of Northfield Bancorp common stock to be issued to VSB Bancorp shareholders in the Merger. This Proxy Statement/Prospectus is a part of that registration statement and constitutes a Prospectus of Northfield Bancorp and a proxy statement of VSB Bancorp for its special meeting. As permitted by the Securities and Exchange Commission rules, this Proxy Statement/Prospectus does not contain all of the information that you can find in the registration statement or in the exhibits to the registration statement. The additional information may be inspected and copied as set forth below.

Northfield Bancorp files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. These filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov.

The Securities and Exchange Commission allows Northfield Bancorp to “incorporate by reference” information into this Proxy Statement/Prospectus. This means that Northfield Bancorp can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document. This document incorporates by reference the other documents that are listed below that Northfield Bancorp previously filed with the Securities and Exchange Commission and additional documents that Northfield Bancorp will file with the Securities and Exchange Commission. These documents contain important information about Northfield Bancorp’s financial condition.

NORTHFIELD BANCORP, INC. FILINGS (File No. 001-35791)

	Filings	Period of Report or Date Filed
•	Annual Report on Form 10-K, including any and all amendments thereto	Year ended December 31, 2019
•	Quarterly Reports on Form 10-Q	None
•	Current Reports on Form 8-K	(other than information furnished under Items 2.02 or 7.01 of Form 8-K)

In addition, Northfield Bancorp incorporates by reference additional documents filed with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this Proxy Statement/Prospectus and the date of the VSB Bancorp special meeting, provided that Northfield Bancorp is not incorporating by reference any information furnished to, but not filed with, the Securities and Exchange Commission.

Except where the context otherwise indicates, Northfield Bancorp has supplied all information contained or incorporated by reference in this Proxy Statement/Prospectus relating to Northfield Bancorp, and VSB Bancorp has supplied all information contained or incorporated by reference relating to VSB Bancorp.

Documents incorporated by reference are available from Northfield Bancorp without charge (except for exhibits to the documents unless the exhibits are specifically incorporated in this document by reference). You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone at the following address and telephone number:

Northfield Bancorp
581 Main Street
Suite 810
Woodbridge, New Jersey 07095
Attention: Investor Relations Department
Telephone: (732) 499-7200 ext. 2515

If you would like to request documents from Northfield Bancorp, you must do so by April 21, 2020 to receive them before VSB Bancorp’s meeting of shareholders. You will not be charged for any of these documents that you request. If you request any incorporated documents from Northfield Bancorp, Northfield Bancorp will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.

You should rely only on the information contained in this Proxy Statement/Prospectus when evaluating the Merger Agreement and the proposed Merger. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement/Prospectus. This Proxy Statement/Prospectus is dated [document date]. You should not assume that the information contained in this Proxy Statement/Prospectus is accurate as of any date other than such date, and neither the mailing of this Proxy Statement/Prospectus to shareholders of VSB Bancorp nor the issuance of shares of Northfield Bancorp common stock as contemplated by the Merger Agreement shall create any implication to the contrary.

APPENDIX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
BY AND BETWEEN
NORTHFIELD BANCORP, INC.
AND
VSB BANCORP, INC.

DECEMBER 23, 2019

Exhibit A	Form of Voting Agreement

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of December 23, 2019, by and between Northfield Bancorp, Inc., a Delaware corporation (“Northfield Bancorp”) and VSB Bancorp, Inc., a New York corporation (“VSB Bancorp”). Each of Northfield Bancorp and VSB Bancorp is sometimes individually referred to herein as a “party,” and Northfield Bancorp and VSB Bancorp are collectively sometimes referred to as the “parties.”

WHEREAS, Northfield Bancorp owns all of the issued and outstanding capital stock of Northfield Bank, a federally chartered savings bank with its main office at 1731 Victory Boulevard, Staten Island, New York 10314; and

WHEREAS, VSB Bancorp owns all of the issued and outstanding capital stock of Victory State Bank (“Victory Bank”), a New York chartered bank with its main office at 4142 Hylan Boulevard, Staten Island, New York 10308; and

WHEREAS, the Board of Directors of each of Northfield Bancorp and VSB Bancorp (1) has determined that this Agreement and the business combination and related transactions contemplated hereby are in the best interests of their respective companies and stockholders and (2) has approved this Agreement at meetings of each of such Boards of Directors; and

WHEREAS, in accordance with the terms of this Agreement, VSB Bancorp will merge with and into Northfield Bancorp, with Northfield Bancorp as the surviving corporation (the “Merger”); and

WHEREAS, as a condition to the willingness of Northfield Bancorp to enter into this Agreement, each of the directors and executive officers of VSB Bancorp has entered into a Voting Agreement, substantially in the form of Exhibit A hereto, dated as of the date hereof, with Northfield Bancorp (the “Voting Agreement”), pursuant to which each such director and executive officer has agreed, among other things, to vote all shares of common stock of VSB Bancorp owned by such person in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in such Voting Agreements; and

WHEREAS, the parties intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the business transactions described in this Agreement and to prescribe certain conditions thereto.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.1. Certain Definitions.

As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, references to Articles and Sections refer to Articles and Sections of this Agreement).

“ACA” shall mean the Patient Protection and Affordable Care Act and its companion bill, the Health Care and Education Reconciliation Act of 2010, as amended.

“Acquisition Proposal” shall have the meaning set forth in Section 6.10.1.

“Affiliate” means any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

“Agreement” means this Agreement and Plan of Merger, and any amendment hereto.

“Bank Merger” means the merger of Victory Bank with and into Northfield Bank with Northfield Bank as the surviving entity.

“Bank Merger Act” means the Bank Merger Act, within the Federal Deposit Insurance Act and applicable regulations thereunder.

“Bank Merger Agreement” shall mean the Agreement and Plan of Merger by and between Northfield Bank and Victory Bank.

“Bank Merger Effective Date” means the date that the certificate to merge with respect to the Bank Merger is issued by the OCC or such other date as set forth in the certificate of merger or as determined in accordance with applicable law.

“Bank Regulator” shall mean any Federal or state banking regulator having jurisdiction over the Parties, including but not limited to the OCC, the FDIC, the New York State Banking Department and/or the FRB.

“Benefits Schedule” shall have the meaning set forth in Section 4.13.12.

“BHCA” means the Bank Holding Company Act of 1956, as amended.

“Burdensome Condition” shall have the meaning set forth in Section 8.2.

“Certificate” shall mean a certificate or book entry evidencing shares of VSB Bancorp Common Stock.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall the meaning set forth in Section 2.2.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” shall mean the confidentiality agreements referred to in Section 12.1 of this Agreement.

“Continuing Employees” shall have the meaning set forth in Section 7.6.1.

“CRA” shall have the meaning set forth in Section 4.12.3.

“Delaware Secretary” shall mean the Secretary of State of the State of Delaware.

“Determination Date” shall mean the fifth (5th) Business Day prior to the Closing Date.

“Dissenting Shares” shall have the meaning set forth in Section 3.1.4.

“Dissenting Stockholder” shall have the meaning set forth in Section 3.1.4.

“Effective Time” shall mean the date and time specified pursuant to Section 2.2 hereof as the effective time of the Merger.

“Environmental Laws” means any applicable Federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, ground water, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation (a) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; the Safe Drinking Water Act, 42 U.S.C. §300f, et seq; and all comparable state and local laws, and (b) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to the presence of or exposure to any Materials of Environmental Concern.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Agent” shall mean Broadridge Financial Solutions, Inc., or such other bank or trust company or other agent designated by Northfield Bancorp, and reasonably acceptable to VSB Bancorp, which shall act as agent for Northfield Bancorp in connection with the exchange procedures for exchanging Certificates for the Merger Consideration.

“Exchange Fund” shall have the meaning set forth in Section 3.2.1.

“Exchange Ratio” shall mean the quotient (rounded to the fourth decimal place) of $33.30 divided by the Northfield Bancorp Average Stock Price; provided, however, (a) if the Northfield Bancorp Average Stock Price is greater than $17.99, then the Exchange Ratio shall be 1.8514, subject to Sections 3.1.7 and 11.1.10 of this Agreement; (b) and if the Northfield Bancorp Average Stock Price is less than $16.27, then the Exchange Ratio shall be 2.0463, subject to Sections 3.1.7 and 11.1.10 of this Agreement.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor thereto.

“FHLB” shall mean a Federal Home Loan Bank.

“FRB” shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

“GAAP” shall mean accounting principles generally accepted in the United States of America.

“Governmental Entity” shall mean any Federal or state court, administrative agency or commission or other governmental authority or instrumentality.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act.

“HOLA” means the Home Owners’ Loan Act, as amended.

“IRS” shall mean the United States Internal Revenue Service.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are known or should have known by the executive officers of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an executive officer of that Person. For purposes of this Agreement, references to the “Knowledge of Northfield Bancorp” shall include the Knowledge of Northfield Bank and references to the “Knowledge of VSB Bancorp” shall include the Knowledge of Victory Bank. With regard to VSB Bancorp, the “executive officers” shall mean the following persons: Richard P. Boyle, Raffaele M. Branca, Joseph J. LiBassi and Elizabeth M. Scarano. With regard to Northfield Bancorp, the “executive officers” shall mean the following persons: David V. Fasanella, Tara L. French, William R. Jacobs, Robin Lefkowitz, Steven M. Klein and Michael J. Widmer.

“Material Adverse Effect” shall mean, with respect to Northfield Bancorp or VSB Bancorp, respectively, any event, development, effect, circumstance, occurrence or change that, individually or in the aggregate, (1) is material and adverse to the financial condition, properties, results of operations or business of Northfield Bancorp and its Subsidiaries taken as a whole, or VSB Bancorp and its Subsidiaries taken as a whole, as the context may dictate, or (2) would or does materially impair the ability of either Northfield Bancorp, on the one hand, or VSB Bancorp, on the other hand, to perform its obligations under this Agreement or otherwise materially threaten or materially impede or delay the consummation of the transactions contemplated by this Agreement; provided that “Material Adverse Effect” shall not be deemed to include the impact of (a) changes in tax, banking and similar laws and regulations affecting banks or thrift institutions generally, or interpretations thereof by courts or governmental agencies, (b) changes in GAAP or regulatory accounting principles generally applicable to financial institutions and their holding companies, (c) changes in economic conditions affecting financial institutions generally, including changes in market interest rates, credit availability and liquidity, and price levels or trading volumes in securities markets, (d) actions and omissions of a party hereto (or any of its Subsidiaries) taken with the prior written consent of the other party, (e) the public disclosure of this Agreement and the transactions contemplated thereby, and compliance with this Agreement on the business, financial condition or results of operations of the parties and their respective Subsidiaries, including the expenses incurred by the parties hereto in consummating the transactions contemplated by this Agreement (consistent with the information included in the Disclosure Schedules), (f) any modifications or changes to valuation policies and practices in connection with the Merger in accordance with GAAP, (g) failure of Northfield Bancorp or VSB Bancorp to meet any internal financial forecasts or any earnings projections (whether made by Northfield Bancorp, VSB Bancorp, or any other

Person), or (h) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, except, with respect to clauses (a), (b), (c), (f) and (h), to the extent that the effects of such change uniquely affects such party and its Subsidiaries as compared to comparable U.S. banking organizations.

“Materials of Environmental Concern” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws.

“Merger” shall mean the merger of VSB Bancorp with and into Northfield Bancorp, with Northfield Bancorp as the surviving entity, pursuant to the terms hereof.

“Merger Consideration” shall mean the Northfield Bancorp Common Stock in an aggregate per share amount to be paid by Northfield Bancorp for each share of VSB Bancorp Common Stock, as set forth in Section 3.1.

“Merger Registration Statement” shall mean the registration statement, together with all amendments, filed with the SEC under the Securities Act for the purpose of registering shares of Northfield Bancorp Common Stock to be offered to holders of VSB Bancorp Common Stock in connection with the Merger.

“Nasdaq” shall mean the Nasdaq Stock Market.

“New York Banking Law” shall mean the Banking Law of the State of New York, as amended, and any regulations promulgated thereunder.

“New York State Banking Department” shall mean the Department of Financial Services of the State of New York, and where appropriate shall include the Superintendent of Financial Services of the State of New York.

“Northfield Bancorp” shall mean Northfield Bancorp, Inc., a Delaware corporation, with its principal executive offices located at 581 Main Street, Woodbridge, New Jersey 07095.

“Northfield Bancorp Average Stock Price” means the average of the daily closing sales prices of a share of Northfield Bancorp Common Stock, rounded to two decimal places, for the ten (10) consecutive trading days immediately preceding the Determination Date; provided, however, that closing sales prices shall only be used for days during which Northfield Bancorp’s shares are actually traded on Nasdaq.

“Northfield Bancorp Common Stock” shall mean the common stock, par value $0.01 per share, of Northfield Bancorp.

“Northfield Bancorp Compensation and Benefit Plans” shall have the meaning set forth in Section 5.12.1.

“Northfield Bancorp DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by Northfield Bancorp to VSB Bancorp specifically referring to the appropriate section of this Agreement.

“Northfield Bancorp ERISA Affiliate Plan” shall have the meaning set forth in Section 5.12.4.

“Northfield Bancorp Financial Statements” shall mean the (i) the audited consolidated balance sheets of Northfield Bancorp as of December 31, 2018 and 2017, and the consolidated statements of comprehensive income, changes in stockholders’ equity and cash flows (including related notes and schedules, if any) of Northfield Bancorp for each of the three years ended December 31, 2018, 2017, and 2016, as set forth in Northfield Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2018, and (ii) the unaudited interim consolidated financial statements of Northfield Bancorp as of the end of each calendar quarter following December 31, 2018, and for the periods then ended, as filed by Northfield Bancorp in its Securities Documents.

“Northfield Bancorp Stock Benefit Plans” shall mean the Northfield Bancorp, Inc. 2008 Equity Incentive Plan, the Northfield Bancorp, Inc. 2014 Equity Incentive Plan and the Northfield Bancorp, Inc. 2019 Equity Incentive Plan.

“Northfield Bancorp Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Northfield Bancorp or Northfield Bank.

“Northfield Bank” is a federally chartered savings bank, with its main office located at 1731 Victory Boulevard, Staten Island, New York 10314, which is a wholly owned subsidiary of Northfield Bancorp.

“Northfield Bank Common Stock” shall have the meaning set forth in Section 5.3.2.

“OCC” shall mean the Office of the Comptroller of the Currency, including as successor to the Office of Thrift Supervision.

“Option Consideration” shall have the meaning set forth in Section 3.4.

“Other Real Estate Owned” and “OREO” mean real estate or loans secured by real estate that are classified or would be classified, under bank regulatory accounting principles, as: “loans to facilitate”; “other real estate owned”; “in-substance foreclosure”; “in-substance repossession”; foreclosed real estate; and real estate acquired for debts previously contracted.

“Participation Facility” means any facility in which VSB Bancorp or its Subsidiaries or Northfield Bancorp or its Subsidiaries participates in the management of such facility, whether as lender in control of the facility, owner or operator.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

“Person” shall mean any individual, corporation, partnership, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

“Proxy Statement-Prospectus” shall have the meaning set forth in Section 8.1.2.

“Regulatory Agreement” shall have the meaning set forth in Section 4.12.3.

“Regulatory Approvals” means the approval of any Bank Regulator and any other Governmental Entity that is necessary in connection with the consummation of the Merger, and the related transactions contemplated by this Agreement.

“Rights” shall mean warrants, options, rights, convertible securities, stock appreciation rights and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests or which provide for compensation based on the equity appreciation of its capital stock.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Documents” shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed pursuant to the Securities Laws.

“Securities Laws” shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, or as implemented by the FDIC.

“Superior Proposal” shall have the meaning as set forth in Section 6.10.2.

“Surviving Company” shall have the meaning set forth in Section 2.1 hereof.

“Termination Date” shall mean October 31, 2020.

“Treasury Stock” shall have the meaning set forth in Section 3.1.2.

“VSB Advisory Board” shall have the meaning set forth in Section 7.6.6.

“Victory Bank” shall mean Victory State Bank, a New York chartered bank, with its principal offices located at 4142 Hylan Boulevard, Staten Island, New York 10308.

“VSB Bancorp” shall mean VSB Bancorp, Inc., a New York corporation, with its principal offices located at 4142 Hylan Boulevard, Staten Island, New York 10308.

“VSB Bancorp Common Stock” shall mean the common stock, par value $0.0001 per share, of VSB Bancorp.

“VSB Bancorp Compensation and Benefits Plans” shall have the meaning set forth in Section 4.13.1 hereof.

“VSB Bancorp DISCLOSURE SCHEDULE” shall mean a written disclosure schedule delivered by VSB Bancorp to Northfield Bancorp specifically referring to the appropriate section of this Agreement.

“VSB Bancorp ERISA Affiliate Plan” shall have the meaning set forth in Section 4.13.4.

“VSB Bancorp ESOP” shall mean the VSB Bancorp, Inc. Employee Stock Ownership Plan.

“VSB Bancorp Financial Statements” shall mean (i) the audited consolidated statements of financial condition of VSB Bancorp as of December 31, 2018 and 2017, and the consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows (including related notes and schedules, if any) of VSB Bancorp for each of the years ended December 31, 2018 and 2017, and (ii) the unaudited interim consolidated financial statements of VSB Bancorp as of the end of each calendar quarter following December 31, 2018, and for the periods then ended.

“VSB Bancorp 401(k) Plan” shall mean the Victory State Bank 401(k) Savings Plan.

“VSB Bancorp Non-Qualified Agreements” shall have the meaning set forth in Section 7.6.2.

“VSB Bancorp Recommendation” shall have the meaning set forth in Section 8.1.1.

“VSB Bancorp Regulatory Reports” means the Call Reports of Victory Bank and accompanying schedules, as filed with the FDIC, for each calendar quarter beginning with the quarter ended December 31, 2017, through the Closing Date.

“VSB Bancorp Representatives” shall have the meaning set forth in Section 6.10.1.

“VSB Bancorp RRP Plan” means the VSB Bancorp, Inc. Retention and Recognition Plan for Directors, Officers and Employees.

“VSB Bancorp Severance Plan” shall mean the Victory State Bank Severance Pay Plan or any other severance plan, policy or program, other than individual employment or change in control agreements, maintained by VSB Bancorp or Victory Bank for the benefit of employees.

“VSB Bancorp Stockholder Approval” shall have the meaning set forth in Section 4.4.

“VSB Bancorp Stockholders’ Meeting” shall have the meaning set forth in Section 8.1.1.

“VSB Bancorp Stock Options” shall have the meaning set forth in Section 3.4.

“VSB Bancorp Stock Option Plans” means the VSB Bancorp, Inc. 2000 Incentive Stock Option Plan for Officers and Employees, the VSB Bancorp, Inc. 2004 Directors’ Stock Option Plan and the VSB Bancorp, Inc. 2010 Incentive Stock Option Plan for Officers and Employees.

“VSB Bancorp Stock Plans” means the VSB Bancorp Stock Option Plans and the VSB Bancorp RRP Plan.

“VSB Bancorp Subsidiary” means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by VSB Bancorp.

Other terms used herein are defined in the preamble and elsewhere in this Agreement.

ARTICLE II
THE MERGER

2.1. Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time: (a) VSB Bancorp shall merge with and into Northfield Bancorp, with Northfield Bancorp as the resulting or surviving corporation (the “Surviving Company”), with its main office to be maintained at 1731 Victory Boulevard, Staten Island, New York 10314; and (b) the separate existence of VSB Bancorp shall cease and all of the rights, privileges, powers, franchises, properties, assets, liabilities and obligations of VSB Bancorp shall be vested in and assumed by Northfield Bancorp. As part of the Merger, each share of VSB Bancorp Common Stock will be converted into the right to receive the Merger Consideration pursuant to the terms of Article III hereof.

2.2. Closing; Effective Time.

Subject to the satisfaction or waiver of all conditions to closing contained in Article IX hereof, the closing of the Merger shall occur no later than ten business days following the latest to occur of (i) the receipt of all required Regulatory Approvals, and the expiration of any applicable waiting periods or (ii) the approval of the Merger by the stockholders of VSB Bancorp, or at such other date or time upon which Northfield Bancorp and VSB Bancorp mutually agree (the “Closing”). The Merger shall be effected by the filing of a Certificate of Merger with the Delaware Secretary on the day of the Closing (the “Closing Date”), in accordance with the Delaware General Corporation Law, and by filing a Certificate of Merger with the New York State Secretary of State, in accordance with the New York Business Corporation Law. The “Effective Time” means the date and time upon which the certificates are filed with the Delaware Secretary and the New York State Department of State, or as otherwise stated in the certificates, in accordance with the Delaware General Corporation Law and the New York Business Corporation Law.

2.3. Certificate of Incorporation and Bylaws.

The Certificate of Incorporation and Bylaws of Northfield Bancorp as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Company, until thereafter amended as provided therein and by applicable law.

2.4. Directors and Officers of Surviving Company.

The directors of Northfield Bancorp immediately prior to the Effective Time shall be the initial directors of the Surviving Company, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Company. The officers of Northfield Bancorp immediately prior to the Effective Time shall be the initial officers of Surviving Company, in each case until their respective successors are duly elected or appointed and qualified.

2.5. Effects of the Merger.

At and after the Effective Time, the Merger shall have the effects as set forth in this Agreement and in the Delaware General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, Northfield Bancorp shall possess all of the properties, rights, privileges, powers and franchises of VSB Bancorp and be subject to all of the debts, liabilities and obligations of VSB Bancorp.

2.6. Tax Consequences.

It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. From and after the date of this Agreement and until the Closing, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code. Following the Closing, neither Northfield Bancorp, VSB Bancorp nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. Northfield Bancorp and VSB Bancorp each hereby agrees to deliver certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable counsel to deliver the legal opinions contemplated by Sections 9.2.6 and 9.3.5, which certificates shall be effective as of the date of such opinions.

2.7. Possible Alternative Structures.

Notwithstanding anything to the contrary contained in this Agreement and subject to the satisfaction of the conditions set forth in Article IX, prior to the Effective Time, Northfield Bancorp shall be entitled to revise the structure of the Merger described in Section 2.1 hereof, provided that (i) such modification does not prevent counsel from rendering the opinions contemplated by Sections 9.2.6 and 9.3.5; (ii) the consideration to be paid to the holders of VSB Bancorp Common Stock under this Agreement is not thereby changed in kind, value or reduced in amount; and (iii) such modification will not delay materially or jeopardize receipt of any required Regulatory Approvals or other consents and approvals relating to the consummation of the Merger. The parties hereto agree to appropriately amend this Agreement and any related documents in order to reflect any such revised structure.

2.8. Additional Actions.

If, at any time after the Effective Time, Northfield Bancorp shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to: (i) vest, perfect or confirm, of record or otherwise, in Northfield Bancorp or Northfield Bank its right, title or interest in, to or under any of the rights, properties or assets of VSB Bancorp or Victory Bank; or (ii) otherwise carry out the purposes of this Agreement, VSB Bancorp, Victory Bank and its officers and directors shall be deemed to have granted to Northfield Bancorp and Northfield Bank an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Northfield Bancorp or Northfield Bank its right, title or interest in, to or under any of the rights, properties or assets of VSB Bancorp, or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Northfield Bancorp and Northfield Bank are authorized in the name of VSB Bancorp, Victory Bank or otherwise to take any and all such action.

2.9. Bank Merger.

Subject to the terms and conditions of the Bank Merger Agreement, and in accordance with federal and state law, Victory Bank will merge with and into Northfield Bank, and Northfield Bank shall be the surviving institution. The Bank Merger Effective Time shall immediately follow the Effective Time of the Merger, at which time the Bank Merger shall be consummated.

ARTICLE III
CONVERSION OF SHARES

3.1. Conversion of VSB Bancorp Common Stock; Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of Northfield Bancorp, VSB Bancorp or the holders of any of the shares of VSB Bancorp Common Stock, the Merger shall be effected in accordance with the following terms:

3.1.1. Each share of Northfield Bancorp Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding following the Effective Time and shall be unchanged by the Merger.

3.1.2. All shares of VSB Bancorp Common Stock held in the treasury of VSB Bancorp and each share of VSB Bancorp Common Stock owned by Northfield Bancorp or any direct or indirect wholly owned Subsidiary of Northfield Bancorp immediately prior to the Effective Time (other than shares held in a fiduciary capacity or in connection with debts previously contracted) (collectively, “Treasury Stock”), shall, at the Effective Time, cease to exist, and such shares shall be canceled as promptly as practicable thereafter, and no payment or distribution shall be made in consideration therefor.

3.1.3. Each share of VSB Bancorp Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Stock and Dissenting Shares) shall become and be converted into, as provided in and subject to the limitations set forth in this Agreement, the right to receive a number of shares of Northfield Bancorp Common Stock determined on the basis of the Exchange Ratio (the “Merger Consideration”).

3.1.4. Each outstanding share of VSB Bancorp Common Stock, the holder of which has perfected his right to dissent under the New York Business Corporation Law and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the New York Business Corporation Law. VSB Bancorp shall give Northfield Bancorp prompt notice upon receipt by VSB Bancorp of any such demands for payment of the fair value of such shares of VSB Bancorp Common Stock and of withdrawals of such notice and any other instruments provided pursuant to applicable law (any stockholder duly making such demand being hereinafter called a “Dissenting Stockholder”). Northfield Bancorp shall have the right to participate in all negotiations and proceedings with respect to any such demands. VSB Bancorp shall not, except with the prior written consent of Northfield Bancorp, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under New York Banking Law. Any payments made in respect of Dissenting Shares shall be made by the Surviving Company.

3.1.5. If any Dissenting Stockholder shall effectively withdraw or lose (through failure to perfect or otherwise) his or her right to such payment at or prior to the Effective Time, such holder’s shares of VSB Bancorp Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

3.1.6. After the Effective Time, shares of VSB Bancorp Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and shall thereafter by operation of this section have no rights except (i) the right to receive the Merger Consideration or (ii) the rights of Dissenting Stockholders in the case of Dissenting Shares.

3.1.7. In the event Northfield Bancorp changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Northfield Bancorp Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Northfield Bancorp Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately and appropriately adjusted.

3.1.8. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Northfield Bancorp Common Stock shall be issued upon the surrender for exchange of Certificates. In lieu of the issuance of any such fractional share, Northfield Bancorp shall pay to each former holder of VSB Bancorp Common Stock who otherwise would be entitled to receive a fractional share of Northfield Bancorp Common Stock, an amount in cash, rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share to which such holder would otherwise have been entitled and (ii) the average of the daily closing sales prices of a share of Northfield Bancorp Common Stock as reported on the Nasdaq for the ten (10) consecutive trading days ending on and including the fifth (5th) business day preceding the Closing Date. For purposes of determining any fractional share interest, all shares of VSB Bancorp Common Stock owned by a VSB Bancorp stockholder shall be combined so as to calculate the maximum number of whole shares of Northfield Bancorp Common Stock issuable to such VSB Bancorp stockholder.

3.2. Procedures for Exchange of VSB Bancorp Common Stock.

3.2.1. Northfield Bancorp to Make Merger Consideration Available. Prior to Closing, Northfield Bancorp shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of VSB Bancorp Common Stock, for exchange in accordance with Section 3.1, certificates representing the shares of Northfield Bancorp Common Stock, (which shall not be necessary, if, at Northfield Bancorp’s option, shares of Merger Consideration will be issued in book entry form), and an aggregate amount of cash sufficient to pay the estimated amount of cash to be paid in lieu of fractional shares of VSB Bancorp Common Stock (such cash and certificates for shares of Northfield Bancorp Common Stock (if necessary), together with any dividends or distributions with respect thereto (without any interest thereon) being hereinafter referred to as the “Exchange Fund”).

3.2.2. Exchange of Certificates. Northfield Bancorp shall take all steps necessary to cause the Exchange Agent, as soon as is reasonably practicable, but in no event later than three (3) business days after the Effective Time, to mail to each holder of a Certificate or Certificates, a letter of transmittal and instructions for use in effecting the surrender of the Certificates to the Exchange Agent in exchange for the Merger Consideration and cash in lieu of fractional shares into which the VSB Bancorp Common Stock represented by such Certificates shall have been converted as a result of the Merger. The letter of transmittal (which shall be subject to the reasonable approval of VSB Bancorp) shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent. Upon proper surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with a properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration to which such holder of VSB Bancorp Common Stock shall have become entitled pursuant to Section 3.1.3 hereof, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any cash payable in lieu of fractional shares or any unpaid dividends and distributions, if any, payable to holders of Certificates.

3.2.3. Rights of Holders of Certificates After the Effective Time. The holder of a Certificate that prior to the Merger represented issued and outstanding VSB Bancorp Common Stock shall have no rights, after the Effective Time, with respect to such VSB Bancorp Common Stock except to surrender the Certificate in exchange for the Merger Consideration as provided in this Agreement, or, as to Dissenting Shares, such rights as provided under the New York Business Corporation Law. No dividends or other distributions declared after the Effective Time with respect to Northfield Bancorp Common Stock shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Section 3.2. After the surrender of a Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Northfield Bancorp Common Stock represented by such Certificate.

3.2.4. Surrender by Persons Other than Record Holders. If the Person surrendering a Certificate and signing the accompanying letter of transmittal is not the record holder thereof, then it shall be a condition of the payment of the Merger Consideration that: (i) such Certificate is properly endorsed to such Person or is accompanied by appropriate stock powers, in either case signed exactly as the name of the record holder appears on such Certificate, and is otherwise in proper form for transfer, or is accompanied by appropriate evidence of the authority of the Person surrendering such Certificate and signing the letter of transmittal to do so on behalf of the record holder; and (ii) the Person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

3.2.5. Closing of Transfer Books. The stock transfer books of VSB Bancorp shall be closed immediately upon the Effective Time and from and after the Effective Time, there shall be no transfers on the stock transfer books of VSB Bancorp of the VSB Bancorp Common Stock that was outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Section 3.2.

3.2.6. Return of Exchange Fund. At any time following the six (6) month period after the Effective Time, Northfield Bancorp shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund that had been made available to the Exchange Agent and not disbursed to holders of Certificates (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Northfield Bancorp (subject to abandoned property, escheat and other similar laws) with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Northfield Bancorp nor the Exchange Agent shall be liable to any holder of a Certificate for any Merger Consideration delivered in respect of such Certificate to a public official pursuant to any abandoned property, escheat or other similar law.

3.2.7. Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in such amount as the Exchange Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof.

3.2.8. Withholding. The Exchange Agent or Northfield Bancorp will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of VSB Bancorp Common Stock such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Exchange Agent or Northfield Bancorp, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the VSB Bancorp Common Stock in respect of whom such deduction and withholding were made by the Exchange Agent or Northfield Bancorp.

3.3. Reservation of Shares.

Northfield Bancorp shall reserve for issuance a sufficient number of shares of Northfield Bancorp Common Stock for the purpose of issuing shares of Northfield Bancorp Common Stock to the VSB Bancorp stockholders in accordance with this Article III.

3.4. Treatment of VSB Bancorp Stock Plans.

3.4.1 Holders of all outstanding and unexercised options to acquire shares of VSB Bancorp Common Stock (“VSB Bancorp Stock Options”) under the VSB Bancorp Stock Option Plans, whether or not vested, as of the Effective Time will be entitled, subject to Northfield Bancorp’s receipt of an option surrender agreement, to receive a cash payment from Northfield Bank (or at the request of Northfield Bancorp, from VSB Bancorp) equal to the product of (i) the number of shares of VSB Bancorp Common Stock subject to such VSB Bancorp Stock Option at the Effective Time and (ii) the amount by which the product of (x) and average of the daily closing sales prices of a share of Northfield Bancorp Common Stock as reported on the Nasdaq for the ten (10) consecutive trading days ending on and including the fifth (5th) business day preceding the Closing Date and (y) the Exchange Ratio, exceeds the exercise price per share of such VSB Bancorp Stock Option (the “Option Consideration”). The Option Consideration shall be treated as compensation and shall be payable net of any applicable federal and state income and employment withholding taxes. If the exercise price of a VSB Bancorp Stock Option is greater than or equal to the Option Consideration, then the holder thereof shall not be entitled to receive the Option Consideration, and at the Effective Time such VSB Bancorp Stock Option shall be canceled without any payment made in exchange therefor. Subject to the foregoing, the VSB Bancorp Stock Option Plans, including all underlying award agreements, and all VSB Bancorp Options issued thereunder, shall terminate at the Effective Time. Prior to the Effective Time, VSB Bancorp shall take all actions as necessary to give effect to such transactions, including, without limitation, taking such actions as are necessary or required under the VSB Bancorp Stock Option Plans.

3.4.2 All unvested shares of restricted VSB Bancorp Common Stock awarded under the VSB RRP Plan shall automatically vest in full according to the terms governing such award as of the Effective Time, to the extent not previously vested or forfeited and shall be entitled to receive the Merger Consideration. At the Effective Time, the VSB RRP Plan shall terminate and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Company shall be of no further force and effect.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF VSB BANCORP

VSB Bancorp represents and warrants to Northfield Bancorp that the statements contained in this Article IV are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the VSB Bancorp DISCLOSURE SCHEDULE delivered by VSB Bancorp to Northfield Bancorp on the date hereof, and except as to any representation or warranty that specifically relates to an earlier date. VSB Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the VSB Bancorp DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the VSB Bancorp DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

4.1. Standard.

No representation or warranty of VSB Bancorp contained in this Article IV shall be deemed untrue or incorrect, and VSB Bancorp shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article IV, has had or is reasonably expected to have a Material Adverse Effect, disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 4.2, 4.4, 4.9.1, 4.13.5, 4.13.8, 4.13.9, 4.13.10, 4.13.12, 4.14 and 4.20, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects, and to the representations and warranties contained in Sections 4.3 and 4.8, which shall be deemed untrue, incorrect and breached if they are not true and correct in all respects. In addition and for purposes of clarity, under this Section 4.1, it shall constitute a breach of a representation or warranty by VSB Bancorp under the “in all material respects” standard in the preceding sentence if there is any item required to be included on VSB Bancorp DISCLOSURE SCHEDULE 4.9.1 or VSB Bancorp DISCLOSURE SCHEDULE 4.13.12 that is either not set forth or the estimate provided is incorrect and the cost (individually or in the aggregate) or such omission or error is in excess of $100,000 (whether upon termination or during the course of its operation).

4.2. Organization.

4.2.1. VSB Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly registered as a bank holding company under the BHCA. VSB Bancorp has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on VSB Bancorp.

4.2.2. Victory Bank is a bank duly organized, validly existing and in good standing under the laws of the State of New York. Victory Bank has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on VSB Bancorp. The deposits of Victory Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

4.2.3. Victory Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein. The location of the principal office and each branch office of VSB Bancorp is set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.2.3.

4.2.4. VSB Bancorp DISCLOSURE SCHEDULE 4.2.4 lists every VSB Bancorp Subsidiary, and for each VSB Bancorp Subsidiary, its jurisdiction of incorporation, VSB Bancorp’s percentage ownership, the number of shares of stock or other equity ownership interests owned or controlled by VSB Bancorp and the name and number of shares held by any other person who owns any stock. VSB Bancorp owns all the capital stock of the VSB Bancorp Subsidiaries, free and clear of any lien or encumbrance. Each VSB Bancorp Subsidiary (other than Victory Bank) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Other than shares of capital stock of the VSB Bancorp Subsidiaries listed on VSB Bancorp DISCLOSURE SCHEDULE 4.2.4, VSB Bancorp does not own or control, directly or indirectly, or have the right to acquire directly or indirectly, an equity interest in any corporation, company, association, partnership, joint venture or other entity, except for FHLB stock, permissible equity interests held in the investment portfolios of VSB Bancorp or any VSB Bancorp Subsidiary, equity interests held by any VSB Bancorp Subsidiary in a fiduciary capacity and equity interests held in connection with the lending activities of VSB Bancorp or its Subsidiaries.

4.2.5. The respective minute books of VSB Bancorp and each VSB Bancorp Subsidiary accurately record, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

4.2.6. Prior to the date of this Agreement, VSB Bancorp has made available to Northfield Bancorp true and correct copies of the certificate of incorporation or charter and bylaws of VSB Bancorp and each VSB Bancorp Subsidiary.

4.3. Capitalization.

4.3.1. The authorized capital stock of VSB Bancorp consists of ten million (10,000,000) shares of VSB Bancorp Common Stock. There are 1,848,965 shares of VSB Bancorp Common Stock outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights. There are 263,461 shares of VSB Bancorp Common Stock held by VSB Bancorp as treasury stock. Other than the VSB Bancorp Stock Options, neither VSB Bancorp nor any VSB Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of VSB Bancorp Common Stock, or any other security of VSB Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of VSB Bancorp Common Stock or any other security of VSB Bancorp.

4.3.2. The authorized capital stock of Victory Bank consists of seven hundred thousand (700,000) shares of common stock, par value $5.00 per share (“Victory Bank Common Stock”). All the issued and outstanding shares of Victory Bank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) owned by VSB Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.3.2, either VSB Bancorp or Victory Bank owns all the outstanding shares of capital stock of each VSB Bancorp Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

4.3.3. To the Knowledge of VSB Bancorp, except as set forth on VSB Bancorp DISCLOSURE SCHEDULE 4.3.3, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of VSB Bancorp Common Stock.

4.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which VSB Bancorp’s stockholders may vote have been issued by VSB Bancorp and are outstanding.

4.4. Authority; No Violation.

4.4.1. VSB Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to the receipt of the Regulatory Approvals described in Section 8.2 and the approval of this Agreement by VSB Bancorp’s stockholders (the “VSB Bancorp Stockholder Approval”), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by VSB Bancorp and the completion by VSB Bancorp of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of VSB Bancorp, and no other corporate proceedings on the part of VSB Bancorp, other than the VSB Bancorp Stockholder Approval, are necessary to approve this Agreement and complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by VSB Bancorp, and subject to VSB Bancorp Stockholder Approval, receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by Northfield Bancorp, constitutes the valid and binding obligation of VSB Bancorp, enforceable against VSB Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

4.4.2. Subject to compliance by Northfield Bancorp with the terms and conditions of this Agreement, the receipt of Regulatory Approvals (and compliance with any conditions contained therein) and VSB Bancorp Stockholder Approval,

(A) the execution and delivery of this Agreement by VSB Bancorp,

(B) the consummation of the transactions contemplated hereby, and

(C) compliance by VSB Bancorp with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of VSB Bancorp or any VSB Bancorp Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to VSB Bancorp or any VSB Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of VSB Bancorp or any VSB Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which VSB Bancorp or VSB Bancorp Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof that, either individually or in the aggregate, will not have a Material Adverse Effect on VSB Bancorp and the VSB Bancorp Subsidiaries taken as a whole.

4.4.3. The VSB Bancorp Stockholder Approval is the only vote of holders of any class of VSB Bancorp’s capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby.

4.4.4. The Board of Directors of VSB Bancorp, by resolution duly adopted by the unanimous vote of the entire Board of Directors at a meeting duly called and held, has (i) determined that this Agreement, the Merger and the other transactions contemplated hereby are fair to and in the best interests of VSB Bancorp and its stockholders and declared the Merger to be advisable, and (ii) recommended that the stockholders of VSB Bancorp approve this Agreement and directed that such matter be submitted for consideration by the VSB Bancorp stockholders at the VSB Bancorp Stockholders’ Meeting.

4.5. Consents.

Except for (i) the Regulatory Approvals referred to in Section 8.2 hereof and compliance with any conditions contained therein, (ii) the filing with the SEC of the Merger Registration Statement and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) approval of the listing on the Nasdaq of Northfield Bancorp Common Stock to be issued in the Merger, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Northfield Bancorp Common Stock pursuant to this Agreement, (v) the VSB Bancorp Stockholder Approval, and (vi) the filing of certificates of merger with the Delaware Secretary and the New York State Department of State, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary and, to the Knowledge of VSB Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by VSB Bancorp, and the completion of the Merger by VSB Bancorp. To the Knowledge of VSB Bancorp, no fact or circumstance exists, including any possible other transaction pending or under consideration by VSB Bancorp or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the OCC, the FDIC or the New York State Banking Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the HOLA, New York Banking Law or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

4.6. Financial Statements.

4.6.1. VSB Bancorp has previously made available to Northfield Bancorp the VSB Bancorp Financial Statements. The VSB Bancorp Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of VSB Bancorp and the VSB Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto.

4.6.2. At the date of each statement of financial condition included in the VSB Bancorp Financial Statements, VSB Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such VSB Bancorp Financial Statements or in the footnotes thereto that are not fully reflected or reserved against therein in accordance with GAAP or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies that are not material individually or in the aggregate or that are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies that are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

4.6.3. VSB Bancorp has timely filed all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 2017 with any Governmental Entity and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, each of such filings complied in all material respects with all laws or regulations under which it was filed. The VSB Bancorp Regulatory Reports, to the extent they contain financial information, have been prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements.

4.6.4. The records, systems, controls, data and information of VSB Bancorp and the VSB Bancorp Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of it or its subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. VSB Bancorp and the VSB Bancorp Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances (i) that the assets of VSB Bancorp and the VSB Bancorp Subsidiaries are protected and properly recorded and (ii) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. No reportable conditions or material weaknesses (each as defined in AU 325 of the AICPA Professional Standards) have been discovered in connection with the audits of the VSB Bancorp Financial Statements by VSB Bancorp’s certified public accountants.

4.6.5. VSB Bancorp has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its Board of Directors and in VSB Bancorp DISCLOSURE SCHEDULE 4.6.5: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect its ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal control over financial reporting.

4.6.6. Since December 31, 2017, (i) neither VSB Bancorp nor any VSB Bancorp Subsidiary nor, to the Knowledge of VSB Bancorp, any director, officer, employee, auditor, accountant or representative of VSB Bancorp or of any VSB Bancorp Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of VSB Bancorp or any VSB Bancorp Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that VSB Bancorp or any VSB Bancorp Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing VSB Bancorp or any VSB Bancorp Subsidiary, whether or not employed by VSB Bancorp or any VSB Bancorp Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

4.7. Taxes.

VSB Bancorp and the VSB Bancorp Subsidiaries that are at least 80 percent (80%) owned by VSB Bancorp are members of the same affiliated group within the meaning of Code Section 1504(a). VSB Bancorp and each VSB Bancorp Subsidiary has duly filed all federal, state and local tax returns required to be filed by or with respect to VSB Bancorp and each VSB Bancorp Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of VSB Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes that have been incurred by or are due or claimed to be due from VSB Bancorp and any VSB Bancorp Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges that (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.7, VSB Bancorp has received no written notice of, and to the Knowledge of VSB Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of VSB Bancorp or any VSB Bancorp Subsidiary, and no claim has been made by any authority in a jurisdiction where VSB Bancorp or any VSB Bancorp Subsidiary does not file tax returns that VSB Bancorp or any such VSB Bancorp Subsidiary is subject to taxation in that jurisdiction. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.7, VSB Bancorp and the VSB Bancorp Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. VSB Bancorp and each VSB Bancorp Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and VSB Bancorp and each VSB Bancorp Subsidiary, to the Knowledge of VSB Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Since December 31, 2018, through and including the date of this Agreement, neither VSB Bancorp nor any VSB Bancorp Subsidiary has made any material election for federal or state income tax purposes.

4.8. No Material Adverse Effect.

VSB Bancorp and the VSB Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2018, and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on VSB Bancorp and the VSB Bancorp Subsidiaries, taken as a whole.

4.9. Material Contracts; Leases; Defaults.

4.9.1. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.9.1, neither VSB Bancorp nor any VSB Bancorp Subsidiary is a party to or subject to: (i) any agreement that by its terms limits the payment of dividends by VSB Bancorp or any VSB Bancorp Subsidiary; (ii) any collective bargaining agreement with any labor union relating to employees of VSB Bancorp or any VSB Bancorp Subsidiary; (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which VSB Bancorp or any VSB Bancorp Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, FHLB advances, repurchase agreements, bankers’ acceptances, and “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” or that contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) that would be applicable on or after the Closing Date to Northfield Bancorp or any Northfield Bancorp Subsidiary; (iv) any other agreement, written or oral, that obligates VSB Bancorp or any VSB Bancorp Subsidiary for the payment of more than $25,000 annually or for the payment of more than $50,000 over its remaining term, which is not terminable without cause on 60 days’ or less notice without penalty or payment; or (v) any agreement (other than this Agreement), contract, arrangement, commitment or understanding (whether written or oral) that restricts or limits in any material way the conduct of business by VSB Bancorp or any VSB Bancorp Subsidiary (it being understood that any non-compete or similar provision shall be deemed material); (vi) any agreement, contract, commitment or understanding pursuant to which VSB Bancorp or any VSB Bancorp Subsidiary may be obligated to invest in or contribute capital to any entity; or (vii) any agreement, contract, commitment or understanding that relates to the involvement of VSB Bancorp or any VSB Bancorp Subsidiary in any joint venture, partnership, limited company agreement or other similar agreement or arrangement, or to the formation, criteria or operation, management or control of any joint venture with any third parties. VSB Bancorp DISCLOSURE SCHEDULE 4.9.1 sets forth the payments due if any agreement, contract, commitment or understanding, or group of related agreements (including data processing contracts) described in VSB Bancorp DISCLOSURE SCHEDULE 4.9.1 is terminated by VSB Bancorp or Northfield Bancorp prior to, in connection with, or immediately following the Merger, and where such payment or penalty would exceed $100,000.

4.9.2. Each real estate lease that will require the consent of the lessor or its agent as a result of the Merger by virtue of the terms of any such lease, is listed in VSB Bancorp DISCLOSURE SCHEDULE 4.9.2 identifying the section of the lease that contains such prohibition or restriction. Subject to any consents that may be required as a result of the transactions contemplated by this Agreement, to its Knowledge, neither VSB Bancorp nor any VSB Bancorp Subsidiary is in default in any material respect under any material contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

4.9.3. True and correct copies of agreements, contracts, arrangements and instruments referred to in Section 4.9.1 and 4.9.2 have been made available to Northfield Bancorp on or before the date hereof and are in full force and effect on the date hereof. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.9.3, no plan, contract, employment agreement, termination agreement, or similar agreement or arrangement to which VSB Bancorp or any VSB Bancorp Subsidiary is a party or under which VSB Bancorp or any VSB Bancorp Subsidiary may be liable contains provisions that permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in VSB Bancorp

DISCLOSURE SCHEDULE 4.9.3, no such agreement, plan, contract, or arrangement (i) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of VSB Bancorp or any VSB Bancorp Subsidiary or upon the occurrence of a subsequent event, or (ii) requires VSB Bancorp or any VSB Bancorp Subsidiary to provide a benefit in the form of VSB Bancorp Common Stock or determined by reference to the value of VSB Bancorp Common Stock.

4.9.4. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.9.4, since December 31, 2018, through and including the date of this Agreement, neither VSB Bancorp nor any VSB Bancorp Subsidiary has (i) made any material change in the credit policies or procedures of VSB Bancorp or any VSB Bancorp Subsidiary, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (ii) made any material acquisition or disposition of any assets or properties, or entered into any contract for any such acquisition or disposition, other than loans and loan commitments in the ordinary course of business consistent with past practice; (iii) entered into any lease of real or personal property requiring annual payments in excess of $25,000 or more than $75,000 over its remaining term, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice, or (iv) changed any accounting methods, principles or practices of VSB Bancorp or any VSB Bancorp Subsidiary affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy.

4.10. Ownership of Property; Insurance Coverage.

4.10.1. A list of all real property owned or leased by VSB Bancorp or any VSB Bancorp Subsidiary is set forth in DISCLOSURE SCHEDULE 4.10.1. VSB Bancorp and each VSB Bancorp Subsidiary has good and, as to real property, marketable title to all material assets and properties owned by VSB Bancorp or each VSB Bancorp Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the statements of financial condition contained in the most recent VSB Bancorp Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such statements of financial condition), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, reverse repurchase agreements or any transaction by VSB Bancorp or a VSB Bancorp Subsidiary acting in a fiduciary capacity, (ii) mechanics liens and similar liens for labor, materials, services or supplies provided for such property and incurred in the ordinary course of business for amounts not yet delinquent or that are being contested in good faith, and (iii) statutory liens for amounts not yet delinquent or that are being contested in good faith. VSB Bancorp and the VSB Bancorp Subsidiaries, as lessee, have the right under valid and existing leases of real and personal properties used by VSB Bancorp and the VSB Bancorp Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. All real property owned or leased by VSB Bancorp or any of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear expected), conforms in all material respects with all applicable ordinances, regulations and zoning laws and are considered by VSB Bancorp to be adequate for the current business of VSB Bancorp and its Subsidiaries. To the knowledge of VSB Bancorp, none of the buildings, structures or other improvements located on any real property owned or leased by VSB Bancorp or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

4.10.2. With respect to all material agreements pursuant to which VSB Bancorp or any VSB Bancorp Subsidiary has purchased securities subject to an agreement to resell, if any, VSB Bancorp or such VSB Bancorp Subsidiary, as the case may be, has a lien or security interest (which to the Knowledge of VSB Bancorp is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

4.10.3. VSB Bancorp and each VSB Bancorp Subsidiary currently maintain insurance considered by each of them to be reasonable for their respective operations. Neither VSB Bancorp nor any VSB Bancorp Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by VSB Bancorp or any VSB Bancorp Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years, VSB Bancorp and each VSB Bancorp Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of its insurance policies. VSB Bancorp DISCLOSURE SCHEDULE 4.10.3 identifies all policies of insurance maintained by VSB Bancorp and each VSB Bancorp Subsidiary (including the name of the insurance company and agent, the nature of the coverage, the policy limit, the annual premiums and the expiration date) as well as the other matters required to be disclosed under this Section 4.10.3.

4.11. Legal Proceedings.

Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.11, neither VSB Bancorp nor any VSB Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of VSB Bancorp, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature, (i) against VSB Bancorp or any VSB Bancorp Subsidiary, (ii) to which VSB Bancorp or any VSB Bancorp Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) that could adversely affect the ability of VSB Bancorp to perform under this Agreement.

4.12. Compliance With Applicable Law.

4.12.1. To the Knowledge of VSB Bancorp, each of VSB Bancorp and each VSB Bancorp Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it, its properties, assets and deposits, its business, and its conduct of business and its relationship with its employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, and neither VSB Bancorp nor any VSB Bancorp Subsidiary has received any written notice to the contrary. The Board of Directors of VSB Bancorp has adopted and VSB Bancorp has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

4.12.2. Each of VSB Bancorp and each VSB Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of VSB Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the receipt of Regulatory Approvals set forth in Section 8.2.

4.12.3. For the period beginning December 31, 2017, and except as disclosed in VSB Bancorp DISCLOSURE SCHEDULE 4.12.3, neither VSB Bancorp nor any VSB Bancorp Subsidiary has received any written notification or, to the Knowledge of VSB Bancorp, any other communication from any Bank Regulator: (i) asserting that VSB Bancorp or any VSB Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances that such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to VSB Bancorp or any VSB Bancorp Subsidiary; (iii) requiring or threatening to require VSB Bancorp or any VSB Bancorp Subsidiary, or indicating that VSB Bancorp or any VSB Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority that is charged with the supervision or regulation of banks or engages in the insurance of bank deposits, restricting or limiting, or purporting to restrict or limit, in any material respect the operations of VSB Bancorp or any VSB Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of VSB Bancorp or any VSB Bancorp Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither VSB Bancorp nor any VSB Bancorp Subsidiary has consented to or entered into any Regulatory Agreement that is currently in effect. The most recent regulatory rating given to VSB Bancorp as to compliance with the Community Reinvestment Act (“CRA”) is “Satisfactory” or better.

4.13. Employee Benefit Plans.

4.13.1 VSB Bancorp DISCLOSURE SCHEDULE 4.13.1 includes a list of all employment agreements, change in control agreements, severance agreements or arrangements, consulting agreements, existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans, vacation and sick leave plans or policies (and leave schedule thereunder) and all other material benefit practices, policies and arrangements maintained by VSB Bancorp or any VSB Bancorp Subsidiary in which any employee or former employee, consultant or former consultant or director or former director of VSB Bancorp or any VSB Bancorp Subsidiary participates or to which any such employee, consultant or director is a party or is otherwise entitled to receive benefits (the “VSB Bancorp Compensation and Benefit Plans”). Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.1, neither VSB Bancorp nor any of its Subsidiaries has any commitment or has communicated, either orally or in writing, to officers, employees or directors, any intention to create an additional compensation or benefit plan that would be required to be disclosed on VSB Bancorp DISCLOSURE SCHEDULE 4.13.1 as a VSB Bancorp Compensation and Benefit Plan, or to materially modify, change or renew any existing VSB Bancorp Compensation and Benefit Plan (any modification or change that increases the cost of such plans would be deemed material), except as required to maintain the qualified status thereof. VSB Bancorp has made available to Northfield Bancorp true and correct copies of the VSB Bancorp Compensation and Benefit Plans.

4.13.2 To the Knowledge of VSB Bancorp, each VSB Bancorp Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any regulations or rules promulgated thereunder, and all material filings, disclosures and notices required by ERISA, the Code, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any other applicable law have been timely made or any interest, fines, penalties or other impositions for late filings have been paid in full. Each VSB Bancorp Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and that is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter or opinion from the IRS or is entitled to rely on a determination letter issued to the sponsor of a master or prototype plan, and VSB Bancorp is not aware of any circumstances that are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of VSB Bancorp, threatened, action, suit or claim relating to any of the VSB Bancorp Compensation and Benefit Plans (other than routine claims for benefits). VSB Bancorp has not engaged in a transaction, or omitted to take any action, with respect to any VSB Bancorp Compensation and Benefit Plan that would reasonably be expected to subject VSB Bancorp to a material unpaid tax or penalty imposed by either Chapter 43 or Section 409A of the Code or Sections 409 or 502 of ERISA.

4.13.3 VSB Bancorp has never had a defined benefit plan subject to Title IV of ERISA.

4.13.4 Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.4, all material contributions required to be made under the terms of any Compensation and Benefit Plan currently or formerly maintained by VSB Bancorp or any entity that is considered one employer with VSB Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (a “VSB Bancorp ERISA Affiliate Plan”) or any employee benefit arrangements to which VSB Bancorp or any VSB Bancorp Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on VSB Bancorp’s consolidated financial statements to the extent required by GAAP. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.4, VSB Bancorp and each VSB Bancorp Subsidiary has expensed and accrued as a liability the present value of future benefits under each applicable VSB Bancorp Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

4.13.5 Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.5, neither VSB Bancorp nor any VSB Bancorp Subsidiary has any obligations to provide retiree health, life insurance, disability insurance, or other retiree death benefits under any VSB Bancorp Compensation and Benefit Plan, other than benefits mandated by COBRA. Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.5, there has been no communication to employees by VSB Bancorp or any VSB Bancorp Subsidiary that would reasonably be expected to promise or guarantee such employees retiree health, life insurance, disability insurance, or other retiree death benefits.

4.13.6 Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.6, VSB Bancorp and each VSB Bancorp Subsidiary has not maintained any VSB Bancorp Compensation and Benefit Plans covering employees who are not United States residents.

4.13.7 Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.13.7, with respect to each VSB Bancorp Compensation and Benefit Plan, if applicable, VSB Bancorp has provided or made available to Northfield Bancorp copies of the: (A) the most recent plan documents and any amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) two most recent actuarial reports and financial statements; (E) most recent summary plan description; (F) most recent determination letter issued by the IRS; (G) any Form 5310 or Form 5330, to the extent applicable, filed with the IRS within the last two years; (H) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests), if applicable; and (I) all material communications with any Governmental Entity with respect to any VSB Bancorp Compensation and Benefit Plan.

4.13.8 Except as disclosed in VSB Bancorp DISCLOSURE SCHEDULE 4.13.8, the consummation of the Merger will not, directly or indirectly (including, without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time) (A) entitle any employee, consultant or director to any payment or benefit (including severance pay, change in control benefit, or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any VSB Bancorp Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any VSB Bancorp Compensation and Benefit Plan.

4.13.9 Except as disclosed in VSB Bancorp DISCLOSURE SCHEDULE 4.13.9, all “non-qualified” deferred compensation plans, programs or arrangements (within the meaning of Section 409A of the Code) of VSB Bancorp have been in material compliance (both written and operational) with Section 409A of the Code and IRS regulations and guidance thereunder. All VSB Stock Options and stock appreciation rights granted by VSB Bancorp to any current or former employee or director have been granted with a per share exercise price or reference price at least equal to the fair market value of the underlying stock on the date the option or stock appreciation right was granted, within the meaning of Section 409A of the Code and associated guidance, and the expiration date of any such Stock Option or stock appreciation right has not been extended beyond its initial term established at the date of grant. Neither VSB Bancorp nor Victory Bank has extended the restriction period of any restricted VSB Common Stock granted under a VSB Bancorp RRP Plan following the date of grant.

4.13.10 Except as disclosed in VSB Bancorp DISCLOSURE SCHEDULE 4.13.10, the consummation of the Merger will not, directly or indirectly (including without limitation, as a result of any termination of employment or service at any time prior to or following the Effective Time), entitle any current or former employee, director or independent contractor of VSB Bancorp or any VSB Bancorp Subsidiary to any actual or deemed payment (or benefit) that could constitute a “parachute payment” (as such term is defined in Section 280G of the Code).

4.13.11 Except as disclosed in VSB Bancorp DISCLOSURE SCHEDULE 4.13.11, there are no VSB Stock Options or stock appreciation or similar rights, earned dividends or dividend equivalents, or shares of restricted stock, outstanding under any of the VSB Bancorp Compensation and Benefit Plans, including the VSB Bancorp Stock Plans, or otherwise as of the date hereof. In addition, VSB Bancorp DISCLOSURE SCHEDULE 4.13.11 sets forth: (A) each VSB Bancorp Stock Option and equity award as of the date of this Agreement, which schedule includes the name of the individual grantee, the date of grant, the vesting schedule, and as to VSB Bancorp Stock Options, the exercise price and the expiration date; and (B) the number of shares held by the VSB Bancorp ESOP, noting the number of shares that are allocated, unallocated and committed to be released, and the amortization schedule for payment of the outstanding VSB Bancorp ESOP loan.

4.13.12 VSB Bancorp DISCLOSURE SCHEDULE 4.13.12 includes a schedule of the estimated dollar value of all termination benefits and related payments that would be payable to or recognized by the individuals identified thereon, under any and all employment agreements, special termination agreements, change in control agreements, severance arrangements or policies, supplemental executive retirement plans, director retirement plans, deferred bonus plans, deferred compensation plans, deferred fee plans, split dollar, salary continuation plans, or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by VSB Bancorp or any VSB Bancorp Subsidiary for the benefit of officers, employees or directors of VSB

Bancorp or any VSB Bancorp Subsidiary (the “Benefits Schedule”), identified by agreement, plan, arrangement or policy and assuming their employment or service is terminated without cause as of January 1, 2020 and the Closing Date occurs on such date and based on the other assumptions specified in such schedule. No other individuals are entitled to benefits under any such plans.

4.14. Brokers, Finders and Financial Advisors.

Neither VSB Bancorp nor any VSB Bancorp Subsidiary, nor any VSB Bancorp Representative, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement, or incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement except for the engagement letter with FinPro Capital Advisors, Inc. (“FinPro”), a copy of which is attached in VSB Bancorp DISCLOSURE SCHEDULE 4.14.

4.15. Environmental Matters.

4.15.1. With respect to VSB Bancorp and each VSB Bancorp Subsidiary:

(A) Neither the conduct nor operation of its business nor any condition of any property currently or previously owned or operated by it (including Participation Facilities and Other Real Estate Owned), or to the Knowledge of VSB Bancorp, on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon VSB Bancorp or any VSB Bancorp Subsidiary. To the Knowledge of VSB Bancorp, no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to VSB Bancorp or any VSB Bancorp Subsidiary by reason of any Environmental Laws. Neither VSB Bancorp nor any VSB Bancorp Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that VSB Bancorp or any VSB Bancorp Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon VSB Bancorp or any VSB Bancorp Subsidiary;

(B) There is no suit, action, executive or administrative order, directive or proceeding pending or, to the Knowledge of VSB Bancorp threatened, nor to the Knowledge of VSB Bancorp is any investigation pending or threatened, before any court, governmental agency or other forum against VSB Bancorp or any VSB Bancorp Subsidiary (i) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (ii) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), on a site owned, leased or operated by VSB Bancorp or any VSB Bancorp Subsidiary (including Participation Facilities and Other Real Estate Owned);

(C) To the Knowledge of VSB Bancorp, (i) there are no underground storage tanks on, in or under any properties owned or operated by VSB Bancorp or any VSB Bancorp Subsidiary (including Participation Facilities and Other Real Estate Owned), and (ii) no underground storage tanks have been closed or removed from any properties owned or operated by VSB Bancorp or any VSB Bancorp Subsidiary (including Participation Facilities and Other Real Estate Owned) except in compliance with Environmental Laws in all material respects; and

(D) To the Knowledge of VSB Bancorp, the properties currently owned or operated by VSB Bancorp or any VSB Bancorp Subsidiary (including, without limitation, soil, groundwater or surface water on or under the properties, and buildings thereon) are not contaminated with and do not otherwise contain any Materials of Environmental Concern other than as permitted under applicable Environmental Law.

4.16. Loan Portfolio and Investment Securities.

4.16.1. The allowance for loan losses reflected in the VSB Bancorp Financial Statements as of December 31, 2018 and September 30, 2019 was, and the allowance for loan losses reflected in the VSB Bancorp Regulatory Reports for periods ending after September 30, 2019, will be, adequate, as of the dates thereof, under GAAP in all material respects.

4.16.2. Except for any individual loans with principal outstanding balances of less than $50,000, VSB Bancorp DISCLOSURE SCHEDULE 4.16.2 sets forth a listing, as of September 30, 2019, by account, of: (i) all loans (including loan participations) of VSB Bancorp or any VSB Bancorp Subsidiary that have been accelerated during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (ii) all loan commitments or lines of credit of VSB Bancorp or any VSB Bancorp Subsidiary that have been terminated by VSB Bancorp or any VSB Bancorp Subsidiary during the past twelve months by reason of a default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower; (iii) each borrower, customer or other party that has notified VSB Bancorp or any VSB Bancorp Subsidiary during three years preceding the date of this Agreement, or has asserted against VSB Bancorp or any VSB Bancorp Subsidiary, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of VSB Bancorp, each borrower, customer or other party that has given VSB Bancorp or any VSB Bancorp Subsidiary any oral notification of, or orally asserted to or against VSB Bancorp or any VSB Bancorp Subsidiary, any such claim; (iv) all extended construction loans (v) all loans, (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that are as of the date of this Agreement classified as “substandard,” “doubtful,” “loss,” “classified,” “criticized,” “watch list” or “special mention” (or words of similar import) by VSB Bancorp and any VSB Bancorp Subsidiary, or any applicable Bank Regulator, (D) to the Knowledge of VSB Bancorp, as to which a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than 90 days past due, (E) where, during the past three years, the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower’s ability to pay in accordance with such initial terms, (F) where a specific reserve allocation exists in connection therewith, (G) that are required to be accounted for as a troubled debt restructuring in accordance Accounting Standards Codification (“ASC”) 310-40, Receivables, “Troubled Restructurings by Creditors”; or (H) made pursuant to an exception to policy, and (vi) all assets classified by VSB Bancorp or any VSB Bancorp Subsidiary as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.

4.16.3. All loans receivable (including discounts) and accrued interest entered on the books of VSB Bancorp and the VSB Bancorp Subsidiaries arose out of bona fide arm’s-length transactions, were made for good and valuable consideration in the ordinary course of VSB Bancorp’s or the appropriate VSB Bancorp Subsidiary’s respective business, and the notes or other evidences of indebtedness with respect to such loans (including discounts) are true and genuine and are what they purport to be. Except for any individual loans with a principal outstanding balance of less than $50,000, VSB Bancorp has not received written notice that any of the loans, discounts and the accrued interest reflected on the books of VSB Bancorp and the VSB Bancorp Subsidiaries are subject to any defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity. All such loans are owned by VSB Bancorp or the appropriate VSB Bancorp Subsidiary free and clear of any liens.

4.16.4. The notes and other evidences of indebtedness evidencing the loans described above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are, in all material respects, valid, true and genuine, and what they purport to be.

4.16.5. Neither the terms of any loan, any of the documentation for any loan, the manner in which any loans have been administered and serviced, nor VSB Bancorp’s practices of approving or rejecting loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

4.16.6. None of the agreements pursuant to which VSB Bancorp or any of its Subsidiaries has sold loans or pools of loan participations in loans or pools of loans contains any obligation to repurchase such loans or interests therein solely on account of a payment default by the obligor on any such loan.

4.16.7. VSB Bancorp DISCLOSURE SCHEDULE 4.16.7 sets forth a list of all loans as of the date hereof by VSB Bancorp to any directors, executive officers and principal stockholders (as such terms are defined in Regulation O of the Federal Reserve Board (12 C.F.R. Part 215)) of VSB Bancorp or any of its Subsidiaries. There are no loans to any employee, officer, director or affiliate thereof on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was not in compliance with Regulation O and all such loans are and were originated in compliance in all material respects with all applicable laws.

4.16.8. VSB Bancorp and each VSB Bancorp Subsidiary have good and marketable title to all securities owned by them, free and clear of any liens, except to the extent such securities are pledged in the ordinary course of business to secure obligations of VSB Bancorp or a VSB Bancorp Subsidiary. Such securities are valued on the books of VSB Bancorp in accordance with GAAP in all material respects. VSB Bancorp and each VSB Bancorp Subsidiary that owns securities employ investment, securities, risk management and other policies, practices and procedures that VSB Bancorp believes are prudent and reasonable. Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by VSB Bancorp or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

4.17. Other Documents.

VSB Bancorp has made available to Northfield Bancorp copies of (i) its annual reports to stockholders for the years ended December 31, 2018 and 2017, and (ii) proxy materials used or for use in connection with its meetings of stockholders held in 2019 and 2018.

4.18. Related Party Transactions.

Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.18, neither VSB Bancorp nor any VSB Bancorp Subsidiary is a party to any transaction (including any loan or other credit accommodation) with any Affiliate of VSB Bancorp or any VSB Bancorp Subsidiary. Except as described in VSB Bancorp’s DISCLOSURE SCHEDULE 4.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. No loan or credit accommodation to any Affiliate of VSB Bancorp or any VSB Bancorp Subsidiary is presently in default or, during the three-year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended except for rate modifications pursuant to VSB Bancorp’s loan modification policy that is applicable to all Persons. Neither VSB Bancorp nor any VSB Bancorp Subsidiary has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by VSB Bancorp is inappropriate.

4.19. Deposits.

Except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.19, none of the deposits of VSB Bancorp is a “brokered deposit” as defined in 12 C.F.R. Section 337.6(a)(2).

4.20. Antitakeover Provisions Inapplicable; Required Vote.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state.

The affirmative vote of majority of the issued and outstanding shares of VSB Bancorp Common Stock is required to approve this Agreement and the Merger under the New York Business Corporation Law and VSB Bancorp’s certificate of incorporation.

4.21. Registration Obligations.

Neither VSB Bancorp nor any VSB Bancorp Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

4.22. Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for VSB Bancorp’s own account, or for the account of one or more of VSB Bancorp’s Subsidiaries or their customers (all of which are set forth in VSB Bancorp DISCLOSURE SCHEDULE 4.22), were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of VSB Bancorp and each VSB Bancorp Subsidiary, with counterparties believed to be financially responsible at the time; and to VSB Bancorp’s and each VSB Bancorp Subsidiary’s Knowledge each of them constitutes the valid and legally binding obligation of VSB Bancorp or such VSB Bancorp Subsidiary, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither VSB Bancorp nor any VSB Bancorp Subsidiary, nor, to the Knowledge of VSB Bancorp, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

4.23. Fairness Opinion.

VSB Bancorp has received an opinion from FinPro to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date hereof the Merger Consideration to be received by the stockholders of VSB Bancorp pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

4.24. Trust Accounts

Neither VSB Bancorp nor any VSB Bancorp Subsidiary has trust powers or acts as a fiduciary.

4.25. Intellectual Property.

VSB Bancorp and each VSB Bancorp Subsidiary owns or, to the Knowledge of VSB Bancorp, possesses valid and binding licenses or other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither VSB Bancorp nor any VSB Bancorp Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. VSB Bancorp DISCLOSURE SCHEDULE 4.25 sets forth a complete and correct list of all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used the business of VSB Bancorp and its Subsidiaries. VSB Bancorp and each VSB Bancorp Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of VSB Bancorp, the conduct of the business of VSB Bancorp and each VSB Bancorp Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

4.26. Investment Management

Except as set forth on VSB Bancorp DISCLOSURE SCHEDULE 4.26, none of VSB Bancorp, any of its Subsidiaries or VSS Bancorp’s or its Subsidiaries’ directors, officers, or employees is required to be registered, licensed, or authorized under applicable law as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

4.27. Information Technology

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to VSB Bancorp, to VSB Bancorp’s Knowledge, since December 31, 2017, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of VSB Bancorp and its Subsidiaries.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF NORTHFIELD BANCORP

Northfield Bancorp represents and warrants to VSB Bancorp that the statements contained in this Article V are correct as of the date of this Agreement and will be correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Northfield Bancorp DISCLOSURE SCHEDULE delivered by Northfield Bancorp to VSB Bancorp on the date hereof. Northfield Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Northfield Bancorp DISCLOSURE SCHEDULE corresponds to the section referenced herein. However, for purposes of the Northfield Bancorp DISCLOSURE SCHEDULE, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant as and to the extent that it is reasonably clear on the face of such schedule that such item applies to such other schedule.

5.1. Standard.

No representation or warranty of Northfield Bancorp contained in this Article V shall be deemed untrue or incorrect, and Northfield Bancorp shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of Article V, has had or is reasonably expected to have a Material Adverse Effect; disregarding for these purposes (x) any qualification or exception for, or reference to, materiality in any such representation or warranty and (y) any use of the terms “material,” “materially,” “in all material respects,” “Material Adverse Effect” or similar terms or phrases in any such representation or warranty; provided, however, that the foregoing standard shall not apply to representations and warranties contained in Sections 5.2, 5.3 and 5.4, which shall be deemed untrue, incorrect and breached if they are not true and correct in all material respects, and to the representations and warranties contained in Section 5.8, which shall be deemed untrue, incorrect and breached if they are not true and correct in all respects.

5.2. Organization.

5.2.1. Northfield Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly registered as a savings and loan holding company under the HOLA. Northfield Bancorp has full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northfield Bancorp.

5.2.2. Northfield Bank is a savings bank duly organized, validly existing and in good standing under the laws of the United States of America. Northfield Bank has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect on Northfield Bank. The deposits of Northfield Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Northfield Bank is a member in good standing of the FHLB of New York and owns the requisite amount of stock therein. The location of the principal office and each branch office of Northfield Bank is set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.2.2.

5.2.3. Northfield Bancorp DISCLOSURE SCHEDULE 5.2.3 sets forth each Northfield Bancorp Subsidiary. Each Northfield Bancorp Subsidiary (other than Northfield Bank) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

5.2.4. The respective minute books of Northfield Bancorp and each Northfield Bancorp Subsidiary accurately records, in all material respects, all material corporate actions of their respective stockholders and boards of directors (including committees).

5.2.5. Prior to the date of this Agreement, Northfield Bancorp has made available to VSB Bancorp true and correct copies of the certificate of incorporation or charter and bylaws of Northfield Bancorp and the Northfield Bancorp Subsidiaries.

5.3. Capitalization.

5.3.1. The authorized capital stock of Northfield Bancorp consists of one hundred fifty million (150,000,000) shares of Northfield Bancorp Common Stock, of which 49,175,347 shares are outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, and twenty-five million (25,000,000) shares of preferred stock, $0.01 par value (“Northfield Bancorp Preferred Stock”), none of which are outstanding. There are 11,758,360 shares of Northfield Bancorp Common Stock held by Northfield Bancorp as treasury stock. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has or is bound by any Rights of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Northfield Bancorp Common Stock, or any other security of Northfield Bancorp or any securities representing the right to vote, purchase or otherwise receive any shares of Northfield Bancorp Common Stock or any other security of Northfield Bancorp, other than shares issuable under the Northfield Bancorp Stock Benefit Plans.

5.3.2. The authorized capital stock of Northfield Bank consists of ninety million (90,000,000) shares of common stock, par value $1.00 per share (“Northfield Bank Common Stock”) and ten million (10,000,000) shares of preferred stock, $1.00 par value. All the issued and outstanding shares of Northfield Bank Common Stock are (i) validly issued, fully paid and nonassessable and free of preemptive rights, and (ii) owned by Northfield Bancorp free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.3.2, either Northfield Bancorp or Northfield Bank owns all of the outstanding shares of capital stock of each Northfield Bancorp Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

5.3.3. Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.3.3, to the Knowledge of Northfield Bancorp, no Person is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of five percent (5%) or more of the outstanding shares of Northfield Bancorp Common Stock.

5.3.4. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Northfield Bancorp’s stockholders may vote have been issued by Northfield Bancorp and are outstanding.

5.4. Authority; No Violation.

5.4.1. Northfield Bancorp has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the required Regulatory Approvals described in Section 8.2, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Northfield Bancorp and the completion by Northfield Bancorp of the transactions contemplated hereby, up to and including the Merger, have been duly and validly approved by the Board of Directors of Northfield Bancorp, and no other corporate proceedings on the part of Northfield Bancorp are necessary to approve this Agreement and complete the transactions contemplated hereby, up to and including the Merger. This Agreement has been duly and validly executed and delivered by Northfield Bancorp, and subject to VSB Bancorp Stockholder Approval, the receipt of the Regulatory Approvals and due and valid execution and delivery of this Agreement by VSB Bancorp, constitutes the valid and binding obligations of Northfield Bancorp, enforceable against Northfield Bancorp in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.

5.4.2. Subject to compliance by VSB Bancorp with the terms and conditions of this Agreement, the receipt of the Regulatory Approvals (and compliance with any conditions contained therein) and VSB Bancorp Stockholder Approval,

(A) the execution and delivery of this Agreement by Northfield Bancorp,

(B) the consummation of the transactions contemplated hereby, and

(C) compliance by Northfield Bancorp with any of the terms or provisions hereof will not (i) conflict with or result in a breach of any provision of the certificate of incorporation, charter or bylaws of Northfield Bancorp or any Northfield Bancorp Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Northfield Bancorp or any Northfield Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Northfield Bancorp, Northfield Bank or any Northfield Bancorp Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which any of them is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Northfield Bancorp and the Northfield Bancorp Subsidiaries taken as a whole.

5.5. Consents.

Except for (i) the regulatory approvals referred to in Section 8.2 hereof and compliance with any conditions contained therein, (ii) the filing with the SEC of (x) the Merger Registration Statement and (y) such reports under Sections 13(a), 13(d), 13(g) and 16(a) of the Exchange Act as any be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (iii) approval of the listing on the Nasdaq of Northfield Bancorp Common Stock to be issued in the Merger, (iv) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Northfield Bancorp Common Stock pursuant to this Agreement, (v) the approval of this Agreement by the requisite vote of the stockholders of VSB Bancorp, and (vi) the filing of certificates of merger with the Delaware Secretary and the New York State Banking Department, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity or Bank Regulator are necessary, and, to the Knowledge of Northfield Bancorp, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary in connection with the execution and delivery of this Agreement by Northfield Bancorp and the completion of the Merger by Northfield Bancorp. To the Knowledge of Northfield Bancorp, no fact or circumstance exists, including any possible other transaction pending or under consideration by Northfield Bancorp or any of its Affiliates, that (a) would reasonably be expected to prevent or delay in any material respect, (i) any filings with or approvals or waivers required from the FRB, the FDIC, the OCC or the New York State Banking Department, or (ii) any required Regulatory Approvals, or (b) would cause a Bank Regulator or Governmental Entity acting pursuant to the Bank Merger Act, the BHCA, the HOLA, New York Banking Law or any other applicable law or regulation to seek to prohibit or materially delay consummation of the transactions contemplated hereby or impose a Burdensome Condition.

5.6. Financial Statements.

5.6.1. Northfield Bancorp has previously made available to VSB Bancorp the Northfield Bancorp Financial Statements. The Northfield Bancorp Financial Statements have been prepared in accordance with GAAP, and (including the related notes where applicable) fairly present in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments) the consolidated financial position, results of operations and cash flows of Northfield Bancorp and the Northfield Bancorp Subsidiaries on a consolidated basis as of and for the respective periods ended on the dates thereof, in accordance with GAAP during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

5.6.2. At the date of each balance sheet included in the Northfield Bancorp Financial Statements, Northfield Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Northfield Bancorp Financial Statements or in the footnotes thereto which are not fully reflected or reserved against therein in accordance with GAAP or appropriately disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate or which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

5.6.3. Northfield Bancorp (x) has implemented and maintains a system of internal control over financial reporting (as required by Rule 13a-15(a) of the Exchange Act) that is designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets and (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (y) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Northfield Bancorp, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Northfield Bancorp by others within those entities, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to Northfield Bancorp’s outside auditors and the audit committee of Northfield Bancorp’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Northfield Bancorp’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Northfield Bancorp’s internal control over financial reporting. These disclosures (if any) were made in writing by management to Northfield Bancorp’s auditors and audit committee and a copy has previously been made available to VSB Bancorp.

5.6.4. Since December 31, 2017, (A) neither Northfield Bancorp nor any Northfield Bancorp Subsidiary nor, to its Knowledge, any director, officer, employee, auditor, accountant or representative of Northfield Bancorp or any Northfield Bancorp Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Northfield Bancorp or any Northfield Bancorp Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Northfield Bancorp or any Northfield Bancorp Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing Northfield Bancorp or any Northfield Bancorp Subsidiary, whether or not employed by Northfield Bancorp or any Northfield Bancorp Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by it or any of its officers, directors, employees or agents to its board of directors or any committee thereof or to any of its directors or officers.

5.7. Taxes.

Northfield Bancorp and the Northfield Bancorp Subsidiaries that are at least 80 percent (80%) owned by Northfield Bancorp are members of the same affiliated group within the meaning of Code Section 1504(a). Northfield Bancorp has duly filed all federal, state and local tax returns required to be filed by or with respect to Northfield Bancorp and each Northfield Bancorp Subsidiary on or prior to the Closing Date, taking into account any extensions (all such returns, to the Knowledge of Northfield Bancorp, being accurate and correct in all material respects) and has duly paid or made provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from Northfield Bancorp and any Northfield Bancorp Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges that (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined. Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.7, as of the date of this Agreement, Northfield Bancorp has received no notice of, and to the Knowledge of Northfield Bancorp, there is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any taxes of Northfield Bancorp or any Northfield Bancorp Subsidiary, and no claim has been made by any authority in a jurisdiction where Northfield Bancorp or any Northfield Bancorp Subsidiary does not file tax returns that Northfield Bancorp or any such Northfield Bancorp Subsidiary is subject to taxation in that jurisdiction. Except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.7, Northfield Bancorp and Northfield Bancorp Subsidiary have not executed an extension or waiver of any statute of limitations on the assessment or collection of any material tax due that is currently in effect. Northfield Bancorp and each Northfield Bancorp Subsidiary has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and Northfield Bancorp and each Northfield Bancorp Subsidiary, to the

Knowledge of Northfield Bancorp, has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements.

5.8. No Material Adverse Effect.

Northfield Bancorp and the Northfield Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since December 31, 2018 and no event has occurred or circumstance arisen since that date which, in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on Northfield Bancorp and the Northfield Bancorp Subsidiaries, taken as a whole.

5.9. Ownership of Property; Insurance Coverage.

5.9.1. Northfield Bancorp and each Northfield Bancorp Subsidiary have good and, as to real property, marketable title to all material assets and properties owned by Northfield Bancorp or each Northfield Bancorp Subsidiary in the conduct of its businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Northfield Bancorp Financial Statements or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to the FHLB of New York, inter-bank credit facilities, revenue repurchase agreements or any transaction by a Northfield Bancorp Subsidiary acting in a fiduciary capacity, and (ii) statutory liens for amounts not yet delinquent or that are being contested in good faith. Northfield Bancorp and each Northfield Bancorp Subsidiary, as lessee, have the right under valid and subsisting leases of real and personal properties used by Northfield Bancorp and the Northfield Bancorp Subsidiary in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

5.9.2. Northfield Bancorp and each Northfield Bancorp Subsidiary currently maintain insurance considered by Northfield Bancorp to be reasonable for their respective operations. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. All such insurance is valid and enforceable and in full force and effect, and within the last three years Northfield Bancorp and each Northfield Bancorp Subsidiary have received each type of insurance coverage for which they have applied and during such periods have not been denied indemnification for any material claims submitted under any of their insurance policies except as disclosed in Northfield Bancorp DISCLOSURE SCHEDULE 5.9.2.

5.10. Legal Proceedings.

Except as disclosed in Northfield Bancorp DISCLOSURE SCHEDULE 5.10, neither Northfield Bancorp nor any Northfield Bancorp Subsidiary is a party to any, and there are no pending or, to the Knowledge of Northfield Bancorp, threatened, material legal, administrative, arbitration or other material proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against Northfield Bancorp or any Northfield Bancorp Subsidiary, (ii) to which Northfield Bancorp or any Northfield Bancorp Subsidiary’s assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Northfield Bancorp to perform under this Agreement.

5.11. Compliance With Applicable Law.

5.11.1. To the Knowledge of Northfield Bancorp, each of Northfield Bancorp and each Northfield Bancorp Subsidiary is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to them, their properties, assets and deposits, their business, and their conduct of business and their relationship with their employees, including, without limitation, the USA PATRIOT Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act of 1977, the Home Mortgage Disclosure Act, the Bank Secrecy Act and all other applicable fair lending laws and other laws relating to discriminatory business practices and neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received any written notice to the contrary. The Board of Directors of Northfield Bank has adopted and Northfield Bank has implemented an anti-money laundering program that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act and the regulations thereunder and has received no written notice from any Governmental Entity or Bank Regulator that such program (i) does not contain adequate and appropriate customer identification verification procedures, or (ii) has been deemed ineffective.

5.11.2. Each of Northfield Bancorp and each Northfield Bancorp Subsidiary has all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Bank Regulators and Governmental Entities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of Northfield Bancorp, no suspension or cancellation of any such permit, license, certificate, order or approval is threatened or will result from the consummation of the transactions contemplated by this Agreement, subject to obtaining the receipt of Regulatory Approvals.

5.11.3. For the period beginning December 31, 2017, and except as set forth in Northfield Bancorp DISCLOSURE SCHEDULE 5.11.3, neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received any written notification or, to the Knowledge of Northfield Bancorp, any other communication from any Bank Regulator (i) asserting that Northfield Bancorp or any Northfield Bancorp Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Bank Regulator enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material to Northfield Bancorp or any Northfield Bancorp Subsidiary; (iii) requiring or threatening to require Northfield Bancorp or any Northfield Bancorp Subsidiary, or indicating that Northfield Bancorp or any Northfield Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of Northfield Bancorp or any Northfield Bancorp Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Northfield Bancorp or any Northfield Bancorp Subsidiary (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a “Regulatory Agreement”). Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to Northfield Bank as to compliance with the CRA is “Satisfactory” or better.

5.12. Employee Benefit Plans.

5.12.1. Each employment agreement, change in control agreement, severance agreement or arrangement, consulting agreement, existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, stock appreciation, phantom stock, severance, welfare benefit plans, fringe benefit plans and all other benefit practices, policies and arrangements maintained by Northfield Bancorp or any Northfield Bancorp Subsidiary and in which employees in general may participate (the “Northfield Bancorp Compensation and Benefit Plans”) has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any regulations or rules promulgated thereunder, no notice has been issued by any Governmental Entity questioning or challenging such compliance, all material filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, COBRA, HIPAA, ACA and any other applicable law have been timely made, and any interest, fines, penalties or other impositions for late filings have been paid in full.

5.12.2. To the Knowledge of Northfield Bancorp, each Northfield Bancorp Compensation and Benefit Plan that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code has received or has requested and expects to receive a favorable determination letter or opinion from the IRS, or is entitled to rely on a determination letter issued to the sponsor or a master or prototype plan, and Northfield Bancorp is not aware of any circumstances which are reasonably likely to result in revocation of any such favorable determination letter. There is no material pending or, to the Knowledge of Northfield Bancorp, threatened action, suit or claim relating to any of the Northfield Bancorp Compensation and Benefit Plans (other than routine claims for benefits). Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Northfield Bancorp Compensation and Benefit Plan that would reasonably be expected to subject Northfield Bancorp or any Northfield Bancorp Subsidiary to an unpaid tax or penalty imposed by either Chapter 43 of the Code or Sections 409 or 502 of ERISA.

5.12.3. Since 1996, Northfield Bancorp has not had a defined benefit plan subject to Title IV of ERISA.

5.12.4. All material contributions required to be made under the terms of any Northfield Bancorp Compensation and Benefit Plan currently or formerly maintained by Northfield Bancorp or any entity that is considered one employer with Northfield Bancorp under Section 4001(b)(1) of ERISA or Section 414 of the Code (a “Northfield Bancorp ERISA Affiliate Plan”) or any employee benefit arrangements to which Northfield Bancorp or any Northfield Bancorp Subsidiary is a party or a sponsor have been timely made, and all anticipated contributions and funding obligations are accrued on Northfield Bancorp’s consolidated financial statements to the extent required by GAAP. Northfield Bancorp and its Subsidiaries have expensed and accrued as a liability the present value of future benefits under each applicable Northfield Bancorp Compensation and Benefit Plan for financial reporting purposes as required by GAAP.

5.13. Environmental Matters.

5.13.1. To the Knowledge of Northfield Bancorp and except as disclosed in Northfield Bancorp DISCLOSURE SCHEDULE 5.13.1, neither the conduct nor operation of their business nor any condition of any property currently or previously owned or operated by any of them (including, Participation Facilities and Other Real Estate Owned), or to the Knowledge of Northfield Bancorp, on which any of them holds a lien, results or resulted in a violation of any Environmental Laws that is reasonably likely to impose a material liability (including a material remediation obligation) upon Northfield Bancorp or any Northfield Bancorp Subsidiary. To the Knowledge of Northfield Bancorp, no condition has existed or event has occurred with respect to any such property that, with notice or the passage of time, or both, is reasonably likely to result in any material liability to Northfield Bancorp or any Northfield Bancorp Subsidiary by reason of any Environmental Laws. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary during the past five years has received any written notice from any Person or Governmental Entity that Northfield Bancorp or any Northfield Bancorp Subsidiary or the operation or condition of any property ever owned or operated (including Participation Facilities) by any of them are currently in violation of or otherwise are alleged to have liability under any Environmental Laws or relating to Materials of Environmental Concern (including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any Materials of Environmental Concern at, on, beneath, or originating from any such property) for which a material liability is reasonably likely to be imposed upon Northfield Bancorp or any Northfield Bancorp Subsidiary.

5.13.2. There is no suit, claim, action, demand, executive or administrative order, directive or proceeding pending or, to the Knowledge of Northfield Bancorp, threatened, nor to the Knowledge of Northfield Bancorp is any investigation pending or threatened, before any court, governmental agency or other forum against Northfield Bancorp or any Northfield Bancorp Subsidiary (x) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (y) relating to the presence of or release into the environment of any Materials of Environmental Concern (as defined herein), on a site owned, leased or operated by any of Northfield Bancorp or any Northfield Bancorp Subsidiary (including Participation Facilities and Other Real Estate Owned).

5.14. Loan Portfolio.

The allowance for loan losses reflected in the Northfield Bancorp’s Financial Statements as of December 31, 2018 and September 30, 2019 was, and the allowance for loan losses shown on the balance sheets in Northfield Bancorp’s Financial Statements for periods ending after September 30, 2019 will be, adequate, as of the dates thereof, under GAAP in all material respects.

5.15. Antitakeover Provisions Inapplicable.

The transactions contemplated by this Agreement are not subject to the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transactions,” “business combination” or other antitakeover laws and regulations of any state, including the provisions of the Delaware General Corporation Law applicable to Northfield Bancorp.

5.16. Risk Management Instruments.

All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Northfield Bancorp’s own account, or for the account of one or more of Northfield Bancorp’s Subsidiaries or their customers, were in all material respects entered into in compliance with all applicable laws, rules, regulations and regulatory policies, and to the Knowledge of Northfield Bancorp, with counterparties believed to be financially responsible at the time; and to the Knowledge of Northfield Bancorp, each of them constitutes the valid and legally binding obligation of Northfield Bancorp or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and is in full force and effect. Neither Northfield Bancorp nor any Northfield Bancorp Subsidiary, nor to the Knowledge of Northfield Bancorp any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

5.17. Trust Accounts

Northfield Bank and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither Northfield Bank nor any other Northfield Bancorp Subsidiary, and to their Knowledge, nor has any of their respective directors, officers or employees, committed any breach of trust with respect to any such fiduciary account and the records for each such fiduciary account.

5.18. Intellectual Property

Northfield Bancorp and each Northfield Bancorp Subsidiary own or, to the Knowledge of Northfield Bancorp, possess valid and binding licenses and other rights (subject to expirations in accordance with their terms) to use all patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in their business, each without payment, and neither Northfield Bancorp nor any Northfield Bancorp Subsidiary has received any notice of conflict with respect thereto that asserts the rights of others. Northfield Bancorp and each Northfield Bancorp Subsidiary have performed all the obligations required to be performed, and are not in default in any respect, under any contract, agreement, arrangement or commitment relating to any of the foregoing. To the Knowledge of Northfield Bancorp, the conduct of the business of Northfield Bancorp and each Northfield Bancorp Subsidiary as currently conducted or proposed to be conducted does not, in any respect, infringe upon, dilute, misappropriate or otherwise violate any intellectual property owned or controlled by any third party.

5.19. Northfield Bancorp Common Stock

The shares of Northfield Bancorp Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and subject to no preemptive rights.

5.20. Information Technology

Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect with respect to Northfield Bancorp, to Northfield Bancorp’s Knowledge, since December 31, 2017, no third party has gained unauthorized access to any information technology networks controlled by and material to the operation of the business of Northfield Bancorp and its Subsidiaries.

ARTICLE VI
COVENANTS OF VSB BANCORP

6.1. Conduct of Business.

6.1.1. Affirmative Covenants. During the period from the date of this Agreement to the Effective Time, except with the prior written consent of Northfield Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, VSB Bancorp will, and it will cause each VSB Bancorp Subsidiary to: operate its business only in the usual, regular and ordinary course of business; use reasonable efforts to preserve intact its business organization, assets, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees and maintain its rights and franchises; and voluntarily take no action that would (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals, or (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; provided, however that the forgoing shall not be deemed to require VSB Bancorp to take any action that would otherwise violate any other provision of this Agreement.

6.1.2. Negative Covenants. VSB Bancorp agrees that from the date of this Agreement to the Effective Time, except as otherwise specifically permitted or required by this Agreement, as set forth in VSB Bancorp DISCLOSURE SCHEDULE 6.1.2, or consented to by Northfield Bancorp in writing (which consent shall not be unreasonably withheld, conditioned or delayed), it will not, and it will cause each of the VSB Bancorp Subsidiaries not to:

(A) change or waive any provision of its certificate of incorporation or bylaws, except as required by law, or appoint a new director to its board of directors (except as to the appointment of a new director, as necessary to maintain any minimum number of directors pursuant to a regulatory requirement or its certificate of incorporation or charter);

(B) (i) change the number of authorized or issued shares of its capital stock (other than pursuant to the issuance of shares upon the exercise of outstanding VSB Bancorp Stock Options), issue any shares of VSB Bancorp Common Stock that are held as “treasury shares” as of the date of this Agreement, (ii) issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, make any grant or award under the VSB Bancorp Stock Benefit Plans, (iii) split, combine or reclassify any shares of capital stock, (iv) declare, set aside or pay any dividend or other distribution in respect of capital stock (other than the declaration and payment of a regular quarterly cash dividend of not more than $0.15 per share with payment and record dates consistent with past practice, provided that the declaration of the last quarterly dividend of VSB Bancorp prior to the Effective Time and the payment thereof shall be coordinated with Northfield Bancorp so that the holders of VSB Bancorp Common Stock do not receive dividends on both VSB Bancorp Common Stock and Northfield Bancorp Common Stock received in the Merger in the same quarter), or (v) redeem or otherwise acquire any shares of capital stock;

(C) enter into, renew, amend in any material respect or terminate any material contract or agreement (including without limitation any settlement agreement with respect to litigation other than pursuant to any payment, discharge, settlement or compromise permitted pursuant to Section 6.1.2(W)) except in the ordinary course of business consistent with past practice;

(D) make application for the opening or closing of any, or open or close any, branch or automated banking facility;

(E) grant or agree to pay any bonus, severance or termination to, or enter into, renew or amend any employment agreement, severance agreement and/or supplemental executive agreement with, or increase in any manner the compensation or fringe benefits of, any of its directors, officers or employees, except (i) as may be required pursuant to commitments existing on the date hereof and set forth on VSB Bancorp DISCLOSURE SCHEDULES 4.9.1 or 4.13.1, (ii) as to non-executive employees, pay increases in the ordinary course of business and consistent with past practice, (iii) the payment of bonuses for the year ending December 31, 2019 in the amounts set forth in VSB Bancorp DISCLOSURE SCHEDULE 6.1.2(E), to the extent such bonuses have been accrued in accordance with GAAP through the date hereof and through December 31, 2019. For the sake of clarity, VSB Bancorp shall be permitted without the consent of Northfield to contribute its regularly scheduled matching contribution to the VSB Bancorp 401(k) Plan and its regularly scheduled employer contribution to the VSB ESOP, each in the ordinary course and consistent with past practices, on or prior to Closing. Neither VSB Bancorp nor any VSB Bancorp Subsidiary shall hire or promote any employee to a rank having a title of vice president or other more senior rank or hire any new employee at an annual rate of compensation in excess of $75,000, except that VSB Bancorp may hire at-will, non-executive officer employees to fill vacancies that may from time to time arise in the ordinary course of business;

(F) pay, accrue or accelerate the amount of vacation or paid time off, except in the ordinary course of business consistent with past practice;

(G) enter into, modify, amend, except as may be required by applicable law or the terms of this Agreement, any pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined contribution plan not in the ordinary course of business consistent with past practice; or amend, modify or revise the terms of any outstanding stock option or voluntarily accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other stock-based compensation;

(H) enter into, modify, renew or change the level of coverage or, except as may be required by applicable law or the terms of this Agreement, any insurance applicable to directors and officers;

(I) merge or consolidate VSB Bancorp or any VSB Bancorp Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of VSB Bancorp or any VSB Bancorp Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other Person other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between VSB Bancorp, or any VSB Bancorp Subsidiary, and any other Person, in each case in the ordinary course of business consistent with past practice; or enter into a purchase and assumption transaction with respect to deposits and liabilities;

(J) sell or otherwise dispose of the capital stock of VSB Bancorp or sell or otherwise dispose of any asset of VSB Bancorp or of any VSB Bancorp Subsidiary other than in the ordinary course of business consistent with past practice; except for transactions with the FHLB of New York, subject any asset of VSB Bancorp or of any VSB Bancorp Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, “treasury tax and loan” accounts established in the ordinary course of business and transactions in “federal funds” and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than (a) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (b) advances from the FHLB with a maturity of not more than one year; prepay any indebtedness or other similar arrangements so used to cause VSB Bancorp to incur any prepayment penalty thereunder; or purchase any brokered certificates of deposit;

(K) take any action that would result in any of the representations and warranties of VSB Bancorp set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article IX hereof not being satisfied, except in each case as may be required by applicable law;

(L) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date), regulatory accounting principles or any Bank Regulator responsible for regulating VSB Bancorp;

(M) waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which VSB Bancorp or any VSB Bancorp Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;

(N) purchase any equity securities or purchase any security for its investment portfolio inconsistent with VSB Bancorp’s or any VSB Bancorp Subsidiary’s current investment policy;

(O) except for commitments issued prior to the date of this Agreement that have not yet expired and that have been disclosed on the VSB Bancorp DISCLOSURE SCHEDULE 6.1.2(O), and the renewal of existing lines of credit, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) or refinance or restructure an existing loan, in each case in excess of $1.0 million or that involves an exception to policy; provided that Northfield Bancorp shall have been deemed to have consented to any loan in excess of such amount if Northfield Bancorp does not object to any such proposed loan within three business days after receipt by Northfield Bancorp of (i) a written request by VSB Bancorp to exceed such limit and (ii) all financial or other data that Northfield Bancorp may reasonably request to evaluate such loan.

(P) enter into, renew, extend or modify any transaction (other than a loan, subject to subsection (M) above, or a deposit transaction) with any Affiliate; provided that Northfield Bancorp shall have been deemed to have consented to any renewal, extension or modification of any transaction with an Affiliate if Northfield

Bancorp does not object to any such proposed renewal, extension or modification within three business days after receipt by Northfield Bancorp of (i) a written request by VSB Bancorp to renew, extend or modify such a transaction and (ii) all financial or other data that Northfield Bancorp may reasonably request in order to evaluate such transaction;

(Q) enter into any futures contract, option, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

(R) except for the execution of this Agreement and actions taken or that will be taken in accordance with this Agreement and performance hereunder, take any action that would give rise to a right of payment to any individual under any employment or change in control agreement;

(S) make any material change in policies in existence on the date of this Agreement with regard to: the extension of credit, the establishment of reserves with respect to the possible loss thereon or the charge-off of losses incurred thereon; investments; asset/liability management; deposit pricing or generation; or other material banking policies in any material respect except, as may be required by changes in applicable law or regulations, GAAP or regulatory accounting principles, or by a Bank Regulator;

(T) except for the execution of this Agreement and the transactions contemplated hereby, take any action that would give rise to an acceleration of the right to payment to any individual under any VSB Bancorp Compensation and Benefit Plan;

(U) except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 6.1.2(U), make any capital expenditures in excess of $25,000 individually or $150,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

(V) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practices and policies (other than liabilities that relate solely to accruals with respect to loss contingencies within the meaning of ASC 450);

(W) buy or sell any participation interest in any loan (other than sales of loans secured by one- to four-family real estate, the sales of which are consistent with past practice) unless, with regard to such sales, Northfield Bank has been given the first opportunity and a reasonable time to purchase any loan participation being sold;

(X) undertake or enter into any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by VSB Bancorp of more than $25,000 annually, or containing any financial commitment extending beyond 12 months from the date hereof;

(Y) except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 6.1.2(Y), pay, discharge, settle or compromise any claim, action, litigation, arbitration or proceeding, other than any such payment, discharge, settlement or compromise in the ordinary course of business consistent with past practice that involves solely money damages not in excess of $25,000 individually or $50,000 in the aggregate, and that does not create precedent for other pending or potential claims, actions, litigation, arbitration or proceedings or agree to consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

(Z) except as set forth in VSB Bancorp DISCLOSURE SCHEDULE 6.1.2(Z), foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Materials of Environmental Concern;

(AA) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Northfield Bancorp and, to the extent relating to post-Closing employment, benefits or compensation information without the prior consent of Northfield Bancorp (which shall not be unreasonably withheld, delayed or conditioned), or issue any broadly distributed communication of a general nature to customers without the prior approval of Northfield Bancorp (which shall not be unreasonably withheld, delayed or conditioned), except as required by law or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby;

(BB) take any action or knowingly fail to take any reasonable action that would, or would be reasonably likely to, prevent, impede or delay the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(CC) agree to do any of the foregoing.

6.2. Current Information.

6.2.1. Except to the extent prohibited by a Bank Regulator pursuant to regulatory policy, during the period from the date of this Agreement to the Effective Time, VSB Bancorp will cause one or more of its representatives to confer with representatives of Northfield Bancorp and report the general status of its ongoing operations at such times as Northfield Bancorp may reasonably request. VSB Bancorp will promptly notify Northfield Bancorp of any material change in the normal course of its business or in the operation of its properties and, to the extent permitted by applicable law, of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving VSB Bancorp or any VSB Bancorp Subsidiary. Any information provided pursuant to this Section 6.2.1 will be subject to the Confidentiality Agreement and may only be used to facilitate the transactions contemplated hereby.

6.2.2. VSB Bancorp and Northfield Bank shall meet on a regular basis to discuss and plan for the conversion of VSB Bancorp’s data processing and related electronic informational systems to those used by Northfield Bank, which planning shall include, but not be limited to: discussion of the possible termination by VSB Bancorp of third-party service provider arrangements effective at the Effective Time or at a date thereafter; non-renewal of personal property leases and software licenses used by VSB Bancorp in connection with its systems operations; retention of outside consultants and additional employees to assist with the conversion and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that VSB Bancorp shall not be obligated to take any such action prior to the receipt of all required Regulatory Approvals and approval of the VSB stockholders. If VSB Bancorp takes, at the request of Northfield Bank, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Northfield Bank shall pay any such fees and charges directly to such third parties, and shall indemnify VSB Bancorp for the costs of reversing the conversion process, if for any reason the Merger is not consummated for any reason other than a breach of this Agreement by VSB Bancorp, or a termination of this Agreement under Section 11.1.8 or 11.1.9.

6.2.3. VSB Bancorp shall provide Northfield Bancorp, substantially contemporaneously with the delivery to the Board of Directors of VSB Bancorp, of the materials for the monthly board meeting, which shall include a written list of nonperforming assets as of the prior month end (the term “nonperforming assets,” for purposes of this subsection, means (i) loans that are “troubled debt restructuring” as defined in ASC 310-40, Receivables, “Troubled Debt Restructuring by Creditors,” as updated by Accounting Standards Update 2011-02”, (ii) loans on nonaccrual, (iii) OREO, (iv) all loans ninety (90) days or more past due as of the end of such month, (iv) impaired loans and (v) loans classified as “substandard,” “doubtful” or “loss”). On a monthly basis, VSB Bancorp shall provide Northfield Bancorp with a schedule of all loan approvals, which schedule shall indicate the loan amount, loan type and other material features of the loan.

6.2.4. VSB Bancorp shall promptly inform Northfield Bancorp, to the extent permitted by applicable law, upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any federal, state or local commission, agency or board) relating to the alleged liability of VSB Bancorp or any VSB Bancorp Subsidiary under any labor or employment law.

6.3. Access to Properties and Records.

6.3.1. Subject to Section 12.1 hereof, and except to the extent prohibited by a Bank Regulator pursuant to regulatory policy, VSB Bancorp shall permit Northfield Bancorp reasonable access, upon reasonable notice, to its properties and those of the VSB Bancorp Subsidiaries, and shall disclose and make available to Northfield Bancorp during normal business hours all of its personnel, books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors’ (other than minutes that discuss the transactions contemplated by this Agreement or any other subject matter VSB Bancorp reasonably determines should be treated as confidential) and stockholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Northfield Bancorp or its Subsidiaries may have a reasonable interest; provided, however, that VSB Bancorp shall not be required to take any action that would provide access to or to disclose information where such access or disclosure, in VSB Bancorp’s reasonable judgment, would: (i) interfere with the normal conduct of VSB Bancorp’s business; (ii) would violate or prejudice the rights or business interests or confidences of any customer; or (iii) contravene any law, rule, regulation, order, judgment or decree. VSB Bancorp shall provide and shall request its auditors to provide Northfield Bancorp with such historical financial information regarding it (and related audit reports and consents) as Northfield Bancorp may reasonably request for Securities Laws disclosure purposes. Northfield Bancorp shall use commercially reasonable efforts to minimize any interference with VSB Bancorp’s regular business operations during any such access to VSB Bancorp’s property, books and records.

6.3.2. VSB Bancorp shall permit Northfield Bancorp, at Northfield Bancorp’s own expense, to cause a “Phase I Environmental Site Assessment” (the “Phase I”) (in conformance with American Society for Testing Materials (“ASTM”) Standard 1527-13, as amended) to be performed at each branch office and other property owned by VSB Bancorp, and, to the extent permitted by any lease governing VSB Bancorp’s lease of any branch, at each branch leased by VSB Bancorp, at any time prior to the Closing Date, and to the extent such Phase I recommends performance of a Phase II Environmental Site Assessment (the “Phase II”) prior to the Closing Date only to the extent that the Phase II is within the scope of additional testing recommended by the Phase I to be performed as a result of a “Recognized Environmental Condition” (as such term is defined by the ASTM) that was discovered in the Phase I, and provided that as to any Phase II performed at a branch that VSB Bancorp leases, the landlord pursuant to the applicable lease has consented to such Phase II if such consent is necessary pursuant to the lease. VSB Bancorp will use its commercially reasonable efforts (at no cost to VSB Bancorp) to obtain such landlord consent. Prior to performing any Phase II, Northfield Bancorp will provide VSB Bancorp with a copy of its proposed work plan and Northfield Bancorp will cooperate in good faith with VSB Bancorp to address any comments or suggestions made by VSB Bancorp regarding the work plan. Northfield Bancorp and its environmental consultant shall conduct all environmental assessments pursuant to this Section 6.3.2 at mutually agreeable times to eliminate or minimize to the greatest extent possible interference with the operation of VSB Bancorp’s business, and Northfield Bancorp shall maintain or cause to be maintained reasonably adequate insurance with respect to any assessment conducted hereunder. Northfield Bancorp shall be required to restore each property to substantially its pre-assessment condition. All costs and expenses incurred in connection with any Phase I or Phase II and any restoration and clean up, shall be borne solely by Northfield Bancorp.

6.3.3. Notwithstanding anything to the contrary contained in this Section 6.3, in no event shall Northfield Bancorp have access to any information that, based on advice of VSB Bancorp’s counsel, would (a) reasonably be expected to waive any material legal privilege, (b) result in the disclosure of any trade secrets of third parties or (c) violate any obligation of VSB Bancorp with respect to confidentiality so long as, with respect to confidentiality, to the extent specifically requested by Northfield Bancorp, VSB Bancorp has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality. Further, Northfield Bancorp shall not have access to information that relates to the Merger or an Acquisition Proposal. All requests made pursuant to this Section 6.3 shall be directed to an executive officer of VSB Bancorp or such Person or Persons as may be designated by VSB Bancorp. All information received pursuant to this Section 6.3 shall be governed by the terms of the Confidentiality Agreement.

6.4. Financial and Other Statements.

6.4.1. Promptly upon receipt thereof, VSB Bancorp will furnish to Northfield Bancorp copies of each annual, interim or special internal or external audit of the books of VSB Bancorp and each VSB Bancorp Subsidiary made by VSB Bancorp, its independent auditors or other auditors, and copies of all internal control reports submitted to VSB Bancorp by such auditors in connection with each annual, interim or special internal or external audit of the books of VSB Bancorp and the VSB Bancorp Subsidiaries made by its auditors.

6.4.2. VSB Bancorp will furnish to Northfield Bancorp copies of all documents, statements and reports that it or any VSB Bancorp Subsidiary sends to its stockholders, the FDIC, the New York State Banking Department, or any other Regulatory Authority, except as legally prohibited thereby.

6.4.3. VSB Bancorp will advise Northfield Bancorp promptly of the receipt of any examination report of any Bank Regulator with respect to the condition or activities of VSB Bancorp or any VSB Bancorp Subsidiary.

6.4.4. With reasonable promptness, VSB Bancorp will furnish to Northfield Bancorp such additional financial data that VSB Bancorp possesses and as Northfield Bancorp may reasonably request, including without limitation, detailed monthly financial statements and loan reports.

6.5. Maintenance of Insurance.

VSB Bancorp shall maintain, and cause the VSB Bancorp Subsidiaries to maintain, insurance in such amounts that are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business.

6.6. Disclosure Supplements.

From time to time prior to the Effective Time, VSB Bancorp will promptly supplement or amend the VSB Bancorp DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such VSB Bancorp DISCLOSURE SCHEDULE or that is necessary to correct any information in such VSB Bancorp DISCLOSURE SCHEDULE that has been rendered inaccurate thereby. No supplement or amendment to such VSB Bancorp DISCLOSURE SCHEDULE shall have any effect for determining satisfaction of the conditions set forth in Article IX.

6.7. Consents and Approvals of Third Parties; Proxy Solicitor.

VSB Bancorp shall use all commercially reasonable efforts, and shall cause each VSB Bancorp Subsidiary to use all commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other persons necessary or desirable for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, VSB Bancorp shall, if requested by Northfield Bancorp, utilize the services of a professional proxy soliciting firm to assist in obtaining the stockholder vote required to be obtained by it hereunder, the selection of which shall be subject to the approval of Northfield Bancorp, which approval shall not be unreasonably delayed, withheld or conditioned.

6.8. All Reasonable Efforts.

Subject to the terms and conditions herein provided, VSB Bancorp agrees to use, and agrees to cause each VSB Bancorp Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

6.9. Failure to Fulfill Conditions.

If VSB Bancorp determines (i) that a condition to its obligation to complete the Merger cannot be fulfilled, or (ii) any event, condition, change or occurrence that individually or in the aggregate has, or that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect, it will promptly notify Northfield Bancorp.

6.10. No Solicitation.

6.10.1. VSB Bancorp shall not, and shall cause the VSB Bancorp Subsidiaries and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents (collectively, the “VSB Bancorp Representatives”) not to, directly or indirectly: (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than Northfield Bancorp) any information or data with respect to VSB Bancorp or any of the VSB Bancorp Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which VSB Bancorp is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by VSB Bancorp or any VSB Bancorp Representative, whether or not such Representative is so authorized and whether or not such VSB Bancorp Representative is purporting to act on behalf of VSB Bancorp or otherwise, shall be deemed to be a breach of this Agreement by VSB Bancorp. VSB Bancorp and the VSB Bancorp Subsidiaries shall, and shall cause each of the VSB Bancorp Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Northfield Bancorp), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions, including by way of merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving VSB Bancorp or any of the VSB Bancorp Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of VSB Bancorp or any of the VSB Bancorp Subsidiaries representing, in the aggregate, twenty-five percent (25%) or more of the assets of VSB Bancorp and the VSB Bancorp Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty-five percent (25%) or more of the votes attached to the outstanding securities of VSB Bancorp or any of the VSB Bancorp Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty-five percent (25%) or more of any class of equity securities of VSB Bancorp or any of the VSB Bancorp Subsidiaries; or (E) any transaction that is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

6.10.2. Notwithstanding Section 6.10.1, VSB Bancorp may take any of the actions described in clause (ii) of Section 6.10.1 only if, (i) VSB Bancorp has received a bona fide unsolicited written Acquisition Proposal, prior to the VSB Bancorp Stockholders Meeting, that did not result from a breach of this Section 6.10; (ii) the Acquisition Proposal constitutes or is reasonably likely to constitute a Superior Proposal; (iii) the VSB Bancorp Board of Directors determines in good faith, after consultation with and having considered the advice of its outside legal counsel and its independent financial advisor, that the failure to take such action would reasonably be expected to violate the directors’ fiduciary obligations to VSB Bancorp’s stockholders under applicable law; (iv) VSB Bancorp has provided Northfield Bancorp with at least three (3) business days prior notice of such determination; and (v) prior to furnishing or affording access to any information or data with respect to VSB Bancorp or any of the VSB Bancorp Subsidiaries or otherwise relating to an Acquisition Proposal or entering into any discussions with a third party, VSB Bancorp receives from such Person a confidentiality agreement with terms no less favorable to VSB Bancorp than those contained in the Confidentiality Agreement. VSB Bancorp shall promptly provide to Northfield Bancorp any non-public information regarding VSB Bancorp or the VSB Bancorp Subsidiaries provided to any other Person that was not previously provided to Northfield Bancorp, such additional information to be provided no later than the date of provision of such information to such other party.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the VSB Bancorp Board of Directors determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and its financial advisor (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of VSB Bancorp Common Stock or all, or substantially all, of the assets of VSB Bancorp and the VSB Bancorp Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the shares of VSB Bancorp Common Stock that is more favorable, from a financial point of view, than the consideration to be paid to the VSB Bancorp Stockholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and which proposal is not conditioned upon obtaining additional financing, and (B) is, in light of the other terms of such proposal, more favorable to the VSB Bancorp Stockholders than the Merger and the transactions contemplated by this Agreement, considering, among other things, any material regulatory approvals and other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

6.10.3. VSB Bancorp shall promptly (and in any event within twenty-four (24) hours) notify Northfield Bancorp in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, VSB Bancorp or any VSB Bancorp Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), VSB Bancorp agrees that it shall keep Northfield Bancorp informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

6.10.4. Subject to Section 6.10.5, neither the VSB Bancorp Board of Directors nor any committee thereof shall (i) withdraw, qualify or modify, or propose to withdraw, qualify or modify, in a manner adverse to Northfield Bancorp in connection with the transactions contemplated by this Agreement (including the Merger), the VSB Bancorp Recommendation (as defined in Section 8.1.1), or make any statement, filing or release, in connection with the VSB Bancorp Stockholders Meeting or otherwise, inconsistent with the VSB Bancorp Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the VSB Bancorp Recommendation); or (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal.

6.10.5. Notwithstanding Section 6.10.4, prior to the date of VSB Bancorp Stockholders’ Meeting, the VSB Bancorp Board of Directors may approve or recommend to the stockholders of VSB Bancorp a Superior Proposal and withdraw, qualify or modify the VSB Bancorp Recommendation in connection therewith (a “VSB Bancorp Subsequent Determination”) after the third (3rd) Business Day following Northfield Bancorp’s receipt of a notice (the “Notice of Superior Proposal”) from VSB Bancorp advising Northfield Bancorp that the VSB Bancorp Board of Directors has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 6.10) constitutes a Superior Proposal (it being understood that VSB Bancorp shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that VSB Bancorp proposes to accept and the subsequent notice period shall be three (3) business days) if, but only if, (i) the VSB Bancorp Board of Directors has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would be reasonably likely to violate its fiduciary duties to VSB Bancorp’s stockholders under applicable law, and (ii) at the end of such three (3) Business Day period, after taking into account any such adjusted, modified or amended terms as may have been committed to in writing by Northfield Bancorp since its receipt of such Notice of Superior Proposal (provided, however, that Northfield Bancorp shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement), the VSB Bancorp Board of Directors has again in good faith made the determination (A) in clause (i) of this Section 6.10.5, and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the VSB Bancorp Recommendation or the making of a VSB Bancorp Subsequent Determination by the VSB Bancorp Board of Directors shall not change the approval of the VSB Bancorp Board of Directors for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested stockholder” or similar law to be inapplicable to this Agreement and the VSB Bancorp Voting Agreements and the transactions contemplated hereby and thereby, including the Merger.

6.11. Board of Directors and Committee Meetings.

Except to the extent prohibited by a Bank Regulator pursuant to regulatory policy, VSB Bancorp shall permit representatives of Northfield Bancorp or its Subsidiaries (no more than two) to attend any meeting of its Board of Directors or the Executive and Loan Committees thereof as an observer, subject to the Confidentiality Agreement, provided that VSB Bancorp shall not be required to permit the representative to remain present during any confidential discussion of this Agreement and the transactions contemplated hereby or any third party proposal to acquire control of VSB Bancorp or during any other matter (i) that the Board of Directors has reasonably determined to be confidential with respect to the participation of Northfield Bancorp or its Subsidiaries, or (ii) that VSB Bancorp would not be required to disclose under Section 6.3.3 hereof.

6.12. Termination of the VSB Bancorp 401(k) Plan and ESOP.

6.12.1 At the written request of Northfield Bancorp made no later than 30 days prior to the Effective Time, VSB Bancorp shall take all necessary actions to terminate the VSB Bancorp 401(k) Plan immediately prior to the Effective Time, subject to Closing. In connection with the termination of the VSB Bancorp 401(k) Plan, VSB Bancorp or, following the Effective Time, Northfield Bank shall use their best efforts to seek a favorable determination letter from the IRS on the tax-qualified status of the VSB Bancorp 401(k) Plan under Code Section 401(a) on termination. As soon as administratively practicable following the receipt of such favorable determination letter, the account balances of all participants and beneficiaries in the VSB Bancorp 401(k) Plan shall either be distributed to the participants and beneficiaries or transferred at the request of a participant or applicable beneficiary to either an eligible tax-qualified retirement plan or individual retirement account, or if no participant or beneficiary direction is received, shall be distributed in accordance with the requirements of the Code and ERISA.

6.12.2 Subject to Closing, the VSB Bancorp ESOP shall be terminated immediately prior to the Effective Time (the “ESOP Termination Date”). VSB Bancorp shall continue to accrue and make contributions to such VSB Bancorp ESOP for the plan year ending as of the ESOP Termination Date in accordance with the VSB Bancorp ESOP share acquisition loan amortization schedule in effect as of the date of this Agreement. With respect to termination of the VSB Bancorp ESOP, in no event later than the Effective Time, a sufficient number of unallocated shares held as collateral pursuant to the VSB Bancorp ESOP shall be used to repay the outstanding share acquisition loan. VSB Bancorp shall, prior to the Closing Date submit a request to the IRS and shall use its best efforts to obtain a favorable determination letter on the tax-qualified status of the VSB Bancorp ESOP under Code Section 401(a) on termination. With the exception of the unallocated shares that are used to repay the outstanding share acquisition loan, which shall be exchanged on the Closing Date for the Merger Consideration, all plan assets shall be allocated for the benefit of such plan participants as of the ESOP Termination Date, subject to a receipt of a determination letter from the IRS with respect to the tax-qualified status of the VSB Bancorp ESOP on termination. No distributions, other than those required by law (i.e., required minimum distributions) shall be made from the ESOP from the effective date of the termination until the receipt of the determination letter.

6.13. Amendment of VSB Bancorp Severance Plan.

Immediately prior to the execution of this Agreement, VSB shall amend the VSB Bancorp Severance Plan to: (i) provide that no employee of VSB Bancorp or Victory Bank who is a party to an employment agreement, change in control agreement or other agreement that provides severance on termination of employment in connection with or following the Merger shall be entitled to participate in the VSB Bancorp Severance Plan; (ii) require that any participant who is entitled to receive a severance benefit under the VSB Bancorp Severance Plan shall be required to execute a general release of claims, satisfactory to VSB Bancorp and Northfield Bancorp in order to receive such severance benefit; and (iii) provide that no severance payment will be paid that, when aggregated with other payments contingent on the Merger, will result in an excess parachute payment under Code Section 280G.

6.14. Access to Customers and Suppliers.

6.14.1. VSB Bancorp and Northfield Bancorp will work together to promote good relations between Victory Bank and its customers and to retain and grow Victory Bank customer relationships prior to and after the Effective Time. VSB Bancorp and Northfield Bancorp agree that it may be necessary or advisable from and after the date of this Agreement for representatives of Victory Bank and/or of Northfield Bank to meet with Victory Bank customers to discuss the business combination and related transactions contemplated by this Agreement with Victory Bank customers. Victory Bank shall promptly make arrangements for discussions and meetings between Victory Bank customers and Northfield Bank as reasonably requested by Northfield Bank and Victory Bank representatives shall have the right to participate in any discussions or meetings between Victory Bank customers and Northfield Bank.

6.14.2. From and after the date of this Agreement, VSB Bancorp shall, upon Northfield Bancorp’s reasonable request, introduce Northfield Bancorp and its representatives to suppliers of VSB Bancorp and its Subsidiaries to facilitate the integration of VSB Bancorp and its business into that of Northfield Bancorp. Any interaction between Northfield Bancorp and VSB Bancorp’s suppliers shall be coordinated by VSB Bancorp. VSB Bancorp shall have the right to participate in any discussions between Northfield Bancorp and VSB Bancorp’s suppliers.

6.15. Stock Market De-Listing.

Prior to the Closing Date, VSB Bancorp shall cooperate with Northfield Bancorp and use commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable law and rules and policies of the Financial Industry Regulatory Authority to enable the de-listing by VSB Bancorp of the VSB Bancorp Common Stock from the OTCQX market as promptly as practicable after the Effective Time.

6.16. Anti-Takeover Provisions.

VSB Bancorp and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Northfield Bancorp and its Subsidiaries, this Agreement and the Merger from any provisions of an anti-takeover nature in VSB Bancorp’s or its Subsidiaries’ certificate of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws.

6.17. Stockholder Litigation.

VSB Bancorp shall give Northfield Bancorp and Northfield Bank the opportunity to participate at Northfield Bancorp’s and Northfield Bank’s own expense in the defense or settlement of any stockholder litigation against VSB Bancorp and/or its directors relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed to without Northfield Bancorp’s prior written consent (such consent not to be unreasonably withheld or delayed).

ARTICLE VII
COVENANTS OF NORTHFIELD BANCORP

7.1. Conduct of Business.

During the period from the date of this Agreement to the Effective Time, except with the written consent of VSB Bancorp, which consent will not be unreasonably withheld, conditioned or delayed, Northfield Bancorp will, and they will cause each Northfield Bancorp Subsidiary to use reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; and voluntarily take no action that would: (i) adversely affect the ability of the parties to obtain the Regulatory Approvals or materially increase the period of time necessary to obtain such approvals; (ii) adversely affect its ability to perform its covenants and agreements under this Agreement; or (iii) result in the representations and warranties contained in Article V of this Agreement not being true and correct on the date of this Agreement or at any future date on or prior to the Closing Date or in any of the conditions set forth in Article IX hereof not being satisfied; provided, however that the forgoing shall not be deemed to require Northfield Bancorp to take any action that would otherwise violate any other provision of this Agreement.

7.2. Disclosure Supplements.

From time to time prior to the Effective Time, Northfield Bancorp will promptly supplement or amend the Northfield Bancorp DISCLOSURE SCHEDULE delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Northfield Bancorp DISCLOSURE SCHEDULE or that is necessary to correct any information in such Northfield Bancorp DISCLOSURE SCHEDULE that has been rendered inaccurate thereby. No supplement or amendment to such Northfield Bancorp DISCLOSURE SCHEDULE shall have any effect for determining satisfaction of the conditions set forth in Article IX.

7.3. Consents and Approvals of Third Parties.

Northfield Bancorp shall use all commercially reasonable efforts, and shall cause each Northfield Bancorp Subsidiary to use all commercially reasonable efforts, to obtain as soon as practicable all consents and approvals of any other Persons necessary or desirable for the consummation of the transactions contemplated by this Agreement.

7.4. All Reasonable Efforts.

Subject to the terms and conditions herein provided, Northfield Bancorp agrees to use, and agrees to cause each Northfield Bancorp Subsidiary to use, all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

7.5. Failure to Fulfill Conditions.

In the event that Northfield Bancorp determines (i) that a condition to its obligation to complete the Merger cannot be fulfilled, or (ii) any event, condition, change or occurrence that individually or in the aggregate has, or that, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in, a Material Adverse Effect, it will promptly notify VSB Bancorp.

7.6. Employee Benefits; Advisory Board.

7.6.1 Except as otherwise provided in this Agreement, Northfield Bancorp will review all the VSB Bancorp Compensation and Benefit Plans to determine whether to maintain, terminate or continue such plans on or after the Effective Time. If any VSB Bancorp Compensation and Benefit Plan is frozen or terminated by Northfield Bancorp, former employees of VSB Bancorp or Victory Bank who become employees of Northfield Bancorp or Northfield Bank after the Effective Time (“Continuing Employees”) who were participants in such plan shall be eligible to participate in any Northfield Bancorp Compensation and Benefit Plan of similar character, to extent that one exists (other than any Northfield Bancorp non-qualified deferred compensation plan, employment agreement, change in control agreement, supplemental executive arrangement or equity incentive plan or other similar-type of arrangement). Continuing Employees who become participants in a Northfield Bancorp Compensation and Benefits Plan shall be given credit for meeting eligibility and vesting requirements only (and not for benefit accrual purposes, except that credit for benefit accrual purposes shall be given in the Northfield Bank Employee Savings Plan or any vacation or paid time off plan) in such plans for service as an employee of VSB Bancorp or Victory Bank prior to the Effective Time; provided, however, that credit for prior service shall be given under the Northfield Bank Employee Stock Ownership Plan only for purposes of determining eligibility to participate in such plan and not for vesting purposes, and provided further, that credit for prior service shall not be given under the Northfield Bancorp retiree health plan. This Agreement shall not be construed to limit the ability of Northfield Bancorp or Northfield Bank to terminate the employment of any VSB Bancorp or Victory Bank employee or to review any VSB Bancorp Compensation and Benefit Plan from time to time and to make such changes (including terminating any such plan) as they deem appropriate.

7.6.2 Subject to the requirement of Section 6.13 hereof, Northfield Bancorp shall honor the contractual terms of all employment, consulting, change in control, severance and deferred compensation agreements, if any, listed on VSB Bancorp DISCLOSURE SCHEDULE 4.13.1 (collectively, the “VSB Bancorp Non-Qualified Agreements”), except to the extent any such agreement is superseded or terminated as of, or following, the Effective Time. Notwithstanding anything contained in the VSB Bancorp Non-Qualified Agreements or in this Agreement, no payment shall be made under any Non-Qualified Agreement or otherwise that would constitute a “parachute payment” (as such term is defined in Section 280G of the Code), and to the extent any payments or benefits would constitute a “parachute payment,” such payments and/or benefits will be reduced to the extent necessary to avoid penalties under Section 280G of the Code.

7.6.3 Any employee of VSB Bancorp or Victory Bank who is not a party to an employment, change in control or severance agreement or contract providing severance payments shall, for nine (9) months following the Effective Time, be covered and be eligible to receive severance benefits under the VSB Bancorp Severance Plan set forth in VSB Bancorp DISCLOSURE SCHEDULE 7.6.3 in accordance with the terms of the VSB Bancorp Severance Plan, provided, however that such employee enters into a release of claims against Northfield Bancorp, Northfield Bank and their Affiliates in a customary form reasonably satisfactory to Northfield Bancorp.

Notwithstanding the forgoing, at the written direction of Northfield Bancorp to VSB Bancorp prior to the Closing, VSB Bancorp shall pay such cash severance benefit to any VSB Bancorp employee or any VSB Bancorp Subsidiary employee whose employment is terminated at Closing.

7.6.4 In the event of any termination of any VSB Bancorp health plan or consolidation of any such plan with any Northfield Bancorp or Northfield Bank health plan, Northfield Bank shall make available to Continuing Employees and their dependents employer-provided health coverage on the same basis as it provides such coverage to Northfield Bank employees. Unless a Continuing Employee affirmatively terminates coverage under a VSB Bancorp health plan prior to the time that such Continuing Employee becomes eligible to participate in the Northfield Bank health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the VSB Bancorp health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Northfield Bank and their dependents and, consequently, no Continuing Employee shall experience a gap in coverage. Northfield Bancorp and Northfield Bank shall use commercially reasonable efforts to cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions are covered under the applicable health plans of Northfield Bancorp or Northfield Bank, (ii) provide full credit under such plans for any deductible, co-payment, and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the plan year prior to participation, and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to the employee on or after the Effective Time, in each case to the extent the employee had satisfied any similar limitation or requirement under an analogous plan prior to the Effective Time for the plan year in which the Effective Time occurs. In the event of a termination or consolidation of any VSB Bancorp health plan, terminated VSB Bancorp and Victory Bank employees and qualified beneficiaries will have the right to continued coverage under group health plans of Northfield Bank in accordance with COBRA.

7.6.5 Northfield Bancorp and Northfield Bank agree to take all such actions related to the VSB Bancorp 401(k) Plan and VSB Bancorp ESOP as stated in Section 6.12 of this Agreement to the extent that further action is necessary following the Closing.

7.6.6 Effective as of the Closing Date and subject to the Closing, Northfield Bancorp shall establish an advisory board, which will be comprised of those persons who serve on the VSB Bancorp Board of Directors (other than the VSB Chairman of the Board but including the Chief Executive Officer of VSB Bancorp, provided he does not accept employment with Northfield Bancorp or Northfield Bank or his participation on the advisory board does not present a conflict of interest under applicable law, regulations or existing bank policies or criteria) (the “VSB Advisory Board”). Northfield Bancorp anticipates that the VSB Bancorp Advisory Board would remain for a period of not less than two (2) years following the Effective Time of the Merger. Northfield Bank will call and hold quarterly meetings, either in person or by conference call, of the VSB Bancorp Advisory Board. Each member of the VSB Bancorp Advisory Board will receive a fee of $3,000 for each meeting attended in person or by conference call, and will be expected to enter into a customary advisory board agreement, which will contain non-competition and non-solicitation provisions.

7.6.7 Effective as of the Closing Date and subject to the Closing, VSB Bancorp’s Chairman of the Board shall be offered a consulting and advisory contract, with a three-year term, at an annual fee of one hundred twenty thousand dollars ($120,000).

7.7. Directors and Officers Indemnification and Insurance.

7.7.1. Northfield Bancorp shall maintain, or shall cause Northfield Bank to maintain, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies maintained by VSB Bancorp (provided, that Northfield Bancorp may substitute therefor policies of at least the same coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Northfield Bancorp be required to expend pursuant to this Section 7.7.1, in the aggregate for such policy or policies, more than two-hundred percent (200%) of the annual cost currently expended by VSB Bancorp with respect to such insurance (the “Maximum Amount”); provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Northfield Bancorp shall maintain the most advantageous policies of directors’ and officers’ insurance obtainable for an annual premium equal to the

Maximum Amount. In connection with the foregoing, VSB Bancorp agrees in order for Northfield Bancorp to fulfill its agreement to provide directors’ and officers’ liability insurance policies for six years, to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

7.7.2. For a period of six (6) years after the Effective Time, Northfield Bancorp shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of VSB Bancorp or a VSB Bancorp Subsidiary (the “Indemnified Parties”) against all losses, claims, damages, costs, expenses (including attorneys’ fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Northfield Bancorp, which consent shall not be unreasonably withheld, conditioned or delayed) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a “Claim”), in which an Indemnified Party is, or is threatened to be made, a party or witness in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of VSB Bancorp or a VSB Bancorp Subsidiary if such Claim pertains to any matter of fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time (the “Indemnified Liabilities”), to the fullest extent as would have been permitted by VSB Bancorp under the New York Business Corporation Law and under VSB Bancorp’s certificate of incorporation and bylaws, to the extent not prohibited by Delaware or federal law or regulation. Northfield Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by Delaware law (and to the extent not prohibited by federal law or regulation) upon receipt of an undertaking to repay such advance payments if the Indemnified Party shall be adjudicated or determined to be not entitled to indemnification in the manner set forth below. Any Indemnified Party wishing to claim indemnification under this Section 7.7.2 upon learning of any Claim, shall notify Northfield Bancorp (but the failure so to notify Northfield Bancorp shall not relieve Northfield Bancorp from any liability that it may have under this Section 7.7.2, except to the extent such failure materially prejudices Northfield Bancorp) and shall deliver to Northfield Bancorp the undertaking referred to in the previous sentence. In the event of any such Claim (whether arising before or after the Effective Time) (i) Northfield Bancorp shall have the right to assume the defense thereof (in which event the Indemnified Parties will cooperate in the defense of any such matter) and upon such assumption Northfield Bancorp shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Northfield Bancorp elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are or may be (whether or not any have yet actually arisen) issues which raise conflicts of interest between Northfield Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them, and Northfield Bancorp shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (ii) except to the extent otherwise required due to conflicts of interest, Northfield Bancorp shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties and the reasonable fees and expenses of such law firm shall be paid promptly as statements are received unless there is a conflict of interest that necessitates more than one law firm, (iii) Northfield Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and (iv) no Indemnified Party shall be entitled to indemnification hereunder with respect to a matter as to which (x) he shall have been adjudicated in any proceeding not to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of VSB Bancorp or any VSB Bancorp Subsidiary, or (y) in the event that a proceeding is compromised or settled so as to impose any liability or obligation upon an Indemnified Party, if there is a determination that with respect to said matter said Indemnified Party did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of VSB Bancorp or any VSB Bancorp Subsidiary.

7.7.3. The obligations of Northfield Bancorp provided under this Section 7.7 are intended to be enforceable against Northfield Bancorp directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of Northfield Bancorp. Northfield Bancorp shall pay all reasonable costs, including attorneys’ fees, as incurred and in advance of the final disposition of any claim, action, suit, proceeding or investigation by any Indemnified Party in successfully enforcing the indemnity and other obligations provided for in this Section 7.7 to the fullest extent permitted under applicable law; provided, however such payment of costs shall be immediately reimbursed to Northfield Bancorp by such Indemnified Party if the Indemnified Party is not successful in enforcing the indemnity or other obligations provided for in this Section 7.7. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

7.7.4. Any indemnification payments made pursuant to this Section 7.7 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. 1828(k)) and the regulations promulgated thereunder by the FDIC (12.C.F.R. Part 359).

7.8. Stock Listing.

Northfield Bancorp agrees to list on the Nasdaq (or such other national securities exchange on which the shares of the Northfield Bancorp Common Stock shall be listed as of the Closing Date), subject to official notice of issuance, the shares of Northfield Bancorp Common Stock to be issued in the Merger.

7.9. Stock and Cash Reserve.

Northfield Bancorp agrees at all times from the date of this Agreement until the Merger Consideration has been paid in full to reserve a sufficient number of shares of Northfield Bancorp Common Stock and to maintain sufficient liquid accounts or borrowing capacity to fulfill its obligations under this Agreement.

ARTICLE VIII
REGULATORY AND OTHER MATTERS

8.1. Meeting of VSB Bancorp Stockholders; Proxy Statement-Prospectus; Merger Registration Statement

8.1.1. VSB Bancorp will as promptly as practicable after the Merger Registration Statement is declared effective by the SEC, take all steps necessary to duly call, give notice of, convene and hold a meeting of its stockholders to consider this Agreement and the Merger, and for such other purposes as may be, in VSB Bancorp’s reasonable judgment, necessary or desirable (the “VSB Bancorp Stockholders’ Meeting”). VSB Bancorp agrees that its obligations pursuant to this Section 8.1 shall not be affected by the commencement, public proposal, public disclosure or communication to VSB Bancorp of any Acquisition Proposal or by any VSB Bancorp Subsequent Determination (as defined above). Subject to Section 6.10.4, VSB Bancorp shall, (i) through VSB Bancorp’s Board of Directors, recommend to its stockholders approval and adoption of this Agreement (the “VSB Bancorp Recommendation”), (ii) include such recommendation in the Proxy Statement-Prospectus (as defined below) for such VSB Bancorp Stockholders’ Meeting and (iii) use commercially reasonable efforts to obtain from the VSB Bancorp Stockholders a vote approving and adopting this Agreement.

8.1.2. For the purposes (i) of registering Northfield Bancorp Common Stock with the SEC under the Securities Act to be offered to holders of VSB Bancorp Common Stock in connection with the Merger and (ii) of holding the VSB Bancorp Stockholders’ Meeting, Northfield Bancorp shall prepare, and VSB Bancorp shall cooperate in the preparation of, the Merger Registration Statement, including a proxy statement and prospectus satisfying all applicable requirements of applicable state securities and banking laws, and of the Securities Act and the Exchange Act, and the rules and regulations thereunder (such proxy statement-prospectus in the form mailed by VSB Bancorp to the VSB Bancorp stockholders, together with any and all amendments or supplements thereto, being herein referred to as the “Proxy Statement-Prospectus”). Northfield Bancorp shall provide VSB Bancorp and its counsel with appropriate opportunity to review and comment on the Proxy Statement-Prospectus prior to the time it is initially filed with the SEC or any amendments are filed with the SEC. Northfield Bancorp shall file the Merger Registration Statement, including the Proxy Statement-Prospectus, with the SEC. Each of Northfield Bancorp and VSB Bancorp shall use their best efforts to have the Merger Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and VSB Bancorp shall thereafter promptly mail the Proxy Statement-Prospectus to its stockholders. Northfield Bancorp shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and VSB Bancorp shall furnish all information concerning VSB Bancorp and the holders of VSB Bancorp Common Stock as may be reasonably requested in connection with any such action.

8.1.3. Northfield Bancorp shall, as soon as practicable, file the Merger Registration Statement with the SEC under the Securities Act in connection with the transactions contemplated by this Agreement. Northfield Bancorp will advise VSB Bancorp promptly after Northfield Bancorp receives notice of the time when the

Merger Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualifications of the shares of Northfield Bancorp Common Stock issuable pursuant to the Merger Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Merger Registration Statement, or for additional information.

8.1.4. As of the date of the Proxy Statement-Prospectus and the date of the VSB Bancorp Stockholders’ Meeting to which such Proxy Statement-Prospectus relates, none of the information supplied or to be supplied by VSB Bancorp for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Merger Registration Statement will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in the Proxy Statement-Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of an earlier date.

8.1.5. VSB Bancorp and Northfield Bancorp shall promptly notify the other party if at any time it becomes aware that the Proxy Statement-Prospectus or the Merger Registration Statement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, VSB Bancorp shall cooperate with Northfield Bancorp in the preparation of a supplement or amendment to such Proxy Statement-Prospectus that corrects such misstatement or omission, and to the extent required, such amendment or supplement shall be filed by Northfield Bancorp with the SEC, and disseminated by VSB Bancorp to the holders of VSB Bancorp Common Stock.

8.2. Regulatory Approvals.

The Parties will cooperate with each other and use best efforts to promptly prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, waivers, approvals and authorizations of, the Bank Regulators and any other Governmental Entities necessary to consummate the transactions contemplated by this Agreement, and Northfield Bancorp will make all necessary filings in respect of the required Regulatory Approvals as promptly as practicable after the date hereof. In no event shall Northfield Bancorp or any Northfield Bank be required to agree to any prohibition, limitation, or other requirement that would individually or in the aggregate (i) prohibit or materially limit the ownership or operation by Northfield Bancorp or Northfield Bank of all or any material portion of the business or assets of VSB Bancorp or any VSB Bancorp Subsidiary, (ii) compel Northfield Bancorp or Northfield Bank to dispose of or hold separate all or any material portion of the business or assets of VSB Bancorp or any VSB Bancorp Subsidiary, (iii) impose a material compliance burden, penalty or obligation on Northfield Bancorp or Northfield Bank resulting from noncompliance by VSB Bancorp with its regulatory obligations or (iv) otherwise materially impair the value of VSB Bancorp and the VSB Bancorp Subsidiaries to Northfield Bancorp and Northfield Bank (any such requirement alone, or more than one such requirement together, a “Burdensome Condition”). The Parties will furnish each other and each other’s counsel with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made to any Bank Regulator or Governmental Entity in connection with the Merger, and the other transactions contemplated by this Agreement. Northfield Bancorp shall give VSB Bancorp and its counsel the opportunity to review, and to the extent practicable to consult with Northfield Bancorp on, each filing prior to its being filed with a Bank Regulator and shall give VSB Bancorp and its counsel the opportunity to review all regulatory filings, amendments and supplements to such filings and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, a Bank Regulator.

ARTICLE IX
CLOSING CONDITIONS

9.1. Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

9.1.1. Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of VSB Bancorp.

9.1.2. Injunctions. None of the parties hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the transactions contemplated by this Agreement and no Governmental Entity shall have instituted any proceeding to enjoin or prohibit the consummation of the Merger or the transactions contemplated by the Merger.

9.1.3. Regulatory Approvals. All Regulatory Approvals required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals shall have expired.

9.1.4. Effectiveness of Merger Registration Statement. The Merger Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Merger Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or threatened by the SEC and, if the offer and sale of Northfield Bancorp Common Stock in the Merger is subject to the blue sky laws of any state, the Merger Registration Statement shall not be subject to a stop order of any state securities commissioner.

9.1.5. Nasdaq Listing. The shares of Northfield Bancorp Common Stock to be issued in the Merger shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

9.2. Conditions to the Obligations of Northfield Bancorp under this Agreement.

The obligations of Northfield Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.2.1 through 9.2.6 at or prior to the Closing Date, any one or more may be waived by Northfield Bancorp:

9.2.1. Representations and Warranties. Each of the representations and warranties of VSB Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 4.1; and VSB Bancorp shall have delivered to Northfield Bancorp a certificate to such effect signed by the Chief Executive Officer of VSB Bancorp as of the Effective Time.

9.2.2. Agreements and Covenants. VSB Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Effective Time, and Northfield Bancorp shall have received a certificate signed on behalf of VSB Bancorp by the Chief Executive Officer of VSB Bancorp to such effect dated as of the Effective Time.

9.2.3. Permits, Authorizations, Etc. VSB Bancorp and the VSB Bancorp Subsidiaries shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, except for those which the failure to obtain would not have a Material Adverse Effect on VSB Bancorp and its Subsidiaries, taken as a whole.

9.2.4. Burdensome Condition. None of the Regulatory Approvals necessary to consummate the Merger and the transactions contemplated by this Agreement shall include a Burdensome Condition.

9.2.5. Dissenting Shares. As of immediately prior to the Effective Time, not more than ten percent (10%) of the issued and outstanding shares of VSB Bancorp Common Stock shall have served a written notice of dissent from this Agreement to VSB Bancorp under the New York Business Corporation Law.

9.2.6. Tax Opinion.Northfield Bancorp shall have received an opinion, dated as of the Effective Time, of Luse Gorman, PC, reasonably satisfactory in form and substance to Northfield Bancorp, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

VSB Bancorp will furnish Northfield Bancorp with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.2 as Northfield Bancorp may reasonably request.

9.3. Conditions to the Obligations of VSB Bancorp under this Agreement.

The obligations of VSB Bancorp under this Agreement shall be further subject to the satisfaction of the conditions set forth in Sections 9.3.1 through 9.3.5 at or prior to the Closing Date, any one or more may be waived by VSB Bancorp:

9.3.1. Representations and Warranties. Each of the representations and warranties of Northfield Bancorp set forth in this Agreement shall be true and correct as of the date of this Agreement and upon the Effective Time with the same effect as though all such representations and warranties had been made at the Effective Time (except to the extent such representations and warranties speak as of an earlier date), in any case subject to the standard set forth in Section 5.1; and Northfield shall have delivered to VSB Bancorp a certificate to such effect signed by the Chief Executive Officer of Northfield Bancorp as of the Effective Time.

9.3.2. Agreements and Covenants. Northfield Bancorp shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by each of them at or prior to the Effective Time, and VSB Bancorp shall have received a certificate signed on behalf of Northfield Bancorp by the Chief Executive Officer of Northfield Bancorp to such effect dated as of the Effective Time.

9.3.3. Permits, Authorizations, Etc. Northfield Bancorp shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals required for the lawful consummation of the Merger, except for those which the failure to obtain would not have a Material Adverse Effect on Northfield Bancorp and its Subsidiaries, taken as a whole.

9.3.4. Payment of Merger Consideration. Northfield Bancorp shall have delivered the Exchange Fund to the Exchange Agent on or before the Closing Date and the Exchange Agent shall provide VSB Bancorp with a certificate evidencing such delivery.

9.3.5. Tax Opinion.VSB Bancorp shall have received an opinion, dated as of the Effective Time, of Gallet Dreyer & Berkey, LLP, reasonably satisfactory in form and substance to VSB Bancorp, based upon representation letters reasonably required by such counsel, dated on or about the date of such opinion, and such other facts, representations and customary limitations as such counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code.

Northfield will furnish VSB Bancorp with such certificates of their officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 9.3 as VSB Bancorp may reasonably request.

ARTICLE X
THE CLOSING

10.1. Time and Place.

Subject to the provisions of Article IX hereof, the Closing of the transactions contemplated hereby shall take place by mail or electronic delivery, or, at the option of the Northfield Bancorp, at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the Closing Date, or at such other place or time upon which Northfield Bancorp and VSB Bancorp mutually agree. A pre-closing of the transactions contemplated hereby (the “Pre-Closing”) shall take place by electronic delivery or at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue, Suite 780, Washington, D.C. at 10:00 a.m. on the day prior to the Closing Date.

10.2. Deliveries at the Pre-Closing and the Closing.

At the Pre-Closing there shall be delivered to Northfield Bancorp and VSB Bancorp the opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article IX hereof.

ARTICLE XI
TERMINATION, AMENDMENT AND WAIVER

11.1. Termination.

This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval of the Merger by the stockholders of VSB Bancorp:

11.1.1. By the mutual written agreement of Northfield Bancorp and VSB Bancorp;

11.1.2. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such breach by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.2 unless the breach of representation or warranty, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.1 (in the case of a breach of a representation or warranty by VSB Bancorp) or Section 9.3.1 (in the case of a breach of a representation or warranty by Northfield Bancorp);

11.1.3. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other party, which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within 30 days after written notice of such failure by the terminating party to the other party; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 11.1.3 unless the breach of covenant or agreement, together with all other such breaches, would entitle the terminating party not to consummate the transactions contemplated hereby under Section 9.2.2 (in the case of a breach of covenant by VSB Bancorp) or Section 9.3.2 (in the case of a breach of covenant by Northfield Bancorp);

11.1.4. By either party, if the Closing shall not have occurred by the Termination Date, or such later date as shall have been agreed to in writing by Northfield Bancorp and VSB Bancorp; provided, that no party may terminate this Agreement pursuant to this Section 11.1.4 if the failure of the Closing to have occurred on or before said date was due to such party’s material breach of any representation, warranty, covenant or other agreement contained in this Agreement; provided, however, that VSB Bancorp shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 8.1.

11.1.5. By either party, if the stockholders of VSB Bancorp shall have voted at the VSB Bancorp Stockholders’ Meeting (as it may be adjourned and reconvened) and such vote shall not have been sufficient to approve the Merger or this Agreement; provided, however, that VSB Bancorp shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 8.1;

11.1.6. By either party if (i) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the transactions contemplated hereby has stated in writing that it will not issue the required approval or nonobjection and such denial is final and un-appealable, or (ii) any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and unappealable;

11.1.7. By either party (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 11.1.4 of this Agreement;

11.1.8. By Northfield Bancorp, (i) if VSB Bancorp shall have materially breached its obligations under Section 6.10 or 8.1 of this Agreement or (ii) if the VSB Bancorp Board of Directors does not publicly recommend in the Proxy Statement-Prospectus that the VSB Bancorp Stockholders approve and adopt this Agreement or if, after making the VSB Bancorp Recommendation in the Proxy Statement-Prospectus for the VSB Bancorp Stockholders’ Meeting, the VSB Bancorp Board of Directors makes a VSB Bancorp Subsequent Determination;

11.1.9. By VSB Bancorp if VSB Bancorp has received a Superior Proposal and the Board of Directors of VSB Bancorp has made a determination to accept such Superior Proposal; or

11.1.10. by written notice by VSB Bancorp to Northfield Bancorp no later than one (1) Business Day following at any time during the five (5) day period ending on the Determination Date if, and only if, both of the following conditions are satisfied, such termination to be effective on the third (3rd) business day following the date VSB Bancorp provides notice to Northfield Bancorp after the Determination Date as set forth below:

(A) the Northfield Bancorp Average Stock Price is less than $14.56; and

(B) the number obtained by dividing the Northfield Bancorp Average Stock Price by the Initial Northfield Bancorp Market Value, shall be less than the number obtained by dividing ((A) the Final Index Price by (B) the Initial Index Price) minus 0.15;

subject, however, to the following three sentences. If VSB Bancorp elects to exercise its termination right pursuant to this Section 11.1.10, it shall give prompt written notice thereof to Northfield Bancorp. During the three (3) business day period commencing with its receipt of such notice, Northfield Bancorp shall have the option to increase the Exchange Ratio to equal the lesser of (i) a quotient, the numerator of which is equal to the product of the Initial Northfield Bancorp Market Value, the Exchange Ratio (as then in effect), and the Index Ratio minus 0.15 and the denominator of which is equal to the Northfield Bancorp Average Stock Price; or (ii) the quotient determined by dividing the Initial Northfield Bancorp Market Value by the Northfield Bancorp Average Stock Price, and multiplying the quotient by the product of the Exchange Ratio (as then in effect) and 0.85. If within such three (3) business day period, Northfield Bancorp delivers written notice to VSB Bancorp that it intends to proceed with the Merger by paying such additional consideration as contemplated by the preceding sentence, and notifies VSB Bancorp of the revised Exchange Ratio, then no termination shall have occurred pursuant to this Section 11.1.10, and this Agreement shall remain in full force and effect in accordance with its terms (except that the Exchange Ratio shall have been so modified).

For purposes of this Section 11.1.10, the following terms shall have the meanings indicated below:

“Determination Date” shall mean the meaning set forth in Article I of this Agreement.

“Final Index Price” means the average of the daily closing value of the Index for the ten (10) consecutive trading days immediately preceding the Determination Date.

“Index” means the SNL Small Cap U.S. Bank and Thrift Index or, if such Index is not available, such substitute or similar Index as substantially replicates the SNL Small Cap U.S. Bank and Thrift Index.

“Index Ratio” means the Final Index Price divided by the Initial Index Price.

“Initial Index Price” means the closing value of the Index on the trading day immediately prior to the date of this Agreement.

“Initial Northfield Bancorp Market Value” means $17.13, adjusted as indicated in the last sentence of this Section 11.1.10.

“Northfield Bancorp Average Stock Price” shall have the meaning set forth in Article I of this Agreement.

If Northfield Bancorp or any company belonging to the Index declares or effects a stock dividend, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of applying this Section 11.1.10.

11.2. Effect of Termination.

11.2.1. In the event of termination of this Agreement pursuant to any provision of Section 11.1, this Agreement shall forthwith become void and have no further force, except that the provisions of Sections 11.2, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6, 12.9, 12.10, and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect.

11.2.2. If this Agreement is terminated, expenses and damages of the parties hereto shall be determined as follows:

(A) Except as provided below or otherwise herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(B) In the event of a termination of this Agreement because of a willful breach of any representation, warranty, covenant or agreement contained in this Agreement, the breaching party shall remain liable for any and all damages, costs and expenses, including all reasonable attorneys’ fees, sustained or incurred by the non-breaching party as a result thereof or in connection therewith or with respect to the enforcement of its rights hereunder. Moreover, no party shall be relieved of liability for fraud.

(C) As a condition of Northfield Bancorp’s willingness, and in order to induce Northfield Bancorp to enter into this Agreement, and to reimburse Northfield Bancorp for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, VSB Bancorp hereby agrees to pay Northfield Bancorp, and Northfield Bancorp shall be entitled to payment of, a fee of two million, five-hundred thousand dollars ($2.5 million) (the “Fee”), within three business days after written demand for payment is made by Northfield Bancorp, following the occurrence of any of the events set forth below:

(i) VSB Bancorp terminates this Agreement pursuant to Section 11.1.9 or Northfield Bancorp terminates this Agreement pursuant to Section 11.1.8; or

(ii) The entering into a definitive agreement by VSB Bancorp relating to an Acquisition Proposal or the consummation of an Acquisition Proposal involving VSB Bancorp within twelve months after the occurrence of any of the following: (x) the termination of the Agreement by Northfield Bancorp pursuant to Section 11.1.2 or 11.1.3 because of a willful breach by VSB Bancorp or any VSB Bancorp Subsidiary; or (y) the failure of the stockholders of VSB Bancorp to approve this Agreement after the occurrence of an Acquisition Proposal, and, prior to the VSB Stockholders meeting (with respect to (x)) or the date of termination of this Agreement (with respect to (y)), the same Acquisition Proposal has been publicly announced, disclosed or communicated.

(D) The right to receive payment of the Fee under Section 11.2.2(C) will constitute the sole and exclusive remedy of Northfield Bancorp and Northfield Bank against VSB Bancorp and its Subsidiaries and their respective officers and directors with respect to a termination listed under Section 11.2.2(C)(i) or (ii).

(E) VSB Bancorp acknowledges that the agreements contained in this Section 11.2.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Northfield Bancorp would not enter into this Agreement; accordingly, Northfield Bancorp shall be reimbursed by VSB Bancorp for all fees, costs and other expenses incurred by Northfield Bancorp in connection with enforcing its right to the Fee. In addition, if VSB Bancorp fails to pay the amounts payable pursuant to this Section 11.2.2, then VSB Bancorp shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” (as announced by JPMorgan Chase & Co. or any successor thereto) in effect on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid.

11.3. Amendment, Extension and Waiver.

Subject to applicable law, at any time prior to the Effective Time (whether before or after approval thereof by the stockholders of VSB Bancorp), the parties hereto by action of their respective Boards of Directors, may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of any other party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement and the transactions contemplated hereby by the stockholders of VSB Bancorp, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or value, or changes the form of, the Merger Consideration to be delivered to VSB Bancorp’s stockholders pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Any termination of this Agreement pursuant to Article XI may only be effected upon a vote of a majority of the entire Board of Directors of the terminating party.

ARTICLE XII
MISCELLANEOUS

12.1. Confidentiality.

Except as specifically set forth herein, Northfield Bancorp and VSB Bancorp mutually agree to be bound by the terms of the confidentiality agreement dated November 26, 2019 (the “Confidentiality Agreement”) previously executed by the parties hereto, which Confidentiality Agreement, is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.

12.2. Public Announcements.

VSB Bancorp and Northfield Bancorp shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by law, neither VSB Bancorp nor Northfield Bancorp nor Northfield Bank shall issue any news release, or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the parties hereto; provided, however, that nothing in this Section 12.2 shall be deemed to prohibit any party from making any disclosure that its counsel deems necessary to satisfy such party’s disclosure obligations imposed by law.

12.3. Survival.

All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto shall expire and be terminated and extinguished at the Effective Time, except for those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time, including but not limited to Sections 2.9, 6.2.2, 7.6.3, 7.6.4, 7.7 and 12.1.

12.4. Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or electronic mail, upon written confirmation of receipt by facsimile or electronic mail, (b) on the first business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier, with confirmation of receipt, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to VSB Bancorp, to:	Raffaele M. Branca President and Chief Executive Officer VSB Bancorp, Inc. 4142 Hylan Boulevard Staten Island, New York 10308 Fax: (917) 979 1101 Email: rbranca@victorystatebank.com

With required copies to:	Jay L. Hack, Esq. Gallet Dreyer & Berkey, LLP 845 Third Avenue New York, New York 10022 Fax: (212) 935-4514 Email: jlh@gdblaw.com

If to Northfield Bancorp, to:	Steven M. Klein President and Chief Executive Officer Northfield Bancorp, Inc. 581 Main Street Woodbridge, New Jersey 07095 Fax: (732) 634-0528 Email: sklein@enorthfield.com

With required copies to:	Eric Luse, Esq. Ned Quint, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, NW, Suite 780 Washington, D.C. 20015 Fax: (202) 362-2902 Email: eluse@luselaw.com nquint@luselaw.com or such other address as shall be furnished in writing by any party.

12.5. Parties in Interest.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Article III and Sections 7.7 and this 12.5, following the Effective Time, nothing in this Agreement, express or implied, is intended to confer upon any person, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

12.6. Complete Agreement.

This Agreement, including the Exhibits and Disclosure Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, and the Confidentiality Agreement referred to in Section 12.1, contains the entire agreement and understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.1 hereof) between the parties, both written and oral, with respect to its subject matter.

12.7. Counterparts.

This Agreement may be executed in one or more counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original. A facsimile copy or electronic transmission of a signature page shall be deemed to be an original signature page.

12.8. Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

12.9. Governing Law.

This Agreement shall be governed by the laws of Delaware, without giving effect to its principles of conflicts of laws.

12.10. Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.5.1” would be part of “Section 5.5” and references to “Section 5.5” would also refer to material contained in the subsection described as “Section 5.5.1”). The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The phrases “the date of this Agreement”, “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Recitals to this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.11. Specific Performance.

The parties hereto agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for the securing or posting of a bond in connection with the other party’s seeking or obtaining such injunctive relief. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Chancery Court of the State of Delaware. In the event it is determined that the Chancery Court of the State of Delaware does not have jurisdiction with respect to any dispute arising out of this Agreement or the transactions contemplated, all reference in this Section 12.11 to the Chancery Court of the State of Delaware shall be deemed to include any other court located in the State of Delaware solely with respect to such claim.

12.12. Waiver of Jury Trial

EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO.

IN WITNESS WHEREOF, Northfield Bancorp and VSB Bancorp have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

NORTHFIELD BANCORP, INC.

By:	/s/ Steven M. Klein
	Name:	Steven M. Klein
	Title:	President and Chief Executive Officer

VSB BANCORP, INC.

By:	/s/ Raffaele M. Branca
	Name:	Raffaele M. Branca
	Title:	President and Chief Executive Officer

APPENDIX B

December 20, 2019

Board of Directors
VSB Bancorp, Inc.
Victory State Bank
4142 Hylan Boulevard
Staten Island, NY 10308

Dear Board Members:

You have requested our written opinion, as to the fairness, from a financial point of view to VSB Bancorp, Inc. (“VSBN”) stockholders, of the consideration as proposed in the Agreement and Plan of Merger by and among Northfield Bancorp, Inc. (“NFBK”) and VSBN (the “Agreement”), pursuant to which Northfield Bancorp, Inc. will merge with VSB Bancorp, Inc. and Northfield Bank will merge with Victory State Bank.

Pursuant to the Agreement draft dated December 16, 2019 and discussions with NFBK’s financial advisor, NFBK will acquire VSBN in a 100% stock transaction, based upon VSBN shareholders receiving $33.26 per share. This price will be based upon a floating exchange ratio determined five (5) days prior to the closing of the transaction, within the limits of established collars based on amounts equal to five percent (5%) above and below NFBK’s 10-day simple average prior to signing of the Agreement. Outside of the collar, the exchange ratio will be $33.26 divided by NFBK’s 10-day simple average closing price on the trading day prior to signing of the Definitive Agreement. VSBN’s in-the-money option holders will receive cash for the difference between the per share cash consideration and the option exercise price.

FinPro Capital Advisors, Inc. (“FCA”), FINRA/SIPC, is a broker/dealer and an investment banking firm that provides valuation and merger advisory services to the bank and thrift industry, including appraisals and valuations of bank and thrift institutions and their securities in connection with mergers, acquisitions and other securities transactions. FCA has knowledge of and experience with the Mid-Atlantic bank and thrift market and financial institutions operating in the Mid-Atlantic region. VSBN’s Board chose FCA because of its expertise, experience and familiarity with the bank and thrift industry.

VSBN engaged FCA to provide its opinion as to the fairness, from a financial point of view, of the consideration as defined in the Agreement. FCA was not retained to structure, analyze, negotiate or perform any services outside of the scope of rendering a Fairness Opinion. FCA did not conduct due diligence on VSBN or NFBK. FCA will receive fees equal to $125,000 for rendering the fairness opinion. FCA’s fees are payable upon rendering of the fairness opinion to VSBN. Additionally, VSBN has agreed to reimburse FCA for its out-of-pocket expenses and has agreed to indemnify FCA and certain related persons against certain liabilities possibly incurred in connection with the services performed.

FinPro, Inc. (“FinPro”), FCA’s parent organization, has provided consulting services to VSBN within the past two years. The amount of compensation received from VSBN for these services is not, and has not been, material to FinPro’s annual gross revenue. FinPro has not provided services to NFBK within the past two years other than NFBK’s annual subscription to FinPro’s global webinar package. Prior to this current Fairness Opinion engagement with VSBN, FCA has not provided investment banking services to VSBN or NFBK in the past two years.

158 Route 206 • Gladstone, NJ 07934 • Tel: 908.234.9398 • www.finprocapitaladvisors.com
FinPro Capital Advisors, Inc. (Member FINRA/SIPC) is a wholly owned subsidiary of FinPro, Inc.

B-1

Fairness Opinion	Page: 2

In connection with its opinion, FCA reviewed and considered, among other things:

•	The Merger Agreement dated December 16, 2019 (the most current available to FCA);
•	The most recent year-end audited and quarter-end public filings for each of VSBN and NFBK;
•	Certain other public and non-public information regarding each of VSBN and NFBK, including internal financial forecasts, regarding the financial results and the condition of VSBN and NFBK;
•	Acquisition multiples of comparable institutions;
•	Potential investment value of VSBN’s shares;
•	The trading and merger market for bank and thrift stocks;
•	Relative contribution of each entity to the pro forma combined institution;
•	The ability for NFBK to execute on the proposed transaction; and
•	The pro forma financial impact of the transaction.

FCA considered financial studies, analyses and investigations and economic and market information that FCA deemed relevant. FCA considered certain financial data of VSBN and compared that data to other banks, thrifts and their holding companies that were recently merged or acquired. Additionally, FCA considered a range of potential investment values for VSBN’s shares on a present value basis assuming the successful execution of their projected financial forecasts.

FCA analyzed the trading values of NFBK relative to comparable financial institutions to determine that NFBK was reasonably valued in the share exchange. FCA also considered the potential pro forma financial impact of the acquisition.

FCA did not independently verify the financial data provided by or on behalf of VSBN or NFBK, but instead relied upon and assumed the accuracy and completeness of the data provided.

FCA expresses no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the transaction relative to the consideration to be paid to VSBN stockholders in the transaction or with respect to the fairness of any such compensation.

The issuance of this opinion has been approved by FCA’s Fairness Opinion Committee.

In reaching this opinion, FCA took into consideration the fairness from a financial point of the proposed consideration to VSBN stockholders. Based on all factors deemed relevant and assuming the accuracy and completeness of the information and data provided by VSBN and NFBK, it is FCA’s opinion as of this date, the merger consideration being offered by NFBK is fair, from a financial point of view, to VSBN’s stockholders.

Respectfully Submitted,

FinPro Capital Advisors, Inc.
Gladstone, New Jersey

158 Route 206 • Gladstone, NJ 07934 • Tel: 908.234.9398 • www.finprocapitaladvisors.com
FinPro Capital Advisors, Inc. (Member FINRA/SIPC) is a wholly owned subsidiary of FinPro, Inc.

B-2

APPENDIX C

STATUTORY PROVISIONS RELATING TO DISSENTERS’ RIGHTS

§ 623. Procedure to enforce shareholder’s right to receive payment for shares

(a)	A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.
(b)	Within ten days after the shareholders’ authorization date, which term as used in this section means the date on which the shareholders’ vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.
(c)	Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a first-step merger under section 905 (First-step merger of subsidiary corporation) or paragraph (c) of section 907 (First-step merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of first-step merger or exchange or an outline of the material features thereof under section 905 or 913.
(d)	A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.
(e)	Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters’ rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.
(f)	At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter’s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g)	Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders’ authorization date), the corporation or, in the case of a first-step merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters’ rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders’ authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders’ authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.
(h)	The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:
(1)	The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of first-step merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

(2)	If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter’s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.
(3)	All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.
(4)	The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders’ authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder’s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert’s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.
(5)	The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.
(6)	The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.
(7)	Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8)	Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.
(i)	Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a first-step merger or consolidation, they may be held and disposed of as the plan of first-step merger or consolidation may otherwise provide.
(j)	No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:
(1)	Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or
(2)	Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.
(3)	The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.
(k)	The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.
(l)	Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).
(m)	This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (First-step merger or consolidation of domestic and foreign corporations).

§ 910. Right of shareholder to receive payment for shares upon first-step merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a)	A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder’s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:
(1)	Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).
(A)	Any plan of first-step merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:
(i)	To a shareholder of the parent corporation in a first-step merger authorized by section 905 (First-step merger of parent and subsidiary corporations), or paragraph (c) of section 907 (First-step merger or consolidation of domestic and foreign corporations); or
(ii)	To a shareholder of the surviving corporation in a first-step merger authorized by this article, other than a first-step merger specified in subclause (i), unless such first-step merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

(iii)	Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of first-step merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(B)	Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders’ approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.
(C)	Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
(2)	Any shareholder of the subsidiary corporation in a first-step merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.
(3)	Any shareholder, not entitled to vote with respect to a plan of first-step merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the first-step merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under a directors’ and officers’ liability insurance policy, directors and officers of the Corporation are insured against certain liabilities.

Section 145 of the Delaware General Corporation Law provides for indemnification of officers and directors as follows:

(a)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.   The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)  A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.   Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination:

(1)	By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum; or
(2)	By a committee of such directors designated by majority vote of such directors, even though less than a quorum; or
(3)	If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or
(4)	By the stockholders.

(e)  Expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section.   Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.   A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans;  references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;  and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries;  and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.   The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

Articles NINTH and TENTH of the Certificate of Incorporation of Northfield Bancorp, Inc. (the “Corporation”) sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

NINTH:

A.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.  The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires an advancement of expenses incurred by an indemnitee in his or her capacity as a Director of Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C.  If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

D.  The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F.  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

TENTH: A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 21.	Exhibits and Financial Statement Schedules

The exhibits and financial statements filed as part of this Registration Statement are as follows:

Exhibits
2
Agreement and Plan of Merger dated as of December 23, 2019 by and between Northfield Bancorp, Inc. and VSB Bancorp, Inc. (attached as Appendix A to the proxy statement/prospectus contained in this Registration Statement) Certain schedules and exhibits have been omitted from the Agreement of Merger as filed with the SEC. The omitted information is considered immaterial from an investor’s perspective. The Registrant will furnish to the SEC supplementally a copy of any omitted schedule or exhibit upon request from the SEC.

3.1
Certificate of Incorporation of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-181995), originally filed with the Securities and Exchange Commission on June 8, 2012.)

3.2
Bylaws of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-181995), originally filed with the Securities and Exchange Commission on June 8, 2012.)

4
Form of Common Stock Certificate of Northfield Bancorp, Inc. (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-181995), originally filed with the Securities and Exchange Commission on June 8, 2012.)

5	Opinion of Luse Gorman, PC, as to the legality of the security being issued*

Exhibits
8.1	Opinion of Luse Gorman, PC, as to certain tax matters

8.2	Opinion of Gallet Dreyer & Berkey, LLP, as to certain tax matters

21
Subsidiaries of Northfield Bancorp, Inc. (incorporated by reference to the Exhibit 21 to the Registration Statement on Form S-1 of Northfield Bancorp, Inc. (File No. 333-143643), originally filed with the Securities and Exchange Commission on June 11, 2007.)

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)

23.3	Consent of Gallet Dreyer & Berkey, LLP (set forth in Exhibit 8.2)

24	Power of attorney

99.1	Consent of FinPro Capital Advisors, Inc.*

99.2	Form of proxy card of VSB Bancorp, Inc.
*	Previously filed
Item 22.	Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)(1)  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)  The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in the registration statement when it became effective.

(f)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbridge, State of New Jersey, on March 16, 2020.

NORTHFIELD BANCORP, INC.

By:	/s/ Steven M. Klein
Steven M. Klein
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Steven M. Klein	President, Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2020
Steven M. Klein

/s/ William R. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 16, 2020
William R. Jacobs

*	Chairman of the Board	March 16, 2020
John W. Alexander

*	Director	March 16, 2020
Annette Catino

*	Director	March 16, 2020
Gil Chapman

*	Director	March 16, 2020
John P. Connors, Jr.

*	Director	March 16, 2020
Timothy C. Harrison

*	Director	March 16, 2020
Karen J. Kessler

*	Director	March 16, 2020
Frank P. Patafio

*	Director	March 16, 2020
Patrick L. Ryan

*	Director	March 16, 2020
Patrick E. Scura, Jr.

*	Director	March 16, 2020
Paul V. Stahlin

*/s/ Steven M. Klein	Attorney-in-Fact	March 16, 2020
Steven M. Klein